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                              BB&T FUNDS STATEMENT
                           OF ADDITIONAL INFORMATION

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                                                                Exhibit (17)(a)

                                   BB&T FUNDS

                      STATEMENT OF ADDITIONAL INFORMATION

                                FEBRUARY 1, 2001

                                ----------------

This Statement of Additional Information is not a Prospectus, but should be read in conjunction with the Class A Shares, Class B Shares, and Class C Shares Prospectus and Trust Shares Prospectus of the BB&T Prime Money Market Fund, the BB&T U.S. Treasury Money Market Fund, the BB&T Short-Intermediate U.S. Government Income Fund, the BB&T Intermediate U.S. Government Bond Fund, the BB&T North Carolina Intermediate Tax-Free Fund, the BB&T South Carolina Intermediate Tax-Free Fund, the BB&T Virginia Intermediate Tax-Free Fund, the BB&T West Virginia Intermediate Tax-Free Fund, the BB&T Intermediate Corporate Bond Fund, the BB&T Large Company Value Fund (formerly the BB&T Growth and Income Stock Fund), the BB&T Balanced Fund, the BB&T Large Company Growth Fund, the BB&T Small Company Growth Fund, the BB&T International Equity Fund, the BB&T Capital Appreciation Fund, the BB&T Mid Cap Value Fund, the BB&T Capital Manager Conservative Growth Fund, the BB&T Capital Manager Moderate Growth Fund, the BB&T Capital Manager Growth Fund, and the BB&T Capital Manager Aggressive Growth Fund which are dated February 1, 2001, the Prospectus of the BB&T U.S. Treasury Money Market fund and the BB&T Prime Money Market Fund, which is dated February 1, 2001, the Prospectus of the BB&T U.S. Treasury Money Market Fund (Class A Shares, the Prospectus of the BB&T Prime Money Market Fund (Class A Shares), and the Prospectus of the BB&T Small Company Growth Fund (Trust Shares), each of which is dated February 1, 2001. This Statement of Additional Information is incorporated by reference in its entirety into the Prospectuses. Copies of the Prospectuses may be obtained by writing BB&T Funds at 3435 Stelzer Road, Columbus, Ohio 43219, or by telephoning toll free (800) 228-1972.

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TABLE OF CONTENTS

BB&T ...........................................................................................

INVESTMENT OBJECTIVES AND POLICIES .............................................................
        Additional Information on Portfolio Instruments ........................................
        Investment Restrictions ................................................................
        Portfolio Turnover .....................................................................

VALUATION ......................................................................................
        Valuation of the Money Market Funds
        Valuation of the Bond Funds, the Stock Funds (excluding the International Equity .......
          Fund), and the Funds of Funds ........................................................
        Valuation of the International Equity Fund .............................................

ADDITIONAL PURCHASE AND REDEMPTION INFORMATION .................................................
        Purchase of Class A, Class B, and Class C Shares .......................................
        Matters Affecting Redemption ...........................................................

ADDITIONAL TAX INFORMATION .....................................................................
        Additional Tax Information Concerning the International Equity Fund ....................
        Additional Tax Information Concerning the North Carolina, South Carolina,
          Virginia, and West Virginia Funds ....................................................
        Special Considerations Regarding Investments in South Carolina
          Tax-Exempt Obligations ...............................................................

MANAGEMENT OF BB&T FUNDS .......................................................................
        Officers ...............................................................................
        Investment Adviser .....................................................................
        Sub-Advisers ...........................................................................
        Portfolio Transactions .................................................................
        Glass-Steagall Act .....................................................................
        Manager and Administrator ..............................................................
        Distributor ............................................................................
        Custodian ..............................................................................
        Independent ............................................................................
        Legal Counsel ..........................................................................

PERFORMANCE INFORMATION ........................................................................
        Yields of the Money Market Funds .......................................................
        Yields of the Other Funds of the BB&T Funds ............................................
        Calculation of Total Return ............................................................
        Performance Comparisons ................................................................

ADDITIONAL INFORMATION .........................................................................
        Organization and Description of Shares .................................................
        Shareholder and Trustee Liability ......................................................
        Miscellaneous ..........................................................................

FINANCIAL STATEMENTS ...........................................................................
        Audited Financial Statements as of September 30, 2000 ..................................

APPENDIX .......................................................................................

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                       STATEMENT OF ADDITIONAL INFORMATION

                                   BB&T FUNDS

         BB&T Funds is an open-end management investment company. The BB&T Funds consist of twenty-one series of units of beneficial interest ("Shares") offered to the public, each representing interests in one of twenty-one separate investment portfolios ("Funds"):


MONEY MARKET FUNDS
The BB&T U.S. Treasury Money Market Fund (the "U.S. Treasury Fund") The BB&T Prime Money Market Fund (the "Prime Money Market Fund")


BOND FUNDS
TAXABLE BOND FUNDS
The BB&T Short-Intermediate U.S. Government Income Fund (the "Short-Intermediate
     Fund")
The BB&T Intermediate U.S. Government Bond Fund (the "Intermediate U.S.
     Government Bond Fund")
The BB&T Intermediate Corporate Bond Fund (the "Intermediate Corporate Bond
     Fund")

TAX-FREE BOND FUNDS
The BB&T North Carolina Intermediate Tax-Free Fund (the "North Carolina Fund") The BB&T South Carolina Intermediate Tax-Free Fund (the "South Carolina Fund") The BB&T Virginia Intermediate Tax-Free Fund (the "Virginia Fund")
The BB&T West Virginia Intermediate Tax-Free Fund (the "West Virginia Fund")

STOCK FUNDS
The BB&T Large Company Value Fund (the "Large Company Value Fund") The BB&T Balanced Fund (the "Balanced Fund")
The BB&T Large Company Growth Fund (the "Large Company Growth Fund") The BB&T Small Company Growth Fund (the "Small Company Growth Fund") The BB&T International Equity Fund (the "International Equity Fund") The BB&T Capital Appreciation Fund (the "Capital Appreciation Fund") The BB&T Mid Cap Value Fund (the "Mid Cap Value Fund")


FUNDS OF FUNDS
The BB&T Capital Manager Conservative Growth Fund (the "Conservative Growth
     Fund")
The BB&T Capital Manager Moderate Growth Fund (the "Moderate Growth Fund")
The BB&T Capital Manager Growth Fund (the "Growth Fund")
The BB&T Capital Manager Aggressive Growth Fund (the "Aggressive Growth Fund")

The Funds of Funds offer Shareholders a professionally-managed investment program by purchasing shares of existing Funds of the BB&T Funds (the "Underlying Funds"). Each Fund may offer to the public four classes of Shares:
Class A Shares, Class B Shares, Class C Shares, and Trust Shares. As of the date of this Statement of Additional Information, Class B Shares and Class C Shares of


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         303

the Short-Intermediate Fund, the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund were not yet being offered. Class A and Class B Shares of the Equity Index Fund are being offered in a separate prospectus and statement of additional information. Class C Shares and Trust Shares are not currently offered. Much of the information contained in this Statement of Additional Information expands on subjects discussed in the Prospectuses. Capitalized terms not defined herein are defined in the Prospectuses. No investment in Shares of a Fund should be made without first reading the applicable Prospectuses.


                       INVESTMENT OBJECTIVES AND POLICIES

ADDITIONAL INFORMATION ON PORTFOLIO INSTRUMENTS

         The following policies supplement the information pertaining to portfolio instruments of each Fund as set forth in the Prospectuses.

         The Appendix to this Statement of Additional Information identifies nationally recognized statistical ratings organizations ("NRSROs") that may be used by BB&T Asset Management, LLC ("BB&T Asset Management" or the "Adviser"), BlackRock Financial Management, Inc. ("BFMI"), BlackRock International, Ltd. ("BlackRock International"), and Federated Investment Management Company ("FIMC") (BFMI, BlackRock International, and FIMC, each a "Sub-Adviser") with regard to portfolio investments for the Funds and provides a description of relevant ratings assigned by each such NRSRO. A rating by an NRSRO may be used only where the NRSRO is neither controlling, controlled by, nor under common control with the issuer of, or any issuer, guarantor, or provider of credit support for, the instrument.

         CREDIT ENHANCEMENT. The Prime Money Market Fund may purchase securities subject to credit enhancements. Credit enhancement consists of an arrangement in which a company agrees to pay amounts due on a fixed income security if the issuer defaults. In some cases the company providing credit enhancement makes all payments directly to the security holders and receives reimbursement from the issuer. Normally, the credit enhancer has greater financial resources and liquidity than the issuer. For this reason, the Sub-Adviser usually evaluates the credit risk of a fixed income security based solely upon its credit enhancement.

         ZERO COUPON SECURITIES. The Prime Money Market Fund may purchase zero coupon securities. Zero coupon securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). Investors buy zero coupon securities at a price below the amount payable at maturity. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. Investors must wait until maturity to receive interest and principal, which increases the interest rate and credit risks of a zero coupon security. Even though such securities do not pay current interest in cash, a Fund nonetheless is required to accrue interest income on these investments and to distribute the interest income on a current basis. Thus, a Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements. The Short-Intermediate Fund, the Intermediate U.S. Government Bond Fund, the Intermediate Corporate Bond Fund, the Large Company Value Fund, the Balanced Fund, the Large Company Growth Fund, the Small Company Growth Fund, the Capital Appreciation Fund, and the Mid Cap Value Fund may invest in "zero coupon" U.S. Government Securities.


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         304

         INSURANCE CONTRACTS. The Prime Money Market Fund may purchase insurance contracts. Insurance contracts include guaranteed investment contracts, funding agreements and annuities. The Prime Money Market Fund treats these contracts as fixed income securities.

         The Capital Appreciation Fund, the Mid Cap Value Fund, the West Virginia Fund, and the Prime Money Market Fund may make limited investments in guaranteed investment contracts ("GICs") issued by highly rated U.S. insurance companies. Under these contracts, the Fund makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits interest to the Fund on a monthly basis, which is based on an index (such as the Salomon Brothers CD Index), but is guaranteed not to be less than a certain minimum rate.

         BANKERS' ACCEPTANCES AND CERTIFICATES OF DEPOSIT. All of the Funds, except the U.S. Treasury Fund, may invest in bankers' acceptances, certificates of deposit, and demand and time deposits. The Prime Money Market Fund may also make interest-bearing savings deposits in commercial and savings banks in amounts not in excess of 5% of its total assets. Bankers' acceptances are negotiable drafts or bills of exchange typically drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank or a savings and loan association for a definite period of time and earning a specified return.

         Bankers' acceptances will be those guaranteed by domestic and foreign banks, if at the time of investment such banks have capital, surplus, and undivided profits in excess of $100,000,000 (as of the date of their most recently published financial statements). Certificates of deposit and demand and time deposits will be those of domestic and foreign banks and savings and loan associations, if (a) at the time of investment they have capital, surplus, and undivided profits in excess of $100,000,000 (as of the date of their most recently published financial statements) or (b) the principal amount of the instrument is insured in full by the Federal Deposit Insurance Corporation.

         COMMERCIAL PAPER. Each Fund, except for the U.S. Treasury Fund, may invest in commercial paper. Commercial paper consists of unsecured promissory notes issued by corporations. Issues of commercial paper normally have maturities of less than nine months and fixed rates of return.

         Commercial paper purchasable by each Fund, except for the U.S. Treasury Fund, includes "Section 4(2) paper," a term that includes debt obligations issued in reliance on the "private placement" exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) paper is restricted as to disposition under the Federal securities laws, and is frequently sold (and resold) to institutional investors such as the Fund through or with the assistance of investment dealers who make a market in the Section 4(2) paper, thereby providing liquidity. Certain transactions in Section 4(2) paper may qualify for the registration exemption provided in Rule 144A under the Securities Act of 1933 (the "1933 Act").


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         305

         VARIABLE AMOUNT MASTER DEMAND NOTES. Variable amount master demand notes, in which each Fund, except for the U.S. Treasury Fund, may invest, are unsecured demand notes that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate according to the terms of the instrument. They are also referred to as variable rate demand notes. Because these notes are direct lending arrangements between the Fund and the issuer, they are not normally traded. Although there may be no secondary market in the notes, the Fund may demand payment of principal and accrued interest at any time or during specified periods not exceeding one year, depending upon the instrument involved, and may resell the note at any time to a third party. The absence of such an active secondary market, however, could make it difficult for a Fund to dispose of a variable amount master demand note if the issuer defaulted on its payment obligations or during periods when the Fund is not entitled to exercise their demand rights, and a Fund could, for this or other reasons, suffer a loss to the extent of the default. While the notes are not typically rated by credit rating agencies, issuers of variable amount master demand notes must satisfy the criteria for commercial paper. BB&T or the Sub-Adviser will consider the earning power, cash flow, and other liquidity ratios of the issuers of such notes and will continuously monitor their financial status and ability to meet payment on demand. Where necessary to ensure that a note is of "high quality," a Fund will require that the issuer's obligation to pay the principal of the note be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend. In determining dollar-weighted average portfolio maturity, a variable amount master demand note will be deemed to have a maturity equal to the period of time remaining until the principal amount can be recovered from the issuer through demand or, if longer, the period of time remaining until the next adjustment of the interest rate.

         FOREIGN INVESTMENT. The Prime Money Market Fund, the Intermediate Corporate Bond Fund, the Stock Funds and the Funds of Funds may invest in certain obligations or securities of foreign issuers. Permissible investments include Eurodollar Certificates of Deposit ("ECDs") which are U.S. dollar denominated certificates of deposit issued by branches of foreign and domestic banks located outside the United States, Yankee Certificates of Deposit ("Yankee CDs") which are certificates of deposit issued by a U.S. branch of a foreign bank, denominated in U.S. dollars and held in the United States, Eurodollar Time Deposits ("ETD's") which are U.S. dollar denominated deposits in a foreign branch of a U.S. bank or a foreign bank, and Canadian Time Deposits ("CTD's") which are U.S. dollar denominated certificates of deposit issued by Canadian offices of major Canadian Banks, Canadian Commercial Paper, which is commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation, and European commercial paper, which is U.S. dollar denominated commercial paper of an issuer located in Europe. The Funds may invest in foreign commercial paper, including Canadian and European commercial paper as described above. The Intermediate Corporate Bond Fund may also invest in debt obligations of foreign issuers denominated in foreign currencies.

         Investments in securities issued by foreign branches of U.S. banks, foreign banks, or other foreign issuers, including American Depositary Receipts ("ADRs") and securities purchased on foreign securities exchanges, may subject a Fund to investment risks that differ in some respects from those related to investment in obligations of U.S. domestic issuers or in U.S.


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         306

securities markets. Such risks include future adverse political and economic developments, possible seizure, currency blockage, nationalization or expropriation of foreign investments, less stringent disclosure requirements, the possible establishment of exchange controls or taxation at the source, and the adoption of other foreign governmental restrictions.

         ADRs typically are issued by an American bank or trust company and evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts, are receipts issued in Europe, typically by foreign banks and trust companies, that evidence ownership of either foreign or domestic underlying securities. GDRs are depository receipts structured like global debt issues to facilitate trading on an international basis. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuers may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer.

         Investing in foreign securities involves considerations not typically associated with investing in securities of companies organized and operated in the United States. Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, the value of a Fund that invests in foreign securities as measured in U.S. dollars will be affected favorably or unfavorably by changes in exchange rates. A Fund's investments in foreign securities may also be adversely affected by changes in foreign political or social conditions, diplomatic relations, confiscatory taxation, expropriation, limitation on the removal of funds or assets, or imposition of (or change in) exchange control regulations. In addition, changes in government administrations or economic or monetary policies in the U.S. or abroad could result in appreciation or depreciation of portfolio securities and could favorably or adversely affect a Fund's operations. Special tax considerations apply to foreign securities.

         Additional risks include currency exchange risks, less publicly available information, the risk that companies may not be subject to the accounting, auditing and financial reporting standards and requirements of U.S. companies, the risk that foreign securities markets may have less volume and therefore many securities traded in these markets may be less liquid and their prices more volatile than U.S. securities, and the risk that custodian and brokerage costs may be higher. Foreign issuers of securities or obligations are often subject to accounting treatment and engage in business practices different from those respecting domestic issuers of similar securities or obligations. Foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements than those applicable to domestic branches of U.S. banks. The Prime Money Market Fund, the Intermediate Corporate Bond Fund, the Stock Funds, and the Funds of Funds will acquire such securities only when BB&T Asset Management or the Sub-Adviser believes the risks associated with such investments are minimal.

         The International Equity Fund may invest its assets in countries with emerging economies or securities markets. These countries may include Argentina, Brazil, Bulgaria, Chile, China, Colombia, The Czech Republic, Ecuador, Egypt, Greece, Hungary, India, Indonesia, Israel, Lebanon, Malaysia, Mexico, Morocco, Peru, The Philippines, Poland,


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         307

Romania, Russia, South Africa, South Korea, Taiwan, Thailand, Tunisia, Turkey, Venezuela and Vietnam. Political and economic structures in many of these countries may be undergoing significant evolution and rapid development, and these countries may lack the social, political and economic stability characteristic of more developed countries. Some of these countries may have in the past failed to recognize private property rights and have at times nationalized or expropriated the assets of private companies. As a result, the risks described above, including the risks of nationalization or expropriation of assets, may be heightened. In addition, unanticipated political or social developments may affect the value of investments in these countries and the availability to the Fund of additional investments in emerging market countries. The small size and inexperience of the securities markets in certain of these countries and the limited volume of trading in securities in these countries may make investments in the countries less liquid and more volatile than investments in Japan or most Western European countries. There may be little financial or accounting information available with respect to issuers located in certain emerging market countries, and it may be difficult as a result to access the value or prospects of an investment in such issuers.

         The expense ratio of the International Equity Fund is expected to be higher than that of other Funds of the BB&T Funds investing primarily in domestic securities. The costs attributable to investing abroad are usually higher for several reasons, such as the higher cost of investment research, higher cost of custody of foreign securities, higher commissions paid on comparable transactions on foreign markets, foreign income taxes withheld at the source and additional costs arising from delays in settlements of transactions involving foreign securities.

         FOREIGN CURRENCY TRANSACTIONS. The International Equity Fund may use forward foreign currency exchange contracts ("forward contracts"). Forward foreign currency exchange contracts involve an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Forward foreign currency exchange contracts do not eliminate fluctuations in the values of portfolio securities but rather allow a Fund to establish a rate of exchange for a future point in time. The Fund may use forward foreign currency exchange contracts to hedge against movements in the value of foreign currencies (including the Euro) relative to the U.S. dollar in connection with specific portfolio transactions or with respect to portfolio positions. The Fund may enter into forward foreign currency exchange contracts when deemed advisable by its Sub-Adviser under two circumstances. First, when entering into a contract for the purchase or sale of a security, the Fund may enter into a forward foreign currency exchange contract for the amount of the purchase or sale price to protect against variations, between the date the security is purchased or sold and the date on which payment is made or received, in the value of the foreign currency relative to the U.S. dollar or other foreign currency.

         Second, when the Fund's Sub-Adviser anticipates that a particular foreign currency may decline relative to the U.S. dollar or other leading currencies, in order to reduce risk, the Fund may enter into a forward contract to sell, for a fixed amount, the amount of foreign currency approximating the value of some or all of the Fund's securities denominated in such foreign currency. With respect to any forward foreign currency exchange contract, it will not generally be possible to match precisely the amount covered by the contract and the value of the securities


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         308

involved due to the changes in the values of such securities resulting from market movements between the date the forward contract is entered into and the date it matures. In addition, while forward contracts may offer protection from losses resulting from declines in the value of a particular foreign currency, they also limit potential gains which might result from increases in the value of such currency. The Fund will also incur costs in connection with forward foreign currency exchange contracts and conversions of foreign currencies and U.S. dollars.

         A separate account of a Fund consisting of liquid assets equal to the amount of the Fund's assets that could be required to consummate forward contracts entered into under the second circumstance, as set forth above, will be established with the Fund's custodian. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market or fair value. If the market or fair value of such securities declines, additional cash or securities will be placed in the account daily so that the value of the account will be equal the amount of such commitments by the Fund.

         REPURCHASE AGREEMENTS. Securities held by each of the Funds may be subject to repurchase agreements. Under the terms of a repurchase agreement, a Fund would acquire securities from member banks of the Federal Deposit Insurance Corporation with capital, surplus, and undivided profits of not less than $100,000,000 (as of the date of their most recently published financial statements) and from registered broker-dealers which BB&T Asset Management or the Sub-Adviser deems creditworthy under guidelines approved by the Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price would generally equal the price paid by the Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying portfolio securities. The seller under a repurchase agreement will be required to maintain the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest) and BB&T Asset Management or the Sub-Adviser will monitor the collateral's value to ensure that it equals or exceeds the repurchase price (including accrued interest). In addition, securities subject to repurchase agreements will be held in a segregated account.

         If the seller were to default on its repurchase obligation or become insolvent, a Fund holding such obligation would suffer a loss to the extent that the proceeds from a sale of the underlying portfolio securities were less than the repurchase price under the agreement, or to the extent that the disposition of such securities held by the Fund were delayed pending court action. Additionally, if the seller should be involved in bankruptcy or insolvency proceedings, a Fund may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Fund is treated as an unsecured creditor and required to return the underlying security to the seller's estate. Securities subject to repurchase agreements will be held by the BB&T Funds' custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the Investment Company Act of 1940 (the "1940 Act").

         REVERSE REPURCHASE AGREEMENTS. Each of the Funds may borrow funds for temporary purposes by entering into reverse repurchase agreements in accordance with each Fund's investment restrictions. Pursuant to such agreements, a Fund would sell portfolio securities to


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         309

financial institutions such as banks and broker-dealers, and agree to repurchase the securities at a mutually agreed-upon date and price. Each Fund intends to enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account liquid assets consistent with the Fund's investment restrictions having a value equal to the repurchase price (including accrued interest), and will subsequently monitor the account to ensure that such equivalent value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the price at which it is obligated to repurchase the securities. Reverse repurchase agreements are considered to be borrowings by a Fund under the 1940 Act.

         U.S. GOVERNMENT SECURITIES. The U.S. Treasury Fund will invest exclusively in bills, notes and bonds issued or guaranteed by the U.S. Treasury. Such obligations are supported by the full faith and credit of the U.S. Government. Each of the other Funds may invest in such securities and in other securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities. These securities will constitute the primary investment of the Short-Intermediate Fund and the Intermediate U.S. Government Bond Fund. Such securities may include those which are supported by the full faith and credit of the U.S. Government; others which are supported by the right of the issuer to borrow from the Treasury; others which are supported by the discretionary authority of the U.S. Government to purchase the agency's securities; and still others which are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored agencies and instrumentalities if it is not obligated to do so by law. A Fund will invest in the obligations of such agencies and instrumentalities only when BB&T Asset Management or the Sub-Adviser believes that the credit risk with respect thereto is minimal.

         Obligations of certain agencies and instrumentalities of the U.S. Government, such as the Government National Mortgage Association and the Export-Import Bank of the United States, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the right of the issuer to borrow from the Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Farm Credit Banks, or the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored agencies or instrumentalities if it is not obligated to do so by law.

         U.S. Government Securities may include mortgage-backed pass-through securities. Interest and principal payments (including prepayments) on the mortgages underlying such securities are passed through to the holders of the security. Prepayments occur when the borrower under an individual mortgage prepays the remaining principal before the mortgage's scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying securities, mortgage-backed pass-through securities are often subject to more rapid prepayments of principal than their stated maturity would indicate. Because the prepayment characteristics of the underlying mortgages vary, it is not possible to predict accurately the


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         310

realized yield or average life of a particular issue of pass-through certificates. Prepayments are important because of their effect on the yield and price of the securities. During periods of declining interest rates, such prepayments can be expected to accelerate, and the Funds would be required to reinvest the proceeds at the lower interest rates then available. In addition, prepayments of mortgages which underlie securities purchased at a premium may not have been fully amortized at the time the obligation is repaid. As a result of these principal prepayment features, mortgage-backed pass-through securities are generally more volatile investments than other U.S. Government Securities. Although under normal market conditions, the Prime Money Market Fund does not expect to do so, except in connection with repurchase agreements, it may invest in such mortgage-backed pass-through securities.

         The Short-Intermediate, the Intermediate U.S. Government Bond, the Intermediate Corporate Bond, the Growth and Income, the Balanced, the Large Company Growth, the Small Company Growth, the Capital Appreciation, and the Mid Cap Value Funds may also invest in "zero coupon" U.S. Government Securities. These securities tend to be more volatile than other types of U.S. Government Securities. Zero coupon securities are debt instruments that do not pay current interest and are typically sold at prices greatly discounted from par value. The return on a zero coupon obligation, when held to maturity, equals the difference between the par value and the original purchase price. Even though such securities do not pay current interest in cash, a Fund nonetheless is required to accrue interest income on these investments and to distribute the interest income on a current basis. Thus, a Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements.

         The North Carolina Fund and the South Carolina Fund may invest in U.S. Government Securities in connection with the purchase of taxable obligations (as described below).

         SUPRANATIONAL ORGANIZATIONAL OBLIGATIONS. The Large Company Growth Fund, the Small Company Growth Fund, the International Equity Fund, the Capital Appreciation Fund, the Mid Cap Value Fund and the Prime Money Market Fund may purchase debt securities of supranational organizations such as the European Coal and Steel Community, the European Economic Community and the World Bank, which are chartered to promote economic development.

         INVESTMENT GRADE DEBT OBLIGATIONS. The Intermediate Corporate Bond Fund, the Tax-Free Bond Funds, and the Stock Funds may invest in "investment grade securities," which are securities rated in the four highest rating categories of an NRSRO. It should be noted that debt obligations rated in the lowest of the top four ratings (i.e., "Baa" by Moody's Investors Services, Inc. ("Moody's") or "BBB" by Standard & Poor's Corporation ("S&P"), are considered to have some speculative characteristics and are more sensitive to economic change than higher rated securities. The Large Company Value Fund, Balanced Fund, Large Company Growth Fund, Small Company Growth , Capital Appreciation, and Mid Cap Value Fund may each invest up to 35% of their total assets in such securities.

         NON-INVESTMENT GRADE SECURITIES. The Intermediate Corporate Bond Fund may invest in debt securities rated below investment grade, also known as junk bonds. These securities are regarded as predominantly speculative. Securities rated below investment grade generally


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provide a higher yield than higher rated securities of similar maturity, but are subject to a greater degree of risk that the issuer may not be able to make principal and interest payments. Issuers of these securities may not be as strong financially as those issuing higher rated securities. Such high yield issuers may include smaller, less creditworthy companies or highly indebted firms.

         The market value of high yield securities may fluctuate more than the market value of higher rated securities, since high yield securities tend to reflect short-term corporate and market developments to a greater extent than higher rated securities. Thus, periods of economic uncertainty and change can result in the increased volatility of market prices of high yield bonds and of the fund's net asset value. Additional risks of high yield securities include limited liquidity and secondary market support. As a result, the prices of high yield securities may decline rapidly in the event that a significant number of holders decide to sell. Issuers of high yield securities also are more vulnerable to real or perceived economic changes, political changes or adverse developments specific to the issuer. A projection of an economic downturn, for example, could cause the price of these securities to decline because a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. In the event of a default, the Intermediate Corporate Bond Fund would experience a decline in the market value of its investment. In addition, a long-term track record on bond default rates, such as that for investment grade corporate bonds, does not exist for the high yield market. It may be that future default rates on high-yield bonds will be more widespread and higher than in the past, especially during periods of deteriorating economic conditions.

         The market prices of debt securities generally fluctuate with changes in interest rates so that these Funds' net asset values can be expected to decrease as long-term interest rates rise and to increase as long-term rates fall. The market prices of high yield securities structured as zero coupon or pay-in-kind securities are generally affected to a greater extent by interest rate changes and tend to be more volatile than securities which pay interest periodically.

         Credit quality in the high yield market can change suddenly and unexpectedly, and even recently-issued credit ratings may not fully reflect the actual risks posed by a particular high-yield security. The Intermediate Corporate Bond Fund will limit its investments in non-investment grade securities to 15% of its total assets. Subject to SEC restrictions, the Intermediate Corporate Bond Fund may invest in such securities by investing in investment companies that primarily invest in non-investment grade securities.

         COLLATERALIZED MORTGAGE OBLIGATIONS. Each of the Fixed Income Funds, the Large Company Value Fund, the Balanced Fund, the Large Company Growth Fund, the Small Company Growth Fund, the Capital Appreciation Fund, and the Mid Cap Value Fund may also invest in collateralized mortgage obligations ("CMOs"). Although under normal market conditions it does not expect to do so, except in connection with repurchase agreements, the Prime Money Market Fund may also invest in CMOs. CMOs are mortgage-related securities which are structured pools of mortgage pass-through certificates or mortgage loans. CMOs are issued with a number of classes or series which have different maturities and which may represent interests in some or all of the interest or principal on the underlying collateral or a combination thereof. CMOs of different classes are generally retired in sequence as the underlying mortgage loans in the


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mortgage pool are repaid. In the event of sufficient early prepayments on such mortgages, the class or series of CMO first to mature generally will be retired prior to its maturity. Thus, the early retirement of a particular class or series of CMO held by a Fund would have the same effect as the prepayment of mortgages underlying a mortgage-backed pass-through security.

         CMOs may include stripped mortgage-backed securities ("SMBSs"). Such securities are derivative multi-class mortgage securities issued by agencies or instrumentalities of the United States Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. SMBSs are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of stripped mortgage security will have one class receiving all of the interest from the mortgage assets (the interest-only or "IO" class), while the other class will receive all of the principal (the principal-only or "PO" class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the securities' yield to maturity. Generally, the market value of the PO class is unusually volatile in response to changes in interest rates. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to fully recoup its initial investment in these securities even if the security is rated in the highest rating category.

         Although stripped mortgage securities are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not fully developed. Stripped mortgage securities issued or guaranteed by the U.S. Government and held by a Fund may be considered liquid securities pursuant to guidelines established by the BB&T Funds' Board of Trustees. The Funds will not purchase a stripped mortgage security that is illiquid if, as a result thereof, more than 15% (10% in the case of the Prime Money Market Fund) of the value of the Fund's net assets would be invested in such securities and other illiquid securities.

         Unless stated otherwise, each Fund will limit its investment in CMOs to 25% of the value of its total assets.

         ASSET-BACKED SECURITIES. The Prime Money Market Fund and the Intermediate Corporate Bond Fund may invest in asset-backed securities which are securities created by the grouping of certain private loans, receivables, and other lender assets, such as automobile receivables and credit-card receivables, into pools.

         Offerings of Certificates for Automobile Receivables ("CARS") are structured either as flow-through grantor trusts or as pay-through notes. CARS structured as flow-through instruments represent ownership interests in a fixed pool of receivables. CARS structured as pay-through notes are debt instruments supported by the cash flows from the underlying assets. CARS may also be structured as securities with fixed payment schedules which are generally issued in multiple-classes. Cash-flow from the underlying receivables is directed first to paying interest and then to retiring principal via paying down the two respective classes of notes

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         313

sequentially. Cash-flows on fixed-payment CARS are certain, while cash-flows on other types of CARS issues depends on the prepayment rate of the underlying automobile loans. Prepayments of automobile loans are triggered mainly by automobile sales and trade-ins. Many people buy new cars every two or three years, leading to rising prepayment rates as a pool becomes more seasoned.

         Certificates for Amortizing Revolving Debt ("CARDS") represent participation in a fixed pool of credit card accounts. CARDS pay "interest only" for a specified period. The CARDS principal balance remains constant during this period, while any cardholder repayments or new borrowings flow to the issuer's participation. Once the principal amortization phase begins, the balance declines with paydowns on the underlying portfolio. Cash flows on CARDS are certain during the interest-only period. After this initial interest-only period, the cash flow will depend on how fast cardholders repay their borrowings. Historically, monthly cardholder repayment rates have been relatively fast. As a consequence, CARDS amortize rapidly after the end of the interest-only period. During this amortization period, the principal payments on CARDS depend specifically on the method for allocating cardholder repayments to investors. In many cases, the investor's participation is based on the ratio of the CARDS' balance to the total credit card portfolio balance. This ratio can be adjusted monthly or can be based on the balances at the beginning of the amortization period. In some issues, investors are allocated most of the repayments, regardless of the CARDS' balance. This method results in especially fast amortization.

         Credit support for asset-backed securities may be based on the underlying assets or provided by a third party. Credit enhancement techniques include letters of credit, insurance bonds, limited guarantees (which are generally provided by the issuer), senior-subordinated structures and over collateralization. Asset-backed securities purchased by the Prime Money Market Fund and the Intermediate Corporate Bond Fund will be subject to the same quality requirements as other securities purchased by the Fund.

         MUNICIPAL OBLIGATIONS. Municipal Obligations include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses, and the extension of loans to public institutions and facilities. Private activity bonds that are or were issued by or on behalf of public authorities to finance various privately-operated facilities are included within the term Municipal Obligations if the interest paid thereon is exempt from federal income tax. Opinions relating to the validity of Municipal Obligations and to the exemption of interest thereon from federal income taxes are rendered by counsel to the issuers or bond counsel to the respective issuing authorities at the time of issuance.

         314

In some cases, Municipal Obligations are represented by custodial receipts evidencing rights to receive specific future interest payments, principal payments, or both, on the underlying municipal securities held by the custodian. Under such arrangements, the holder of the custodial receipt has the option to tender the underlying municipal securities at its face value to the sponsor (usually a bank or broker dealer or other financial institution), which is paid periodic fees equal to the difference between the bond's fixed coupon rate and the rate that would cause the bond, coupled with the tender option, to trade at par on the date of a rate adjustment.

         An issuer's obligations under its Municipal Obligations are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the

         315

federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its Municipal Obligations may be materially adversely affected by litigation or other conditions.


         The Prime Money Market Fund may invest in participation certificates in a lease, an installment purchase contract, or a conditional sales contract ("lease obligations") entered into by a state or political subdivision to finance the acquisition or construction of equipment, land or facilities. Although lease obligations are not general obligations of the issuer for which the state or other governmental body's unlimited taxing power is pledged, certain lease obligations are backed by a covenant to appropriate money to make the lease obligation payments. However, under certain lease obligations, the state or governmental body has no obligation to make these payments in future years unless money is appropriated on a yearly basis. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. These securities represent a relatively new type of financing that is not yet marketable as more conventional securities. Certain investments in lease obligations may be illiquid. Under guidelines established by the Board of Trustees, the

         316

following factors will be considered when determining the liquidity of a lease obligation: (1) the frequency of trades and quotes for the obligation; (2) the number of dealers willing to purchase or sell the obligation and the number of potential buyers; (3) the willingness of dealers to undertake to make a market in the obligation; and (4) the nature of the marketplace trades.

         TAXABLE OBLIGATIONS. The Intermediate Corporate Bond Fund may invest in taxable municipal obligations. Taxable municipal obligations are typically issued by municipalities or their agencies for purposes which do not qualify for federal tax exemption, but do qualify for state and local tax exemption ("Taxable Municipal Obligations"). These debt obligations are issued to finance the cost of buying, building or improving various projects, such as sporting facilities, health care facilities, housing projects, electric, water and sewer utilities, and colleges or universities. Generally, payments on these debt obligations depend on the revenues generated by the projects, excise taxes or state appropriations, or the debt obligations can be backed by the government's taxing power. Due to federal taxation, Taxable Municipal Obligations offer yields more comparable to other taxable sectors such as corporate bonds or agency bonds than to other municipal obligations. These debt obligations are federally taxable to individuals but may be exempt from state and local taxes.

         TAX-EXEMPT OBLIGATIONS. Under normal market conditions, the North Carolina Fund will invest at least 80% of its total assets in investment grade obligations issued by or on behalf of the State of North Carolina and its political subdivisions, the interest on which, in the opinion of the issuer's bond counsel at the time of issuance, is exempt both from federal income tax and North Carolina personal income tax and not treated as a preference item for purposes of the federal alternative minimum tax for individuals ("North Carolina Tax-Exempt Obligations"). Under normal market conditions, the South Carolina Fund will invest at least 80% of its total assets in investment grade obligations issued by or on behalf of the State of South Carolina and its political subdivisions, the interest on which, in the opinion of the issuer's bond counsel at the time of issuance, is exempt both from federal income tax and South Carolina personal income tax and not treated as a preference item for purposes of the federal alternative minimum tax for

         317

individuals ("South Carolina Tax-Exempt Obligations"). Under normal market conditions, the Virginia Fund will invest at least 80% of its total assets in investment grade obligations issued by or on behalf of the Commonwealth of Virginia and its political subdivisions, the interest on which, in the opinion of the issuer's bond counsel at the time of issuance, is exempt both from federal income tax and Virginia personal income tax and not treated as a preference item for purposes of the federal alternative minimum tax for individuals ("Virginia Tax-Exempt Obligations"). Under normal market conditions, the West Virginia Fund will invest at least 80% of its total assets in investment grade obligations issued by or on behalf of the State of West Virginia and its political subdivisions, the interest on which, in the opinion of the issuer's bond counsel at the time of issuance, is exempt both from federal income tax and West Virginia personal income tax and not treated as a preference item for purposes of the federal alternative minimum tax for individuals ("West Virginia Tax-Exempt Obligations"). In addition to North Carolina Tax-Exempt Obligations, South Carolina Tax-Exempt Obligations, Virginia Tax-Exempt Obligations, and West Virginia Tax-Exempt Obligations, the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund may invest in tax-exempt obligations issued by or on behalf of states other than North Carolina, South Carolina, Virginia, and West Virginia, territories and possessions of the United States, the District of Columbia and their respective authorities, agencies, instrumentalities, and political subdivisions, the interest on which, in the opinion of the issuer's counsel at the time of issuance, is exempt from federal income tax and is not treated as a preference item for individuals for purposes of the federal alternative minimum tax. Such securities, North Carolina Tax-Exempt Obligations, South Carolina Tax-Exempt Obligations, Virginia Tax-Exempt Obligations, and West Virginia Tax-Exempt Obligations are hereinafter collectively referred to as "Tax-Exempt Obligations."

         Tax-Exempt Obligations include debt obligations issued by governmental entities to obtain funds for various public purposes, such as the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses, and the extension of loans to other public institutions and facilities. Private activity bonds that are issued by or on behalf of public authorities to finance various privately-operated facilities are included within the term Tax-Exempt Obligations if the interest paid thereon is both exempt from federal income tax and not treated as a preference item for individuals for purposes of the federal alternative minimum tax.

         Tax-Exempt Obligations may also include General Obligation Notes, Tax Anticipation Notes, Bond Anticipation Notes, Revenue Anticipation Notes, Project Notes, Tax-Exempt Commercial Paper, Construction Loan Notes and other forms of short-term tax-exempt loans. Such instruments are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements or other revenues.

         Project Notes are issued by a state or local housing agency and are sold by the Department of Housing and Urban Development. While the issuing agency has the primary obligation with respect to its Project Notes, they are also secured by the full faith and credit of the United States through agreements with the issuing authority which provide that, if required, the federal government will lend the issuer an amount equal to the principal of and interest on the Project Notes.

         318

         As described in the Prospectus, the two principal classifications of Tax-Exempt Obligations consist of "general obligation" and "revenue" issues. General obligation bonds are typically backed by the full faith and credit of the issuer, whereas revenue bonds are payable from a specific project or other limited source of revenue. The North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund are permitted to invest in Tax-Exempt Obligations and may also acquire "moral obligation" issues, which are normally issued by special purpose authorities. Currently, neither North Carolina nor South Carolina issuers have authority to issue moral obligation securities. Moral obligation securities are issued by state and local governments in Virginia. There are, of course, variations in the quality of Tax-Exempt Obligations, both within a particular classification and between classifications, and the yields on Tax-Exempt Obligations depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. The ratings of Moody's and S&P represent their opinions as to the quality of Tax-Exempt Obligations. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and Tax-Exempt Obligations with the same maturity, interest rate and rating may have different yields, while Tax-Exempt Obligations of the same maturity and interest rate with different ratings may have the same yield. Subsequent to purchase by the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund, an issue of Tax-Exempt Obligations may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Funds. Neither event would under all circumstances require the elimination of such an obligation from the North Carolina Fund's, the South Carolina Fund's, the Virginia Fund's, or the West Virginia Fund's investment portfolio. However, the obligation generally would be retained only if such retention was determined by the Board of Trustees to be in the best interests of the North Carolina Fund, the South Carolina Fund, the Virginia Fund, or the West Virginia Fund.

         An issuer's obligations for its Tax-Exempt Obligations are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the federal bankruptcy code, and laws, if any, which may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon the enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its Tax-Exempt Obligations may be materially adversely affected by litigation or other conditions.

         Also included within the general category of Tax-Exempt Obligations are participation certificates in a lease, an installment purchase contract, or a conditional sales contract (hereinafter collectively called "lease obligations") entered into by a state or political subdivision to finance the acquisition or construction of equipment, land, or facilities. Although lease obligations do not generally constitute general obligations of the issuer for which the lessee's unlimited taxing power is pledged (in South Carolina, certain governmental lease obligations are included in calculation of the general obligation debt limit while in Virginia, such obligations are not included in the calculation of applicable debt limits, provided such obligations are properly

         319

structured), the lease obligation is frequently assignable and backed by the lessee's covenant to budget for, appropriate, and make the payments due under the lease obligation. However, certain lease obligations contain "non-appropriation" clauses which provide that the lessee has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. These securities represent a relatively new type of financing that has not yet developed the depth of marketability associated with more conventional securities. Certain investments in lease obligations may be illiquid. Under guidelines established by the Board of Trustees, the following factors will be considered when determining the liquidity of a lease obligation: (1) the frequency of trades and quotes for the obligation; (2) the number of dealers willing to purchase or sell the obligation and the number of potential buyers; (3) the willingness of dealers to undertake to make a market in the obligation; and (4) the nature of the marketplace trades.

         VARIABLE AND FLOATING RATE NOTES. The Tax-Free Bond Funds may acquire variable and floating rate tax-exempt notes, subject to each Fund's investment objective, policies, and restrictions. The Prime Money Market Fund may purchase rated and unrated variable and floating rate instruments, which may have a stated maturity in excess of 13 months but will, in any event, permit the Fund to demand payment of the principal of the instrument at least once every 13 months upon not more than 30 days' notice. A variable rate note is one whose terms provide for the adjustment of its interest rate on set dates and which, upon such adjustment, can reasonably be expected to have a market value that approximates its par value. A floating rate note is one whose terms provide for the adjustment of its interest rate whenever a specified interest rate changes and which, at any time, can reasonably be expected to have a market value that approximates its par value. Such notes are frequently not rated by credit rating agencies; however, unrated variable and floating rate notes purchased by a Fund will be determined by BB&T Asset Management with respect to the Tax-Free Bond Funds, (or FIMC with respect to the Prime Money Market Fund under guidelines established by the BB&T Funds' Board of Trustees to be of comparable quality at the time of purchase to rated instruments eligible for purchase under a Fund's investment policies. In making such determinations, BB&T Asset Management with respect to the Tax-Free Bond Funds (or FIMC with respect to the Prime Money Market Fund will consider the earning power, cash flow and other liquidity ratios of the issuers of such notes (such issuers include financial, merchandising, bank holding and other companies) and will continuously monitor their financial condition. Although there may be no active secondary market with respect to a particular variable or floating rate note purchased by the Prime Money Market Fund or the Tax-Free Bond Funds, a Fund may resell a note at any time to a third party. The absence of an active secondary market, however, could make it difficult for a Fund to dispose of a variable or floating rate note in the event the issuer of the note defaulted on its payment obligations and a Fund could, as a result or for other reasons, suffer a loss to the extent of the default. Variable or floating rate notes may be secured by bank letters of credit. Variable and floating rate notes for which no readily available market exists will be purchased in an amount which, together with other securities which are not readily marketable, exceeds 15% of each Tax-Free Bond Fund's net assets (10% for the Prime Money

         320

Market Fund) only if such notes are subject to a demand feature that will permit the Fund to receive payment of the principal within seven days after demand by the Fund.

         For purposes of the Tax-Free Bond Funds and the Prime Money Market Fund, the maturities of the variable and floating rate notes will be determined in accordance with Rule 2a-7 under the 1940 Act.

         WHEN-ISSUED SECURITIES. Each Fund, except the U.S. Treasury Fund, may purchase securities on a when-issued basis. In addition, the Large Company Growth Fund, the Small Company Growth Fund, the International Equity Fund, the Capital Appreciation Fund, the Mid Cap Value Fund and the Prime Money Market Fund may purchase and sell securities on a forward commitment basis (I.E., for delivery beyond the normal settlement date at a stated price and yield), including "TBA" (to be announced) purchase commitments. When these Funds agree to purchase securities on a when-issued or forward commitment basis, the Fund's custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. Normally, the custodian will set aside portfolio securities to satisfy the purchase commitment, and in such a case, a Fund may be required subsequently to place additional assets in the separate account in order to assure that the value of the account remains equal to the amount of the Fund's commitment. It may be expected that any such Fund's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash.

         When a Fund engages in when-issued or forward commitment transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in the Fund incurring a loss or missing the opportunity to obtain a price considered to be advantageous. In addition, the purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines prior to the settlement date. Each of the Funds does not intend to purchase when-issued securities for speculative purposes but only in furtherance of its investment objective. A Fund expects that commitments by a Fund to purchase when-issued securities will not exceed 25% of the value of its total assets under normal market conditions.

         CALLS. The Stock Funds and the Funds of Funds may write (sell) "covered" call options and purchase options to close out options previously written by it. Such options must be listed on a National Securities Exchange and issued by the Options Clearing Corporation. In the case of a call option on a security, the option is "covered" if the Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount as are held in a segregated account by its custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if the Fund maintains with its custodian cash or cash liquid portfolio securities equal to the contract value. A call option is also covered if the Fund holds a call on the same security or index as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written provided the difference is

         321

maintained by the Fund in cash or liquid portfolio securities in a segregated account with its custodian.

         The purpose of writing covered call options is to generate additional premium income for the Funds. This premium income will serve to enhance each Fund's total return and will reduce the effect of any price decline of the security involved in the option. Covered call options will generally be written on securities which, in the opinion of a Fund's Adviser or Sub-Adviser, are not expected to make any major price moves in the near future but which, over the long term, are deemed to be attractive investments for the Funds.

         A call option gives the holder (buyer) the right to purchase a security at a specified price (the exercise price) at any time until a certain date (the expiration date). So long as the obligation of the writer of a call option continues, he or she may be assigned an exercise notice by the broker-dealer through whom such option was sold, requiring the writer to deliver the underlying security against payment of the exercise price. This obligation terminates upon the expiration of the call option, or such earlier time at which the writer effects a closing purchase transaction by repurchasing an option identical to that previously sold. To secure the writer's obligation to deliver the underlying security in the case of a call option, a writer is required to deposit in escrow the underlying security or other assets in accordance with the rules of the Options Clearing Corporation. The Funds will write only covered call options. This means that a Fund will only write a call option on a security which it already owns. A Fund will not write a covered call option if, as a result, the aggregate market value of all portfolio securities covering call options or subject to put options exceeds 25% of the market value of its net assets.

         Fund securities on which call options may be written will be purchased solely on the basis of investment considerations consistent with a Fund's investment objectives. The writing of covered call options is a conservative investment technique believed to involve relatively little risk (in contrast to the writing of naked or uncovered options which the Funds will not do), but capable of enhancing a Fund's total return. When writing a covered call option, a Fund, in return for the premium, gives up the opportunity for profit from a price increase in the underlying security above the exercise price, but retains the risk of loss should the price of the security decline. Unlike one who owns securities not subject to an option, a Fund does not have any control over the point at which it may be required to sell the underlying securities, because it may be assigned an exercise notice at any time prior to the expiration of its obligation as a writer. If a call option which a Fund has written expires, a Fund will realize a gain in the amount of the premium; however, such gain may be offset by a decline in the market value of the underlying security during the option period. If the call option is exercised, a Fund will realize a gain or loss from the sale of the underlying security. The security covering the call will be maintained in a segregated account of a Fund's custodian. A Fund does not consider a security covered by a call to be "pledged" as that term is used in its policy which limits the pledging or mortgaging of its assets.

         The premium received is the market value of an option. The premium a Fund will receive from writing a call option will reflect, among other things, the current market price of the underlying security, the relationship of the exercise price to such market price, the historical


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price volatility of the underlying security, and the length of the option period. Once the decision to write a call option has been made, BB&T Asset Management or the Sub-Adviser, in determining whether a particular call option should be written on a particular security, will consider the reasonableness of the anticipated premium and the likelihood that a liquid secondary market will exist for those options. The premium received by a Fund for writing covered call options will be recorded as a liability in a Fund's statement of assets and liabilities. This liability will be readjusted daily to the option's current market value, which will be the latest sale price at the time at which the net asset value per share of a Fund is computed (close of the New York Stock Exchange), or, in the absence of such sale, the latest asked price (or, with respect to the International Equity Fund, the mean between the last bid and asked prices). The liability will be extinguished upon expiration of the option, the purchase of an identical option in the closing transaction, or delivery of the underlying security upon the exercise of the option.

         Closing transactions will be effected in order to realize a profit on an outstanding call option, to prevent an underlying security from being called, or to permit the sale of the underlying security. Furthermore, effecting a closing transaction will permit a Fund to write another call option on the underlying security with either a different exercise price or expiration date or both. If a Fund desires to sell a particular security from its portfolio on which it has written a call option, it will seek to effect a closing transaction prior to, or concurrently with, the sale of the security. There is, of course, no assurance that a Fund will be able to effect such closing transactions at a favorable price. If a Fund cannot enter into such a transaction, it may be required to hold a security that it might otherwise have sold, in which case it would continue to be at market risk on the security. This could result in higher transaction costs. A Fund will pay transaction costs in connection with the writing of options to close out previously written options. Such transaction costs are normally higher than those applicable to purchases and sales of portfolio securities.

         Call options written by a Fund will normally have expiration dates of less than nine months from the date written. The exercise price of the options may be below, equal to, or above the current market values of the underlying securities at the time the options are written. From time to time, a Fund may purchase an underlying security for delivery in accordance with an exercise notice of a call option assigned to it, rather than delivering such security from its portfolio. In such cases, additional costs will be incurred.

         A Fund will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more than the premium received from the writing of the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by a Fund.

         PUTS. The Tax-Free Bond Funds may acquire "puts" with respect to Tax-Exempt Obligations held in their portfolios, and the Funds of Funds may acquire puts with respect to the securities in their portfolios. The Large Company Growth Fund, the Small Company Growth Fund, and the International Equity Fund may buy put options, buy call


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options, and write secured put options for the purpose of hedging or earning additional income, which may be deemed speculative or, with respect to the International Equity Fund, cross-hedging. A put is a right to sell a specified security (or securities) within a specified period of time at a specified exercise price. Each of these Funds may sell, transfer, or assign a put only in conjunction with the sale, transfer, or assignment of the underlying security or securities.

         The amount payable to a Fund upon its exercise of a "put" is normally
(i) the Fund's acquisition cost of the securities subject to the put (excluding any accrued interest which the Fund paid on the acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Fund owned the securities, plus (ii) all interest accrued on the securities since the last interest payment date during that period.

         Puts may be acquired by the Tax-Free Bond Funds and the Funds of Funds to facilitate the liquidity of their portfolio assets or to shorten the maturity of underlying assets. Puts may also be used to facilitate the reinvestment of assets at a rate of return more favorable than that of the underlying security.

         The Tax-Free Bond Funds and the Funds of Funds will generally acquire puts only where the puts are available without the payment of any direct or indirect consideration. However, if necessary or advisable, a Fund may pay for puts either separately in cash or by paying a higher price for portfolio securities which are acquired subject to the puts (thus reducing the yield to maturity otherwise available for the same securities).

         The Tax-Free Bond Funds and the Funds of Funds intend to enter into puts only with dealers, banks, and broker-dealers which, in BB&T Asset Management's opinion, present minimal credit risks.

     PUT AND CALL OPTIONS. A Fund will not purchase put and call options when the aggregate premiums on outstanding options exceed 5% of its net assets at the time of purchase, and will not write options on more than 25% of the value of its net assets (measured at the time an option is written). Options trading is a highly specialized activity that entails greater than ordinary investment risks. In addition, unlisted options are not subject to the protections afforded purchasers of listed options issued by the Options Clearing Corporation, which performs the obligations of its members if they default. Cross-hedging is the use of options or forward contracts in one currency to hedge against fluctuations in the value of securities denominated in a different currency based on a belief that there is a pattern of correlation between the two currencies.

         Each Fund of the BB&T Funds (other than the U.S. Treasury Money Market Fund and the Prime Money Market Fund) may purchase and sell call and put options on futures contracts traded on an exchange or board of trade. When a Fund purchases an option on a futures contract, it has the right to assume a position as a purchaser or a seller of a futures contract at a specified exercise price during the option period. When a Fund sells an option on a futures contract, it becomes obligated to sell or buy a futures contract if the


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option is exercised. In connection with a Fund's position in a futures contract or related option, a Fund will create a segregated account of liquid assets or will otherwise cover its position in accordance with applicable SEC requirements.

         STAND-BY COMMITMENTS. The Tax-Free Bond Funds may acquire "stand-by commitments" with respect to Tax-Exempt Obligations held in their portfolios. Under a stand-by commitment, a dealer would agree to purchase at a Fund's option specified securities at their amortized cost value to the Fund plus accrued interest, if any. (Stand-by commitments acquired by a Fund may also be referred to as "put" options.) Stand-by commitments may be exercisable by a Fund at any time before the maturity of the underlying securities and may be sold, transferred, or assigned only with the instruments involved. A Fund's right to exercise stand-by commitments will be unconditional and unqualified.

         The amount payable to a Fund upon its exercise of a stand-by commitment will normally be (i) the Fund's acquisition cost of the securities (excluding any accrued interest which the Fund paid on their acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Fund owned the securities, plus (ii) all interest accrued on the securities since the last interest payment date during the period.

         Each Fund expects that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, a Fund may pay for a stand-by commitment either separately in cash or by paying a higher price for portfolio securities which are acquired subject to the commitment (thus reducing the yield to maturity otherwise available for the same securities). The total amount paid in either manner for outstanding stand-by commitments held by a Fund will not exceed 1/2 of 1% of the value of that Fund's total assets calculated immediately after each stand-by commitment is acquired.

         Each Fund intends to enter into stand-by commitments only with dealers, banks, and broker-dealers which, in the investment adviser's opinion, present minimal credit risks. A Fund's reliance upon the credit of these dealers, banks, and broker-dealers will be secured by the value of the underlying securities that are subject to the commitment.

         A Fund would acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. The acquisition of a stand-by commitment would not affect the valuation or assumed maturity of the underlying securities, which would continue to be valued in accordance with the amortized cost method. Stand-by commitments acquired by a Fund would by valued at zero in determining net asset value. Where the Fund paid any consideration directly or indirectly for a stand-by commitment, its cost would be reflected as unrealized depreciation for the period during which the commitment was held by that Fund.

         RISK FACTORS RELATING TO OPTIONS. There are several risks associated with transactions in put and call options. For example, there are significant differences between the securities and


                                      -23-


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         325

options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, whether traded over-the-counter or on a national securities exchange ("Exchange") may be absent for reasons which include the following: there may be insufficient trading interest in certain options, restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an Exchange; the facilities of an Exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the Options Clearing Corporation as a result of trades on that Exchange would continue to be exercisable in accordance with their terms. In addition, the success of a hedging strategy based on options transactions may depend on the ability of the Fund's Adviser or Sub-Adviser to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates.

         FUTURES CONTRACTS AND RELATED OPTIONS. Each Fund of the BB&T Funds (other than the U.S. Treasury Money Market Fund) may invest in futures contracts and options thereon (interest rate futures contracts or index futures contracts, as applicable). The value of a Fund's contracts may equal or exceed 100% of the Fund's total assets, although a Fund will not purchase or sell a futures contract unless immediately afterwards the aggregate amount of margin deposits on its existing futures positions plus the amount of premiums paid for related futures options entered into for other than bona fide hedging purposes is 5% or less of its net assets.

         Futures contracts obligate a Fund, at maturity, to take or make delivery of securities, the cash value of a securities index or a stated quantity of a foreign currency. A Fund may sell a futures contract in order to offset an expected decrease in the value of its portfolio positions that might otherwise result from a market decline or currency exchange fluctuation. A Fund may do so either to hedge the value of its securities portfolio as a whole, or to protect against declines occurring prior to sales of securities in the value of the securities to be sold. In addition, a Fund may utilize futures contracts in anticipation of changes in the composition of its holdings or in currency exchange rates. Positions in futures contracts may be closed out only on an exchange which provides a secondary market for such futures. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close a futures position. In the event of adverse price movements, the Fund would continue to be required to make daily cash payments to maintain its required margin. In such situations, if a Fund has insufficient cash, it may have to sell portfolio securities to meet daily margin requirements at a time when it may be disadvantageous to do so. In addition, a Fund may be required to make delivery of the instruments underlying futures contracts it holds. The inability to close options and futures positions also could have an adverse impact on a Fund's ability to effectively hedge.


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         326

         Successful use of futures by the Funds is also subject to an Adviser's or Sub-Adviser's ability to correctly predict movements in the direction of the market. For example, if a Fund has hedged against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, a Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have approximately equal offsetting losses in its futures positions. In addition, in some situations, if a Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. A Fund may have to sell securities at a time when it may be disadvantageous to do so.

         The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and the extremely high degree of leverage involved in futures pricing. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss (as well as gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, before any deduction for the transaction costs, if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the contract.

         Utilization of futures transactions by a Fund involves the risk of loss by a Fund of margin deposits in the event of bankruptcy of a broker with whom a Fund has an open position in a futures contract or related option.

         Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement, during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

         The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult to impossible to liquidate existing positions or to recover excess variation margin payments.

         RIGHTS OFFERINGS AND WARRANTS TO PURCHASE. The Stock Funds may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a


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         327

specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Fund could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the rights' and warrants' expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security.

         INDEX-BASED INVESTMENTS. Each of the Large Company Value Fund, Balanced Fund, Large Company Growth Fund, Small Company Growth Fund, Capital Appreciation Fund, and Mid Cap Value Fund may invest in Index-Based Investments, such as Standard & Poor's Depository Receipts ("SPDRs"), NASDAQ-100 Index Tracking Stock ("NASDAQ 100s") and Dow Jones DIAMONDS ("Diamonds"), which are interests in a unit investment trust ("UIT") that may be obtained from the UIT or purchased in the secondary market. SPDRs, NASDAQ 100s and DIAMONDS are listed on the American Stock Exchange.

         A UIT will generally issue Index-Based Investments in aggregations of 50,000 known as "Creation Units" in exchange for a "Portfolio Deposit" consisting of (a) a portfolio of securities substantially similar to the component securities ("Index Securities") of the applicable index (the "Index"),
(b) a cash payment equal to a pro rata portion of the dividends accrued on the UIT's portfolio securities since the last dividend payment by the UIT, net of expenses and liabilities, and (c) a cash payment or credit ("Balancing Amount") designed to equalize the net asset value of the Index and the net asset value of a Portfolio Deposit.

         Index-Based Investments are not individually redeemable, except upon termination of the UIT. To redeem, the portfolio must accumulate enough Index-Based Investments to reconstitute a Creation Unit (large aggregations of a particular Index-Based Investment). The liquidity of small holdings of Index-Based Investments, therefore, will depend upon the existence of a secondary market. Upon redemption of a Creation Unit, the portfolio will receive Index Securities and cash identical to the Portfolio Deposit required of an investor wishing to purchase a Creation Unit that day.

         The price of Index-Based Investments is derived and based upon the securities held by the UIT. Accordingly, the level of risk involved in the purchase or sale of Index-Based Investments is similar to the risk involved in the purchase or sale of traditional common stock, with the exception that the pricing mechanism for Index-Based Investments is based on a basket of stocks. Disruptions in the markets for the securities underlying Index-Based Investments purchased or sold by the Portfolio could result in losses on Index-Based Investments. Under the 1940 Act, a fund must limit investments in Index-Based Investments to 5% of the fund's total assets and 3% of the outstanding voting securities of the Index-Based Investments issuer. Moreover, a Fund's investments in Index-Based Investments, when aggregated with all other investments in investment companies, may not exceed 10% of the Fund's total assets.

         INVESTMENT COMPANIES. Each Fund, except the U.S. Treasury Fund and the Funds of Funds, may, to the extent permitted by the 1940 Act, invest in the securities of unaffiliated


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         328
money market mutual funds. Pursuant to exemptive relief granted by the SEC for each Fund, except the Prime Money Market Fund and the U.S. Treasury Fund, each Fund may invest in Shares of the Prime Money Market Fund and the U.S. Treasury Fund. In order to avoid the imposition of additional fees as a result of investments in Shares of the Prime Money Market Fund or the U.S. Treasury Fund, BB&T Asset Management and BISYS Fund Services (the "Administrator") will reduce that portion of their usual asset-based service fees from each investing Fund by an amount equal to their service fees from the Prime Money Market Fund or the U.S. Treasury Fund, that are attributable to those Fund investments. BB&T Asset Management and the Administrator will promptly forward such fees to the investing Funds. The Funds will incur additional expenses due to the duplication of expenses as a result of investing in securities of other unaffiliated money market mutual funds.

         In addition, the International Equity Fund may purchase shares of investment companies investing primarily in foreign securities, including so-called "country funds." Country funds have portfolios consisting exclusively of securities of issuers located in one country.

         The Balanced Fund may invest in closed-end investment companies that invest a significant portion of their assets in convertible securities. The shares of closed-end investment companies, which are not redeemable, will be purchased only if they are traded on a domestic stock exchange. Closed-end Fund shares often trade at a substantial discount (or premium) from their net asset value. Therefore, there can be no assurance that a share of a closed-end Fund, when sold, will be sold at a price that approximates its net asset value. The Intermediate Corporate Bond Fund may invest in investment companies that invest primarily in debt securities.

         CONVERTIBLE SECURITIES. The Intermediate Corporate Bond Fund and the Stock Funds may invest in convertible securities. Convertible securities are fixed income-securities which may be exchanged or converted into a predetermined number of the issuer's underlying common stock at the option of the holder during a specified time period. Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants or a combination of the features of several of these securities. Convertible bonds and convertible preferred stocks are fixed-income securities that generally retain the investment characteristics of fixed-income securities until they have been converted, but also react to movements in the underlying equity securities. The holder is entitled to receive the fixed-income of a bond or the dividend preference of a preferred stock until the holder elects to exercise the conversion privilege. Usable bonds are corporate bonds that can be used in whole or in part, customarily at full face value, in lieu of cash to purchase the issuer's common stock. When owned as part of a unit along with warrants, which are options to buy the common stock, they function as convertible bonds, except that the warrants generally will expire before the bond's maturity. Convertible securities are senior to equity securities, and, therefore, have a claim to assets of the corporation prior to the holders of common stock in the case of liquidation. However, convertible securities are generally subordinated to similar non-convertible securities of the same company. The interest income and dividends from convertible bonds and preferred

         329

stocks provide a stable stream of income with generally higher yields than common stocks, but lower than non-convertible securities of similar quality.

         RESTRICTED SECURITIES. Each Fund of the BB&T Funds (other than the U.S. Treasury Money Market Fund) may invest in commercial paper issued by corporations without registration under the Securities Act of 1933 (the "1933 Act") in reliance on the exemption in Section 3(a)(3), and commercial paper issued in reliance on the so-called "private placement" exemption in Section 4(2) ("Section 4(2) paper"). Section 4(2) paper is restricted as to disposition under the Federal securities laws in that any resale must similarly be made in an exempt transaction. Section 4(2) paper is normally resold to other institutional investors through or with the assistance of investment dealers which make a market in Section 4(2) paper, thus providing liquidity.

         Each Fund of the BB&T Funds (other than the U.S. Treasury Money Market
Fund) may purchase securities which are not registered under the 1933 Act but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. These securities will not be considered illiquid so long as the Adviser or Sub-Adviser determines that an adequate trading market exists for the securities. This investment practice could have the effect of increasing the level of illiquidity in a Fund during any period that qualified institutional buyers become uninterested in purchasing these restricted securities.

         SECURITIES LENDING. In order to generate additional income, each Fund, except the Tax-Free Bond Funds, may, from time to time, lend its portfolio securities to broker-dealers, banks or institutional borrowers of securities which BB&T Asset Management and/or a Fund's respective Sub-Adviser has determined are creditworthy under guidelines established by the BB&T Funds' Board of Trustees. The BB&T Funds will employ one or more securities lending agents to initiate and affect securities lending transactions for the BB&T Funds. While the lending of securities may subject a Fund to certain risks, such as delays or the inability to regain the securities in the event the borrower was to default on its lending agreement or enter into bankruptcy, the Fund will lend only on a fully collateralized basis in order to reduce such risk. During the time portfolio securities are on loan, the Fund is entitled to receive any dividends or interest paid on such securities. Additionally, cash collateral received will be invested on behalf of the Fund exclusively in money market instruments. While a Fund will not have the right to vote securities on loan, the Funds intend to terminate the loan and retain the right to vote if that is considered important with respect to the investment. Each Fund will restrict its securities lending to 33 1/3% of its total assets.

INVESTMENT RESTRICTIONS

         Except as provided otherwise, the following investment restrictions may be changed with respect to a particular Fund only by a vote of a majority of the outstanding Shares of that Fund (as defined under "GENERAL INFORMATION - Miscellaneous" in this Statement of Additional Information).


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         330
         THE PRIME MONEY MARKET FUND AND THE U.S. TREASURY FUND MAY NOT:

         1. Purchase securities of any issuer, other than obligations issued or guaranteed by the U.S. Government if, as a result, with respect to 75% of its portfolio, more than 5% of the value of the Fund's total assets would be invested in such issuer. In addition, although not a fundamental investment restriction (and therefore subject to change without shareholder vote), to the extent required by rules of the Securities and Exchange Commission, the Prime Money Market Fund and the U.S. Treasury Fund will apply this restriction to 100% of its portfolio, except that for the Prime Money Market Fund, 25% of the value of its total assets may be invested in any one issuer for a period of up to three business days.

         EACH BOND FUND MAY NOT:

         1. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, if, immediately after such purchase with respect to 75% of its portfolio, more than 5% of the value of the Fund's total assets would be invested in such issuer. There is no limit as to the percentage of assets that may be invested in U.S. Treasury bills, notes, or other obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

         2. Purchase any securities that would cause 25% or more of the value of such Fund's total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (c) utilities will be divided according to their services. For example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry.

         EACH OF THE FUNDS OF FUNDS MAY NOT:

         1. Purchase any securities that would cause 25% or more of the value of such Fund's total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities or securities issued by "regulated investment companies" as defined in the Internal Revenue Code of 1986, as amended (the "Code"); (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (c) utilities will be divided according to their services. For example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry.

         331

         2. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities or "regulated investment companies" as defined in the Code, if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in such issuer, or the Fund would hold more than 10% of any class of securities of the issuer or more than 10% of the outstanding voting securities of the issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to such limitations. There is no limit to the percentage of assets that may be invested in U.S. Treasury bills, notes, or other obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

         THE LARGE COMPANY VALUE FUND, THE BALANCED FUND, THE LARGE COMPANY GROWTH FUND, THE SMALL COMPANY GROWTH FUND, THE CAPITAL APPRECIATION FUND, AND THE MID CAP VALUE FUND MAY NOT:

         1. Purchase any securities that would cause 25% or more of the value of such Fund's total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (c) utilities will be divided according to their services. For example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry.

         2. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in such issuer, or the Fund would hold more than 10% of any class of securities of the issuer or more than 10% of the outstanding voting securities of the issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to such limitations. There is no limit to the percentage of assets that may be invested in U.S. Treasury bills, notes, or other obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities.

         THE INTERNATIONAL EQUITY FUND MAY NOT:

         1. Purchase securities of any one issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities or certificates of deposit for any such securities) if more than 5% of the value of the Fund's total assets would (taken at current value) be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by the Fund, except that up to 25% of the value of the Fund's total assets may (taken at current value) be invested without regard to these limitations. For purposes of this limitation, a security is considered to be issued by the entity (or entities) whose assets and revenues back the security. A guarantee of a security shall not be deemed to be a security issued

         332

by the guarantors when the value of all securities issued and guaranteed by the guarantor, and owned by the Fund, does not exceed 10% of the value of the Fund's total assets.

         2. Purchase any securities which would cause 25% or more of the value of the Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to
(i) instruments issued (as defined in Investment Limitation No. 1 above) or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivision, and (ii) repurchase agreements secured by the instruments described in clause (i); (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and
(c) utilities will be divided according to their services; for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

         3. Purchase or sell real estate, except that the Fund may purchase securities of issuers which deal in real estate and may purchase securities which are secured by interests in real estate.

         4. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except to the extent that the purchase of obligations directly from the issuer thereof, or the disposition of securities, in accordance with the Fund's investment objective, policies and limitations may be deemed to be underwriting.

         5. Write or sell unsecured put options, call options, straddles, spreads, or any combination thereof, except for transactions in options on securities, securities indices, futures contracts and options on futures contracts.

         6. Purchase securities on margin, make short sales of securities or maintain a short position, except that (a) this investment limitation shall not apply to the Fund's transactions in futures contracts and related options or the Fund's sale of securities short against the box, and (b) the Fund may obtain short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities.

         7. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that the Fund may, to the extent appropriate to its investment policies, purchase securities of companies engaging in whole or in part in such activities and may enter into futures contracts and related options.

         EACH OF THE FUNDS MAY NOT:

         1. Borrow money or issue senior securities, except that a Fund may borrow from banks or enter into reverse repurchase agreements for temporary purposes in amounts up to 10% (one-third with respect to the Prime Money Market Fund and the International Equity Fund) of the value of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any

         333

assets, except in connection with any such borrowing and in amounts not in excess of (one-third of the value of the Fund's total assets at the time of such borrowing with respect to the Prime Money Market Fund and the International Equity Fund) the lesser of the dollar amounts borrowed or 10% of the value of a Fund's total assets at the time of its borrowing. Each of the Funds (except the U.S. Treasury Fund) will not purchase securities while borrowings (including reverse repurchase agreements) in excess of 5% of its total assets are outstanding. The U.S. Treasury Fund will not purchase securities while borrowings are outstanding.

         2. Make loans, except that each of the Funds may purchase or hold debt securities and lend portfolio securities in accordance with its investment objective and policies and may enter into repurchase agreements.

         THE NORTH CAROLINA FUND, THE SOUTH CAROLINA FUND, THE VIRGINIA FUND, AND THE WEST VIRGINIA FUND MAY NOT:

         1. Write or sell puts, calls, straddles, spreads, or combinations thereof except that the Funds may acquire puts with respect to Tax-Exempt Obligations in their portfolios and sell those puts in conjunction with a sale of those Tax-Exempt Obligations.

         2. Purchase any securities which would cause 25% or more of the value of the Fund's total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities, and (b) this limitation shall not apply to Tax-Exempt Obligations or governmental guarantees of Tax-Exempt Obligations. For purposes of this limitation, a security is considered to be issued by the government entity (or entities) whose assets and revenues back the security, or, with respect to a private activity bond that is backed only by the assets and revenues of a non-governmental user, such nongovernmental user.

         NONE OF THE FUNDS OF THE BB&T FUNDS (OTHER THAN THE INTERNATIONAL EQUITY FUND AND PRIME MONEY MARKET FUND) MAY:

         1. Purchase securities on margin, sell securities short, participate on a joint or joint and several basis in any securities trading account, or underwrite the securities of other issuers, except to the extent that a Fund may be deemed to be an underwriter under certain securities laws in the disposition of "restricted securities" acquired in accordance with such Fund's investment objectives and policies;

         2. Purchase or sell commodities, commodity contracts (including futures contracts, with respect to each Fund other than the Intermediate Corporate Bond Fund, the Large Company Growth Fund, the Small Company Growth Fund, the Capital Appreciation, the Mid Cap Value, and the Funds of Funds, which may purchase futures contracts) oil, gas or mineral exploration or development programs, or real estate (although investments by the Large Company Value Fund, the North Carolina Fund, the South Carolina Fund, the Virginia Fund, the West Virginia

         334
Fund, the Short-Intermediate Fund, the Intermediate U.S. Government Bond Fund, the Intermediate Corporate Bond Fund, the Balanced Fund, the Large Company Growth Fund, the Small Company Growth Fund, the Capital Appreciation Fund, the Mid Cap Value Fund, and the Funds of Funds in marketable securities of companies engaged in such activities and in securities secured by real estate or interests therein are not hereby precluded);

         NONE OF THE FUNDS (EXCEPT THE FUNDS OF FUNDS) MAY:
          1. Invest in securities of other investment companies, except as such securities may be acquired as part of a merger, consolidation, reorganization, or acquisition of assets; PROVIDED, HOWEVER, that (i) the Large Company Value Fund, the North Carolina Fund, the South Carolina Fund, the Virginia Fund, the West Virginia Fund the Short-Intermediate Fund, the Intermediate U.S. Government Bond Fund, the Intermediate Corporate Bond Fund, the Balanced Fund, the Large Company Growth Fund, the Small Company Growth Fund, the International Equity Fund, the Capital Appreciation Fund, and the Mid Cap Value Fund, may purchase securities of a money market fund, including securities of the U.S. Treasury Fund and the Prime Money Market Fund; (ii) the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund may purchase securities of a money market fund which invests primarily in high quality short-term obligations exempt from Federal income tax, if, with respect to the Fund, immediately after such purchase, the acquiring Fund does not own in the aggregate (a) more than 3% of the acquired company's outstanding voting securities, (b) securities issued by the acquired company having an aggregate value in excess of 5% of the value of the total assets of the acquiring Fund, or
(c) securities issued by the acquired company and all other investment companies (other than Treasury stock of the acquiring Fund) having an aggregate value in excess of 10% of the value of the acquiring Fund's total assets; (iii) the Intermediate Corporate Bond Fund, the Large Company Growth Fund, the Small Company Growth Fund, the International Equity Fund, the Capital Appreciation Fund, the Mid Cap Value Fund and the Prime Money Market Fund may purchase shares of other investment companies in accordance with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder; and (iv) this restriction is not fundamental with respect to the Intermediate Corporate Bond Fund, Large Company Growth Fund, the Small Company Growth Fund, the International Equity Fund, the Capital Appreciation Fund, the Mid Cap Value Fund and the Prime Money Market Fund and may therefore be changed by a vote of a majority of the Trustees of the BB&T Funds.


         The U.S. Treasury Fund may not buy common stocks or voting securities, or state, municipal, or private activity bonds. The U.S. Treasury Fund, the North Carolina Fund, the South Carolina Fund, the Virginia Fund, the West Virginia Fund, the Short-Intermediate Fund, the Intermediate U.S. Government Bond Fund and the Intermediate Corporate Bond Fund may not write or purchase call options. Each of the Funds may not write put options. The U.S. Treasury Fund, the Short-Intermediate Fund, the Intermediate U.S. Government Bond Fund and the Intermediate Corporate Bond Fund may not purchase put options. The North Carolina Fund and the South Carolina Fund may not invest in private activity bonds where the payment of principal and interest are the responsibility of a company (including its predecessors) with less than three years of continuous operation.

         335

         THE PRIME MONEY MARKET FUND MAY NOT:

         1. Make investments that will result in the concentration of its investments in the securities of issuers primarily engaged in the same industry. Government securities, municipal securities and bank instruments will not be deemed to constitute and industry. Bank instruments include bank accounts, time deposits, certificates of deposit, an banker's acceptances. As a matter of non-fundamental policy, (i) instruments of foreign banks will not be considered bank instruments for purposes of the above-described exclusion from the above industry concentration limit; (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (iii) utilities will be divided according to their services, for example, gas, gas transmission, electric and gas, electric and telephone will be each considered a separate industry. For purposes of this limitation, a security is considered to be issued by the entity (or entities) whose assets and revenues back the security. A guarantee of a security is not deemed to be a security issued by the guarantor, for purposes of diversification, when the value of all securities issued and guaranteed by the guarantor, and owned by the Fund, does not exceed 10% of the value of the Fund's total assets.

         2. Underwrite securities except to the extent permitted by the Investment Company Act of 1940 or the rules or regulations thereunder, as such statutes, rules or regulations may be amended from time to time.

         3. Purchase or sell commodities, commodities contracts, futures contracts, or real estate except to the extent permitted by the Investment Company Act of 1940 or the rules or regulations thereunder, as such statutes, rules or regulations may be amended from time to time.

         Although the foregoing investment limitations would permit the Prime Money Market Fund to invest in options, futures contracts and options on futures contracts, the Fund does not currently intend to trade in such instruments or engage in such transactions during the next twelve months (except to the extent a portfolio security may be subject to a "demand feature" or "put" as permitted under SEC regulations for money market funds). Prior to making any such investments, the Prime Money Market Fund would notify its shareholders and add appropriate descriptions concerning the instruments and transactions to its Prospectus.

         The following investment restrictions are considered non-fundamental and therefore may be changed by a vote of a majority of the Trustees of the BB&T
Funds:

         The Prime Money Market Fund and the U.S. Treasury Fund may not invest more than 10% of its net assets in illiquid securities.

         1. The Prime Money Market Fund and the U.S. Treasury Fund may not invest more than 10% of its net assets in instruments which are not readily marketable.

         336

         2. None of the Funds (except the Prime Money Market Fund) may invest in any issuer for purposes of exercising control or management.

         3. If any percentage restriction described above is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in net asset value will not constitute a violation of such restriction.

PORTFOLIO TURNOVER

         The portfolio turnover rate for each Fund of the BB&T Funds is calculated by dividing the lesser of a Fund's purchases or sales of portfolio securities for the year by the monthly average value of the portfolio securities. The calculation excludes all securities whose maturities at the time of acquisition were one year or less.

         For the fiscal years ended September 30, 2000, and September 30, 1999, the portfolio turnover rates for each of the Funds with a full year of operations in the subject fiscal years (other than the Money Market Funds) were as follows:

         FUND                                   2000                1999
         ----                                   ----                ----

Short-Intermediate Fund                        101.07%             99.99%
Intermediate U.S. Government  Bond Fund        103.41%             73.46%
Intermediate Corporate Bond Fund               186.79%             N/A
North Carolina Fund                             80.33%             39.70%
South Carolina Fund                             84.20%             71.96%
Virginia Fund                                   64.45%             27.05%
Large Company Value Fund                        23.85%             13.52%
Balanced Fund - common stock                    57.42%             23.35%
              - fixed income                    58.71%             51.20%
Large Company Growth Fund                       74.76%             67.59%
Small Company Growth Fund                      206.16%            184.39%
International Equity Fund                      179.44%             82.00%
Capital Manager Conservative Growth Fund        38.27%             16.45%
Capital Manager Moderate Growth Fund            46.69%             17.33%
Capital Manager Growth Fund                     43.28%             17.93%




         High turnover rates will generally result in higher transaction costs to the Funds and may result in higher levels of taxable realized gains (including short-term taxable gains generally taxed at ordinary income tax rates) to a Fund's shareholders. The portfolio turnover rate may vary greatly from year to year as well as within a particular year, and may also be affected by

         337

cash requirements for redemptions of Shares. A higher portfolio turnover rate for each Fund of the BB&T Funds other than the U.S. Treasury Fund may lead to increased taxes and transaction costs. Portfolio turnover will not be a limiting factor in making investment decisions. See "Additional Tax Information."

         Because the U.S. Treasury Fund and the Prime Money Market Fund intend to invest entirely in securities with maturities of less than one year and because the Securities and Exchange Commission requires such securities to be excluded from the calculation of the portfolio turnover rate, the portfolio turnover with respect to each of the Money Market Fund was zero percent for the fiscal years ended September 30, 2000 and September 30, 1999, and is expected to remain zero percent for regulatory purposes.


                                    VALUATION

         The net asset value of each of the Funds, other than the Money Market Funds, is determined and its Shares are priced as of the close of regular trading of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) on each Business Day ("Valuation Time"). The net asset value of the Prime Money Market Fund and the U.S. Treasury Fund is determined and their Shares are priced as of 12:00 p.m., 3:00 p.m., and as of the close of regular trading of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) on each Business Day ("Valuation Times"). As used herein a "Business Day" constitutes any day on which the New York Stock Exchange (the "NYSE") is open for trading and any other day (other than a day on which no Shares are tendered for redemption and no orders to purchase Shares are received) during which there is sufficient trading in a Fund's portfolio securities that a Fund's net asset value per Share might be materially affected. Currently, the NYSE is closed on the customary national business holidays of New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.


VALUATION OF THE MONEY MARKET FUNDS

         The U.S. Treasury Fund and the Prime Money Market Fund have elected to use the amortized cost method of valuation pursuant to Rule 2a-7 under the 1940 Act. This involves valuing an instrument at its cost initially and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. This method may result in periods during which value, as determined by amortized cost, is higher or lower than the price the U.S. Treasury Fund and the Prime Money Market Fund would receive if it sold the instrument. The value of securities in the U.S. Treasury Fund and the Prime Money Market Fund can be expected to vary inversely with changes in prevailing interest rates.

         338

         Pursuant to Rule 2a-7, each Money Market Fund will maintain a dollar-weighted average portfolio maturity appropriate to its objective of maintaining a stable net asset value per Share, provided that the Fund will not purchase any security with a remaining maturity of more than thirteen months (securities subject to repurchase agreements may bear longer maturities) nor maintain a dollar-weighted average portfolio maturity which exceeds 90 days. The BB&T Funds' Board of Trustees has also undertaken to establish procedures reasonably designed, taking into account current market conditions and each Money Market Fund's investment objective, to stabilize the net asset value per Share of each Money Market Fund for purposes of sales and redemptions at $1.00. These procedures include review by the Trustees, at such intervals as they deem appropriate, to determine the extent, if any, to which the net asset value per Share of the Money Market Fund calculated by using available market quotations deviates from $1.00 per Share. In the event such deviation exceeds one-half of one percent, Rule 2a-7 requires that the Board of Trustees promptly consider what action, if any, should be initiated. If the Trustees believe that the extent of any deviation from a Money Market Fund's $1.00 amortized cost price per Share may result in material dilution or other unfair results to new or existing investors, they will take such steps as they consider appropriate to eliminate or reduce to the extent reasonably practicable any such dilution or unfair results. These steps may include selling portfolio instruments prior to maturity, shortening the dollar-weighted average portfolio maturity, withholding or reducing dividends, reducing the number of the Fund's outstanding Shares without monetary consideration, or utilizing a net asset value per Share determined by using available market quotations.

VALUATION OF THE BOND FUNDS, THE STOCK FUNDS (EXCLUDING THE INTERNATIONAL EQUITY
FUND), AND THE FUNDS OF FUNDS

         Portfolio securities for which market quotations are readily available are valued based upon their current available bid prices in the principal market (closing sales prices if the principal market is an exchange) in which such securities are normally traded. Unlisted securities for which market quotations are readily available will be valued at the current quoted bid prices. Other securities and assets for which quotations are not readily available, including restricted securities and securities purchased in private transactions, are valued at their fair market value in BB&T Funds' Pricing Committee's best judgment under procedures established by, and under the supervision of the BB&T Funds' Board of Trustees. The Pricing Committee, as designated by the Board of Trustees, consists of the following individuals or their designees: (i) the chief investment officer of BB&T: (ii) the chief compliance officer of BISYS Fund Services, Inc.; and (iii) the treasurer of BB&T Funds. Pricing determinations require an affirmative vote of a majority of the Pricing Committee. The Funds of Funds will value their investments in mutual funds securities at the redemption price, which is net asset value.

         Among the factors that will be considered, if they apply, in valuing portfolio securities held by the Funds are the existence of restrictions upon the sale of the security by the Fund, the absence of a market for the security, the extent of any discount in acquiring the security, the estimated time during which the security will not be freely marketable, the expenses of registering or otherwise qualifying the security for public sale, underwriting commissions if underwriting would be required to effect a sale, the current yields on comparable securities for

         339

debt obligations traded independently of any equity equivalent, changes in the financial condition and prospects of the issuer, and any other factors affecting fair market value. In making valuations, opinions of counsel may be relied upon as to whether or not securities are restricted securities and as to the legal requirements for public sale.

         The BB&T Funds may use a pricing service to value certain portfolio securities where the prices provided are believed to reflect the fair market value of such securities. A pricing service would normally consider such factors as yield, risk, quality, maturity, type of issue, trading characteristics, special circumstances and other factors it deems relevant in determining valuations of normal institutional trading units of debt securities and would not rely exclusively on quoted prices. The methods used by the pricing service and the valuations so established will be reviewed by the BB&T Funds under the general supervision of the BB&T Funds' Board of Trustees. Several pricing services are available, one or more of which may be used by the Pricing Committee from time to time.

         Investments in debt securities with remaining maturities of 60 days or less may be valued based upon the amortized cost method.

VALUATION OF THE INTERNATIONAL EQUITY FUND

         Valuation of securities of foreign issuers and those held by the International Equity Fund is as follows: to the extent sale prices are available, securities which are traded on a recognized stock exchange, whether U.S. or foreign, are valued at the latest sale price on that exchange prior to the time when assets are valued or prior to the close of regular trading hours on the NYSE. In the event that there are no sales, the mean between the last available bid and asked prices will be used. If a security is traded on more than one exchange, the latest sale price on the exchange where the stock is primarily traded is used. An option or futures contract is valued at the last sales price prior to 4:00 p.m. (Eastern Time), as quoted on the principal exchange or board of trade on which such option or contract is traded, or in the absence of a sale, the mean between the last bid and asked prices prior to 4:00 p.m. (Eastern Time). In the event that application of these methods of valuation results in a price for a security which is deemed not to be representative of the market value of such security, the security will be valued by the Fund's Sub-Adviser, BlackRock International Ltd., under the direction of or in accordance with a method specified by the Board of Trustees as reflecting fair value. The amortized cost method of valuation will be used with respect to debt obligations with sixty days or less remaining to maturity unless the Adviser and/or Sub-Adviser under the supervision of the Board of Trustees determines such method does not represent fair value. All other assets and securities held by the Fund (including restricted securities) are valued at fair value as determined in good faith by BlackRock International, in accordance with procedures established by the Board of Trustees.

         Certain of the securities acquired by the International Equity Fund may be traded on foreign exchanges or over-the-counter markets on days on which the Fund's net asset value is not calculated. In such cases, the net asset value of the Fund's shares may be significantly affected on days when investors can neither purchase nor redeem shares of the Fund.

         340

         As discussed above, the International Equity Fund may use a pricing service or market/dealer experienced in such matters to value the Fund's securities.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         Each class of Shares of each Fund of the BB&T Funds are sold on a continuous basis by BISYS Fund Services L.P. ("BISYS"). In addition to purchasing Shares directly from BISYS, Class A, Class B, Class C, or Trust Shares may be purchased through procedures established by BISYS in connection with the requirements of accounts at BB&T, or BB&T's affiliated or correspondent banks. Customers purchasing Shares of the BB&T Funds may include officers, directors, or employees of BB&T or BB&T's affiliated or correspondent banks.

PURCHASE OF CLASS A, CLASS B, AND CLASS C SHARES

         As stated in the Class A, Class B, and Class C Prospectus, the public offering price of Class A Shares of the Large Company Value Fund, the North Carolina Fund, the South Carolina Fund, the Virginia Fund, the West Virginia Fund, the Short-Intermediate Fund, the Intermediate U.S. Government Bond Fund, the Intermediate Corporate Bond Fund, the Balanced Fund, the Large Company Growth Fund, the Small Company Growth Fund, the Capital Appreciation Fund, and the Mid Cap Value Fund is their net asset value next computed after an order is received, plus a sales charge which varies based upon the quantity purchased. The public offering price of such Class A Shares of the BB&T Funds is calculated by dividing net asset value by the difference (expressed as a decimal) between 100% and the sales charge percentage of offering price applicable to the purchase. The offering price is rounded to two decimal places each time a computation is made. The sales charge scale set forth in the Class A, Class B, and Class C Prospectus applies to purchases of Class A Shares of such a Fund by a Purchaser.

         Shares of the U.S. Treasury Fund and the Prime Money Market Fund and Class B Shares and Class C Shares of each Fund offering such Shares are sold at their net asset value per share, as next computed after an order is received. However, as discussed in the Class A, Class B, and Class C Prospectus, the Class B Shares and Class C Shares are subject to a Contingent Deferred Sales Charge if they are redeemed prior to the sixth and first anniversary of purchase, respectively. Investors purchasing Shares of the U.S. Treasury Fund and the Prime Money Market Fund are generally required to purchase Class A or Trust Shares, since such Shares are not subject to any initial sales charge or contingent deferred sales charge. Shareholders investing directly in Class B Shares of the U.S. Treasury Money Market Fund or the Prime Money Market Fund as opposed to Shareholders obtaining Class B Shares of the U.S. Treasury Money Market Fund or the Prime Money Market Fund upon an exchange of Class B Shares of any of the other Funds, will be requested to participate in the Auto Exchange and to set the time and amount of their regular, automatic withdrawals in such a way that all of their Class B Shares have been withdrawn from the U.S. Treasury Money Market Fund or the Prime Money Market Fund, within two years of purchase. Such

         341

Class B shares may be exchanged for Class B Shares of any other Fund through the Auto Exchange (see "Auto Exchange Plan").

         An order to purchase Class A Shares of the Prime Money Market Fund or the U.S. Treasury Fund will be deemed to have been received by the Distributor only when federal funds with respect thereto are available to the BB&T Funds' custodian for investment. Federal funds are monies credited to a bank's account within a Federal Reserve Bank. Payment for an order to purchase Shares of the Prime Money Market Fund or the U.S. Treasury Fund which is transmitted by federal funds wire will be available the same day for investment by the BB&T Funds' custodian, if received prior to the last Valuation Time (see "VALUATION OF SHARES"). It is strongly recommended that investors of substantial amounts use federal funds to purchase Shares of the Prime Money Market Fund or the U.S. Treasury Fund.


         Shares of the Prime Money Market Fund or the U.S. Treasury Fund purchased before 12:00 noon, Eastern Time, begin earning dividends on the same Business Day. All Shares of the Prime Money Market Fund or the U.S. Treasury Fund continue to earn dividends through the day before their redemption.


         Shares of the BB&T Funds sold to Participating Organizations acting in a fiduciary, advisory, custodial, or other similar capacity on behalf of Customers will normally be held of record by the Participating Organizations. With respect to Shares so sold, it is the responsibility of the Participating Organization to transmit purchase or redemption orders to the Distributor and to deliver federal funds for purchase on a timely basis. Beneficial ownership of the Shares will be recorded by the Participating Organizations and reflected in the account statements provided by the Participating Organizations to Customers. Depending upon the terms of a particular Customer account, a Participating Organization or Bank may charge a Customer's account fees for services provided in connection with investment in the BB&T Funds.

         In the case of orders for the purchase of Shares placed through a broker-dealer, the public offering price will be the net asset value as so determined plus any applicable sales charge, but only if the broker-dealer receives the order prior to the Valuation Time for that day and transmits to the BB&T Funds by the Valuation Time. The broker-dealer is responsible for transmitting such orders promptly. If the broker-dealer fails to do so, the investor's right to that day's closing price must be settled between the investor and the broker-dealer. If the broker-dealer receives the order after the Valuation Time for that day, the price will be based on the net asset value determined as of the Valuation Time for the next Business Day.

         Every Shareholder will be mailed a confirmation of each new transaction in the Shareholder's account. In the case of Class A, Class B, and Class C Shares held of record by a Participating Organization but beneficially owned by a Customer, confirmations of purchases, exchanges and redemptions of Class A, Class B, and Class C Shares by a Participating Organization will be sent to the Customer by the Participating Organization. Certificates representing Shares will not be issued.

         342

         AUTO INVEST PLAN. BB&T Funds Auto Invest Plan enables Shareholders to make regular purchases of Class A, Class B, and Class C Shares through automatic deduction from their bank accounts. With Shareholder authorization, the BB&T Funds' transfer agent will deduct the amount specified (subject to the applicable minimums) from the Shareholder's bank account and will automatically invest that amount in Class A, Class B, or Class C Shares at the public offering price on the date of such deduction.

         For a Shareholder to change the Auto Invest instructions or to discontinue the feature, the request must be made in writing to the BB&T Funds, P.O. Box 182533, Columbus, OH 43218-2533. The Auto Invest Plan may be amended or terminated without notice at any time by the Distributor.

         BB&T FUNDS INDIVIDUAL RETIREMENT ACCOUNT ("IRA"). A BB&T Funds IRA enables individuals, even if they participate in an employer-sponsored retirement plan, to establish their own retirement program by purchasing Class A, Class B, or Class C Shares for an IRA. BB&T Funds IRA contributions may be tax-deductible and earnings are tax deferred. Under the Tax Reform Act of 1986 and Taxpayer Relief Act of 1997, the tax deductibility of IRA contributions is restricted or eliminated for individuals who participate in certain employer pension plans and whose annual income exceeds certain limits. Existing IRAs and future contributions up to the IRA maximums, whether deductible or not, still earn income on a tax-deferred basis.

         All BB&T Funds IRA distribution requests must be made in writing to BISYS Fund Services. Any additional deposits to a BB&T Funds IRA must distinguish the type and year of the contribution.

         For more information on a BB&T Funds IRA call the BB&T Funds at (800) 228-1872. Investment in Shares of the North Carolina Fund, the South Carolina Fund, the Virginia Fund and the West Virginia Fund would not be appropriate for any IRA. Shareholders are advised to consult a tax adviser on BB&T Funds IRA contribution and withdrawal requirements and restrictions.


SALES CHARGES

As the BB&T Funds' principal underwriter, BISYS acts as principal in selling Class A, Class B, and Class C Shares of the BB&T Funds to dealers. BISYS re-allows the applicable sales charge as dealer discounts and brokerage commissions. However, the Distributor, in its sole discretion, may pay certain dealers all or part of the portion of the sales charge it receives. A broker or dealer who receives a reallowance in excess of 90% of the sales charge may be deemed to be an "underwriter" for purposes of the 1933 Act. From time to time dealers who receive dealer discounts and broker commissions from the Distributor may reallow all or a portion of such dealer discounts and broker commissions to other dealers or brokers.

         The Distributor, at its expense, will also provide additional compensation to dealers in connection with sales of Class A Shares of any of the Funds of the BB&T Funds. The maximum


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cash compensation payable by the Distributor is 5.75% of the public offering price of Class A Shares. Compensation will also include financial assistance to dealers in connection with conferences, sales or training programs for their employees, seminars for the public, advertising campaigns regarding one or more of the Funds, and/or other dealer-sponsored special events. In some instances, this compensation will be made available only to dealers whose representatives have sold a significant amount of such Shares. Compensation will include payment for travel expenses, including lodging, incurred in connection with trips taken by invited registered representatives and members of their families to locations within or outside of the United States for meetings or seminars of a business nature. Dealers may not use sales of a Fund's Shares to qualify for this compensation to the extent such may be prohibited by the laws of any state or any self-regulatory agency, such as the National Association of Securities Dealers, Inc. None of the aforementioned compensation is paid for by any Fund or its shareholders. Neither BISYS nor dealers are permitted to delay the placement of orders to benefit themselves by a price change.

         The sales charges set forth in the table above are applicable to purchases made at one time by any purchaser (a "Purchaser"), which includes: (i) an individual, his or her spouse and children under the age of 21; (ii) a trustee or other fiduciary of a single trust estate or single fiduciary account; or (iii) any other organized group of persons, whether incorporated or not, provided that such organization has been in existence for at least six months and has some purpose other than the purchase of redeemable securities of a registered investment company. In order to qualify for a lower sales charge, all orders from a Purchaser will have to be placed through a single investment dealer and identified at the time of purchase as originating from the same Purchaser, although such orders may be placed into more than one discrete account which identifies the Purchasers.

         In determining whether a particular redemption is subject to a Contingent Deferred Sales Charge, it is assumed that the redemption is first of any Class A Shares, then of any Class C Shares, and then of any Class B Shares in the Shareholder's Fund account, (unless the Shareholder elects to redeem in a different order) or Shares representing capital appreciation, next of Shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other Shares held by the Shareholder for the longest period of time. This method should result in the lowest possible sales charge.

SALES CHARGE REDUCTIONS AND WAIVERS

Certain sales of Class A Shares are made without a sales charge, as described in the Class A, Class B, and Class C Prospectus under the caption "Sales Charge Waivers," to promote goodwill with employees and others with whom BISYS, BB&T and/or the BB&T Funds have business relationships, and because the sales effort, if any, involved in making such sales is negligible.

         LETTER OF INTENT. Any Purchaser may obtain a reduced sales charge by means of a written Letter of Intent which expresses the intention of such Purchaser to invest a certain amount in Class A Shares of any of the Variable NAV Funds, i.e., those Funds which charge a sales charge, within a period of 13 months. Each purchase of Shares under a Letter of Intent will be made at the public offering price plus the sales charge applicable at the time of such purchase


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to a single transaction of the total dollar amount indicated in the Letter of
Intent. A Letter of Intent may include purchases of Class A Shares made not more than 90 days prior to the date such Purchaser signs a Letter of Intent; however, the 13-month period during which the Letter of Intent is in effect will begin on the date of the earliest purchase to be included. When a purchaser enters into a Letter of Intent which includes shares purchased prior to the date of the Letter of Intent, the sales charge will be adjusted and used to purchase additional Shares of the Fund at the then current public offering price at the end of the 13 month period. This program may be modified or eliminated at any time or from time to time by the BB&T Funds without notice.

         A Letter of Intent is not a binding obligation upon the investor to purchase the full amount indicated. The minimum initial investment under a Letter of Intent is 5% of such amount. Class A Shares purchased with the first 5% of such amount will be held in escrow (while remaining registered in the name of the investor) to secure payment of the higher sales charge applicable to the Class A Shares actually purchased if the full amount indicated is not purchased, and such escrowed Class A Shares will be involuntarily redeemed to pay the additional sales charge, if necessary. Dividends on escrowed Class A Shares, whether paid in cash or reinvested in additional Class A Shares are not subject to escrow. The escrowed Class A Shares will not be available for disposal by the investor until all purchases pursuant to the Letter of Intent have been made or the higher sales charge has been paid. When the full amount indicated has been purchased, the escrow will be released. To the extent that an investor purchases more than the dollar amount indicated on the Letter of Intent and qualifies for a further reduced sales charge, the sales charge will be adjusted for the entire amount purchased at the end of the 13-month period. The difference in sales charges will be used to purchase additional Class A Shares subject to the rate of sales charge applicable to the actual amount of the aggregate purchases at the net asset value next calculated.

         For further information, interested investors should contact the Distributor. Letter of Intent privileges may be amended or terminated without notice at any time by the Distributor.

         CONCURRENT PURCHASES AND RIGHT OF ACCUMULATION. A Purchaser (as defined above) may qualify for a reduced sales charge by combining concurrent purchases of Class A Shares of one or more of the Variable NAV Funds or by combining a current purchase of Class A Shares of a Variable NAV Fund with prior purchases of Shares of any Variable NAV Fund. The applicable sales charge is based on the sum of (i) the Purchaser's current purchase of Class A Shares of any Variable NAV Fund sold with a sales charge plus (ii) the then current net asset value of all Class A Shares held by the Purchaser in any Variable NAV Fund. To receive the applicable public offering price pursuant to the right of accumulation, Shareholders must at the time of purchase provide the Transfer Agent or the Distributor with sufficient information to permit confirmation of qualification. Accumulation privileges may be amended or terminated without notice at any time by the Distributor.

         Proceeds from the Contingent Deferred Sales Charge and the distribution and Shareholder service fees under the Distribution Plan are payable to the Distributor to defray the expenses of advance brokerage commissions and expenses related to providing


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         345
distribution-related and Shareholder services to the Fund in connection with the sale of the Class B and Class C Shares, such as the payment of compensation to dealers and agents selling Class B and Class C Shares. A dealer commission of 4.30% of the original purchase price of the Class B Shares of the Fund and of 1.00% of the original purchase price of the Class C Shares of the Fund will be paid to financial institutions and intermediaries. However, the Distributor may, in its sole discretion, pay a higher dealer commission at its sole discretion.

         CLASS B SHARES AND CLASS C SHARES. The Contingent Deferred Sales Charge is waived on redemption of Shares: (i) following the death or disability (as defined in the Code) of a Shareholder or a participant or beneficiary of a qualifying retirement plan if redemption is made within one year of such death or disability; (ii) to the extent that the redemption represents a minimum required distribution from an Individual Retirement Account or other qualifying retirement plan to a Shareholder who has attained the age of 70 1/2; (iii) provided that the Shareholder withdraws no more than 12% of the account value annually using the Auto Withdrawal Plan Feature; and (iv) for Investors who purchased Class B Shares of the Prime and Money Market Fund or Class B Shares of the U.S. Treasury Fund through the Cash Sweep Program at BB&T Treasury Services Division. A Shareholder or his or her representative should contact the Transfer Agent to determine whether a retirement plan qualifies for a waiver and must notify the Transfer Agent prior to the time of redemption if such circumstances exist and the Shareholder is eligible for this waiver. In addition, the following circumstances are not deemed to result in a "redemption" of Class B or Class C Shares for purposes of the assessment of a Contingent Deferred Sales Charge, which is therefore waived: (i) plans of reorganization of the Fund, such as mergers, asset acquisitions and exchange offers to which the Fund is a party; and (ii) exchanges for Class B or Class C Shares of other Funds of the BB&T Funds as described under "Exchange Privilege."

         For purposes of conversion to Class A Shares, shares received as dividends and other distributions paid on Class B Shares in a Shareholder's Fund account will be considered to be held in a separate sub-account. Each time any Class B Shares in a Shareholder's Fund account (other than those in the sub-account) convert to Class A Shares, a pro-rata portion of the Class B Shares in the sub-account will also convert to Class A Shares.

         If a Shareholder effects one or more exchanges among Class B Shares of the Funds of the BB&T Funds during the eight-year period, the BB&T Funds will aggregate the holding periods for the shares of each Fund of the BB&T Funds for purposes of calculating that eight-year period. Because the per share net asset value of the Class A Shares may be higher than that of the Class B Shares at the time of conversion, a Shareholder may receive fewer Class A Shares than the number of Class B Shares converted, although the dollar value will be the same.

EXCHANGE PRIVILEGE

         CLASS A. Only residents of North Carolina may exchange their Class A Shares of the other Funds for Class A Shares of the North Carolina Fund. Only residents of South Carolina


                                      -44-


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         346

may exchange their Class A Shares of the other Funds for Class A Shares of the South Carolina Fund. Only residents of Virginia may exchange their Class A Shares of the other Funds for Class A Shares of the Virginia Fund. Only residents of West Virginia may exchange their Class A Shares of the other Funds for Class A Shares of the West Virginia Fund.

         If Class A Shares of the Prime Money Market Fund or the U.S. Treasury Fund were acquired in a previous exchange involving Shares of a Variable NAV Fund, then such Shares of the Prime Money Market Fund or the U.S. Treasury Fund may be exchanged for Shares of a Variable NAV Fund without payment of any additional sales load within a twelve month period. Under such circumstances, the Shareholder must notify the Distributor that a sales load was originally paid. Depending upon the terms of a particular Customer account, a Participating Organization may charge a fee with regard to such an exchange. Information about such charges will be supplied by the Participating Organization.

         CLASS B. Class B Shares of each Fund may be exchanged for Class B Shares of the other Funds on the basis of relative net asset value per Class B Share, without the payment of any Contingent Deferred Sales Charge which might otherwise be due upon redemption of the outstanding Class B Shares.

         For purposes of computing the Contingent Deferred Sales Charge that may be payable upon a disposition of the newly acquired Class B Shares, the holding period for outstanding Class B Shares of the Fund from which the exchange was made is "tacked" to the holding period of the newly acquired Class B Shares. For purposes of calculating the holding period applicable to the newly acquired Class B Shares, the newly acquired Class B Shares shall be deemed to have been issued on the date of receipt of the Shareholder's order to purchase the outstanding Class B Shares of the Fund from which the exchange was made.

         CLASS C. Class C Shares of each Fund may be exchanged for Class C Shares of the other Funds on the basis of relative net asset value per Class B Share, without the payment of any Contingent Deferred Sales Charge which might otherwise be due upon redemption of the outstanding Class C Shares.

         For purposes of computing the Contingent Deferred Sales Charge that may be payable upon a disposition of the newly acquired Class C Shares, the holding period for outstanding Class C Shares of the Fund from which the exchange was made is "tacked" to the holding period of the newly acquired Class C Shares. For purposes of calculating the holding period applicable to the newly acquired Class C Shares, the newly acquired Class C Shares shall be deemed to have been issued on the date of receipt of the Shareholder's order to purchase the outstanding Class C Shares of the Fund from which the exchange was made.

         ADDITIONAL INFORMATION. An exchange is considered a sale of Shares and will result in a capital gain or loss for federal income tax purposes, which, in general, is calculated by netting the Shareholder's tax cost (or "basis") in the Shares surrendered and the value of the Shares received in the exchange. If a Shareholder exchanges Class A Shares within 90 days of


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         347

acquiring them and if a sales charge is waived on the exchange, for purposes of measuring the capital gain or loss on the exchange, the Shareholder's basis in the surrendered Shares is reduced by the lesser of (i) the sales charge paid for the surrendered shares or (ii) the amount of the sales charge that is waived on the exchange.

         If not selected on the Account Registration form, the Shareholder will automatically receive Exchange privileges. A Shareholder wishing to exchange Class A, Class B, or Class C Shares purchased through a Participating Organization or Bank may do so by contacting the Participating Organization or Bank. If an exchange request in good order is received by the Distributor or the Transfer Agent by 12:00 noon (Eastern Time) on any Business Day, the exchange usually will occur on that day.

MATTERS AFFECTING REDEMPTION

         REDEMPTION BY MAIL. A written request for redemption must be received by the BB&T Funds in order to constitute a valid tender for redemption from an Individual Retirement Account ("IRA"). Also, the signature on the written request must be guaranteed by a bank, broker, dealer, credit union, securities exchange, securities association, clearing agency or savings association, as those terms are defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 if (a) a redemption check is to be payable to anyone other than the Owner(s) of record or (b) a redemption check is to be mailed to the Owner(s) at an address other than the address of record or (c) the Owner(s) address of record has changed within the last ten business days or (d) the redemption proceeds are being transferred to another Fund account with a different registration or (e) the redemption proceeds are being wired to bank instructions currently not on the account. The Distributor reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine, (2) it has reason to believe that the transaction would otherwise be improper, or (3) the guarantor institution is a broker or dealer that is neither a member of a clearing corporation nor maintains net capital of at least $100,000. Proceeds may be mailed to the address of record or sent electronically or mailed to a previously designated bank account without a signature guarantee. See "Redemption by Telephone" for further discussion on sending proceeds to your bank account.

         REDEMPTION BY TELEPHONE. Shares may be redeemed by telephone if the Shareholder selected that option on the Account Registration Form. A Shareholder may have the proceeds mailed to the address of record or sent electronically or mailed directly to a domestic commercial bank account previously designated by the Shareholder on the Account Registration Form. Under most circumstances, such payments will be transmitted on the next Business Day following receipt of a valid request for redemption. Such electronic redemption requests may be made by the Shareholder by telephone to the Transfer Agent. The Transfer Agent may reduce the amount of a wire redemption payment by its then-current wire redemption charge. Such charge is currently being waived. There is no charge for having payment of redemption requests mailed or sent via the Automated Clearing House to a designated bank account. For telephone redemptions, call the BB&T Funds at (800) 228-1872. If not selected on the Account Registration form, the Shareholder will automatically receive telephone redemption privileges. None of the Distributor, the BB&T Funds' transfer agent, BB&T or the BB&T Funds will be liable for any losses, damages, expense or cost arising out of any telephone transaction (including exchanges and redemptions) effected in accordance with the BB&T Funds' telephone

         348

transaction procedures, upon instructions reasonably believed to be genuine. The BB&T Funds will employ procedures designed to provide reasonable assurance that instructions communicated by telephone are genuine; if these procedures are not followed, the BB&T Funds may be liable for any losses due to unauthorized or fraudulent instructions. These procedures include recording all phone conversations, sending confirmations to Shareholders within 72 hours of the telephone transaction, verifying the account name and a shareholder's account number or tax identification number and sending redemption proceeds only to the address of record or to a previously authorized bank account. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, Shareholders may also mail the redemption request to the BB&T Funds.

         The BB&T Funds may suspend the right of redemption or postpone the date of payment for Shares during any period when (a) trading on the New York Stock Exchange (the "Exchange") is restricted by applicable rules and regulations of the Securities and Exchange Commission, (b) the Exchange is closed for other than customary weekend and holiday closings, (c) the Securities and Exchange Commission has by order permitted such suspension, or (d) an emergency exists as a result of which (i) disposal by the BB&T Funds of securities owned by it is not reasonably practical or (ii) it is not reasonably practical for the Company to determine the fair market value of its total net assets.

         The BB&T Funds may redeem any class of Shares involuntarily if redemption appears appropriate in light of the BB&T Funds' responsibilities under the 1940 Act.

         AUTO WITHDRAWAL PLAN. BB&T Funds Auto Withdrawal Plan enables Shareholders to make regular redemptions of Class A Shares, Class B Shares, and Class C Shares of a Fund. With Shareholder authorization, the BB&T Funds' transfer agent will automatically redeem Class A Shares, Class B Shares, and Class C Shares at the net asset value of the applicable Fund on the dates of withdrawal and have the amount specified transferred according to the instructions of the Shareholder.

         Purchase of additional Class A Shares concurrent with withdrawals may be disadvantageous to certain Shareholders because of tax liabilities.

         To participate in the Auto Withdrawal Plan, Shareholders should complete a supplemental sign-up form that can be acquired by calling the Distributor. For a Shareholder to change the Auto Withdrawal instructions or to discontinue the feature, the request must be made in writing to the BB&T Funds, P.O. Box 182533, Columbus, OH 43218-2533. The Auto Withdrawal Plan may be amended or terminated without notice at any time by the Distributor.

         PAYMENTS TO SHAREHOLDERS. Redemption orders are effected at the net asset value per Share next determined after the Shares are properly tendered for redemption, as described above. Payment to Shareholders for Shares redeemed will be made within seven days after receipt by the Distributor of the request for redemption. However, to the greatest extent possible, the BB&T Funds will attempt to honor requests from Shareholders for next Business Day payments upon redemptions of Shares if the request for redemption is received by the Transfer Agent

         349

before the last Valuation Time on a Business Day or, if the request for redemption is received after the last Valuation Time, to honor requests for payment within two Business Days, unless it would be disadvantageous to the BB&T Funds or the Shareholders of the particular Fund to sell or liquidate portfolio securities in an amount sufficient to satisfy requests for payments in that manner. The Prime Money Market Fund and the U.S. Treasury Fund will attempt to honor requests from its Shareholders for same day payment upon redemption of Shares if the request for redemption is received by the Transfer Agent before 12:00 noon Eastern Time, on a Business Day or, if the request for redemption is received after 12:00 noon Eastern Time, to honor requests for payment on the next Business Day, unless it would be disadvantageous to the Fund or its Shareholders to sell or liquidate portfolio securities in an amount sufficient to satisfy requests for payments in that manner.

                           ADDITIONAL TAX INFORMATION

         Each Fund will be treated as a separate entity for federal income tax purposes. It is the policy of each Fund of the BB&T Funds to qualify for the favorable tax treatment accorded regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). By following such policy, each Fund of the BB&T Funds expects to eliminate or reduce to a nominal amount the federal income taxes to which such Fund may be subject. Regulated investment companies are subject to a federal excise tax if they do not distribute substantially all of their income on a timely basis. Each Fund intends to avoid paying federal income and excise taxes by timely distributing substantially all its net investment income and net realized capital gains.

         In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, a Fund must, among other things,
(a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities, and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; (b) each year distribute at least 90% of its dividend, interest (including tax-exempt interest), and certain other income and the excess, if any, of its net short-term capital gains over its net long-term capital losses; and (c) diversify its holdings so that, at the end of each fiscal quarter (i) at least 50% of the market value of its assets is represented by cash, cash items, U.S. Government securities, securities of other regulated investment companies, and other securities, limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses.

         A non-deductible excise tax is imposed on regulated investment companies that do not distribute in each calendar year (regardless of whether they have a non-calendar taxable year) an amount equal to 98% of their "ordinary income" (as defined) for the calendar year plus 98% of

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         350

their capital gain net income for the 1-year period ending on October 31 of such calendar year plus any undistributed amounts from prior years. For the foregoing purposes, a Fund is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year. If distributions during a calendar year by a Fund were less than the required amount, the Fund would be subject to a non-deductible excise tax equal to 4% of the deficiency.

         Distributions from a Fund (other than exempt-interest dividends, as discussed below) will be taxable to Shareholders as ordinary income to the extent derived from the Fund's investment income and net short-term capital gains. Distributions of net capital gains, if any, designated as capital gain dividends, are taxable as long-term capital gains (generally subject to a 20% tax rate), regardless of how long a Shareholder has held a Fund's shares and are not eligible for the dividends received deduction. Any distributions that are not from a Fund's investment company taxable income or net capital gains may be characterized as a return of capital to Shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a Shareholder reinvests them in additional shares or elects to receive them in cash. A Fund of Funds will not be able to offset gains realized by one Fund in which such Fund of Funds invests against losses realized by another Fund in which such Fund of Funds invests. The use of a fund-of-funds structure could therefore affect the amount, timing and character of distributions to shareholders.

         Dividends and distributions on a Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular Shareholder's investment. Such distributions are likely to occur in respect of shares purchased at a time when a Fund's net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when a Fund's net asset value also reflects unrealized losses.

         Upon the disposition of shares of a Fund (whether by redemption, sale or exchange), a Shareholder will realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the Shareholder's hands, and will be long-term or short-term generally depending upon the Shareholder's holding period for the shares. Depending on the percentage ownership by a Fund of Funds in an underlying Fund both before and after a redemption, a redemption of Fund shares by the Fund of Funds may cause the Fund of Funds to be treated as not receiving capital gain income on the amount by which the distribution exceeds the tax basis of the Fund of Funds in the shares of the underlying Fund, but instead to be treated as receiving a dividend taxable as ordinary income on the full amount of the distribution. This could cause Shareholders of a Fund of Funds to recognize higher amounts of ordinary income than if the Shareholders had held the shares of the underlying Funds directly.

         Each Fund of the BB&T Funds will be required in certain cases to withhold and remit to the U.S. Treasury 31% of taxable dividends and other distributions paid to any Shareholder who has provided either an incorrect taxpayer identification number or no number at all, who is subject to withholding by the Internal Revenue Service for failure properly to report payments of

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         351

interest or dividends, or who fails to provide a certified statement that he or she is not subject to "backup withholding."

         Dividends received by a Shareholder of a Fund that are derived from such Fund's investments in U.S. Government Securities may not be entitled to the exemption from state and local income taxes that would be available if the Shareholder had purchased U.S. Government Securities directly. Shareholders are advised to consult their tax adviser concerning the application of state and local taxes to distributions received from a Fund.

         Shareholders will be advised at least annually as to the amount and federal income tax character of distributions made during the year.

         Dividends are generally taxable in the taxable year received. However, dividends declared in October, November or December to Shareholders of record during such a month and paid during the following January are treated for tax purposes as if they were received by each Shareholder on December 31 of the year in which the dividends were declared.

         Dividends will generally be taxable to a Shareholder as ordinary income to the extent of the Shareholder's ratable share of the earnings and profits of a Fund as determined for tax purposes. Certain dividends paid by the Stock Funds, and so-designated by such Funds, may qualify for the dividends received deduction for corporate shareholders. A corporate shareholder will only be eligible to claim such a dividends received deduction with respect to a dividend from one of these Funds if the shareholder held its shares on the ex-dividend date and for at least 45 more days during the 90-day period surrounding the ex-dividend date. Because all of the net investment income of the remaining Funds is expected to be interest income, it is anticipated that no distributions from such Funds will qualify for the dividends received deduction. Distributions designated by a Fund as deriving from net gains on securities held for more than one year will be taxable to Shareholders as such, regardless of how long the Shareholder has held Shares in the Fund. Shareholders who are not subject to tax on their income generally will not have to pay federal income tax on amounts distributed to them.

         Distributions are taxable to a Shareholder of a Fund even if they are paid from income or gains earned by the Fund prior to the Shareholder's investment (and thus were included in the price paid by the Shareholder).

         Dividends that are derived from interest on a Fund's investments in U.S. Government Securities and that are received by a Shareholder who is a North Carolina, South Carolina, Virginia, or West Virginia resident are currently eligible for exemption from those states' income taxes. Such dividends may be eligible for exemption from the state and local taxes of other jurisdictions as well, although state and local tax authorities may not agree with this view. However, in North Carolina, South Carolina, Virginia, and West Virginia as well as in other states, distributions of income derived from repurchase agreements and securities lending transactions generally will not qualify for exemption from state and local income taxes.


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


         352

         A Fund's transactions in futures contracts, options, and foreign-currency-denominated securities, and certain other investment and hedging activities of the Fund, will be subject to special tax rules (including "mark-to-market," "straddle," "wash sale," "constructive sale," and "short sale" rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's assets, convert short-term capital losses into long-term capital losses, convert long-term capital gains into short-term capital losses, and otherwise affect the character of the Fund's income. These rules could therefore affect the amount, timing, and character of distributions to Shareholders. Income earned as a result of these transactions would, in general, not be eligible for the dividends received deduction or for treatment as exempt-interest dividends when distributed to Shareholders. The Funds will endeavor to make any available elections pertaining to these transactions in a manner believed to be in the best interest of the Funds. A Fund's investments in certain debt obligations may cause the Fund to recognize taxable income in excess of the cash generated by such obligations. Thus, the Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements.

         Investment by the Fund in "passive foreign investment companies" could subject the Fund to a U.S. federal income tax or other charge on the proceeds from the sale of its investment in such a company; however, this tax can be avoided by making an election to mark such investments to market annually or to treat the passive foreign investment company as a "qualified electing fund."

         A "passive foreign investment company" is any foreign corporation: (i) 75 percent of more of the income of which for the taxable year is passive income, or (ii) the average percentage of the assets of which (generally by value, but by adjusted tax basis in certain cases) that produce or are held for the production of passive income is at least 50 percent. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gains over losses from certain property transactions and commodities transactions, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

         Although each Fund expects to qualify as a "regulated investment company" (a "RIC") and to be relieved of all or substantially all federal income taxes, depending upon the extent of their activities in states and localities in which their offices are maintained, in which their agents or independent contractors are located, or in which they are otherwise deemed to be conducting business, the Funds may be subject to the tax laws of such states or localities. If for any taxable year a Fund does not qualify for the special federal tax treatment afforded a RIC, all of its taxable income will be subject to federal income tax at regular corporate rates at the Fund level (without any deduction for distributions to its Shareholders). In addition, distributions to Shareholders will be taxed as ordinary income even if the distributions are attributable to capital gains or exempt interest earned by the Fund. Furthermore, in order to requalify for taxation as a RIC, the Fund may be required to recognize gains, pay substantial taxes and interest, and make certain distributions.


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         353

         Prior proposed legislation that was ultimately not enacted would have reinstated a deductible tax (the "Environmental Tax"), imposed through tax years beginning before January 1, 1996, at a rate of 0.12% on a corporation's alternative minimum taxable income (computed without regard to the alternative minimum tax net operating loss deduction) in excess of $2 million. If the Environmental Tax is reinstated, exempt-interest dividends paid by the Fund that are included in a corporate Shareholder's alternative minimum taxable income may subject such shareholder to the Environmental Tax. It is not possible for the Fund to predict whether similar legislation might be proposed and enacted in the future. Corporate Shareholders should consult with their own tax advisors regarding the likelihood of such legislation and its effect on them.

         Under federal tax law in effect at the date of this Prospectus, a Shareholder's interest deduction generally will not be disallowed if the average adjusted basis of the shareholder's tax-exempt obligations does not exceed two percent of the average adjusted basis of the Shareholder's trade or business assets (in the case of most corporations and some individuals) and portfolio investments (in the case of individuals). Prior proposed legislation that was ultimately not enacted would have further limited or repealed this two-percent de minimis exception, which could reduce the total after-tax yield to investors to whom the de minimis exception would otherwise apply. It is not possible for the Fund to predict whether similar legislation might be proposed and enacted in the future. Shareholders should consult with their own tax advisors regarding the likelihood of such legislation and its effect on them.

         Information set forth in the Prospectuses and this Statement of Additional Information which relates to federal taxation is only a summary of some of the important federal tax considerations generally affecting U.S. purchasers of Shares of the BB&T Funds. No attempt has been made to present a detailed explanation of the federal income tax treatment of a Fund or its Shareholders and this discussion is not intended as a substitute for careful tax planning. Accordingly, potential purchasers of Shares of a Fund are urged to consult their tax advisers with specific reference to their own tax situation (especially with respect to foreign, state or local taxation). In addition, the tax discussion in the Prospectuses and this Statement of Additional Information is based on tax laws and regulations which are in effect on the date of the Prospectuses and this Statement of Additional Information; such laws and regulations may be changed by legislative or administrative action.


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         354

ADDITIONAL TAX INFORMATION CONCERNING THE INTERNATIONAL EQUITY FUND

         Dividends and certain interest income earned by the International Equity Fund from foreign securities may be subject to foreign withholding taxes or other taxes. So long as more than 50% of the value of the Fund's total assets at the close of any taxable year consists of stock or securities of foreign corporations, the Fund may elect, for U.S. federal income tax purposes, to treat certain foreign taxes paid by it on securities it has held for at least the minimum period specified in the Code, including generally any withholding taxes and other foreign income taxes, as paid by its shareholders. It is possible that the International Equity Fund will make this election in certain years. The remaining Funds do not expect to be eligible to make this election. If the Fund makes the election, the amount of such foreign taxes paid by the Fund will be included in its shareholders' income pro rata (in addition to taxable distributions actually received by them), and each shareholder will be entitled either (a) to credit a proportionate amount of such taxes against a shareholder's U.S. Federal income tax liabilities, so long as the shareholder held the Fund shares (without protection from risk of loss) on the ex-dividend date and for at least 15 other days during the 30-day period surrounding the ex-dividend date, or (b) if a shareholder itemizes deductions, to deduct such proportionate amounts from U.S. Federal taxable income. Although a Fund of Funds may itself be entitled to a deduction for such taxes paid by a Fund in which the Fund of Funds invests, the Fund of Funds will not be able to pass any such credit or deduction through to its own shareholders.

         Fund transactions in foreign currencies and hedging activities may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in value of the foreign currency concerned. In addition, such activities will likely produce a difference between book income and taxable income. This difference may cause a portion of a Fund's income distributions to constitute a return of capital for tax purposes or require the Fund to make distributions exceeding book income to qualify as a RIC for tax purposes.

ADDITIONAL TAX INFORMATION CONCERNING THE NORTH CAROLINA, SOUTH CAROLINA, VIRGINIA, AND WEST VIRGINIA FUNDS

         As indicated in the Prospectuses, the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund are designed to provide North Carolina, South Carolina, Virginia, and West Virginia Shareholders, respectively, with current tax-exempt interest income. The Funds are not intended to constitute a balanced investment program and are not designed for investors seeking capital appreciation or maximum tax-exempt income irrespective of fluctuations in principal. Shares of the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund would not be suitable for tax-exempt institutions and may not be suitable for retirement plans qualified under Section 401 of the Code, so-called Keogh or H.R. 10 plans, and individual retirement accounts. Such plans and accounts are generally tax-exempt and, therefore, would not realize any additional benefit from the dividends of the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund being tax-exempt, and such dividends would be ultimately taxable to the beneficiaries of such plans and accounts when distributed to them.


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         355

         The portions of dividends paid for each year that are exempt from federal, and North Carolina, South Carolina, Virginia, or West Virginia income tax, respectively, will be designated within 60 days after the end of a Fund's taxable year and will be based for each of the North Carolina, South Carolina, Virginia, and West Virginia Funds upon the ratio of net tax-exempt income to total net income earned by the Fund during the entire year. That ratio may be substantially different from the ratio of net tax-exempt income to total net income earned during any portion of the year. Thus, a Shareholder who holds Shares in either Fund for only a part of the year may be allocated more or less tax-exempt dividends than would be the case if the allocation were based on the ratio of net tax-exempt income to total net income actually earned by the Fund while he or she was a Shareholder.

         Distributions from the North Carolina Fund will not be subject to North Carolina income tax if made to individual Shareholders residing in North Carolina or to trusts or estates subject to North Carolina income tax to the extent such distributions are either (i) attributable to interest on obligations of North Carolina or its political subdivisions, or Guam, Puerto Rico, or the United States Virgin Islands, including the governments thereof and their agencies, instrumentalities and authorities, or (ii) attributable to interest on direct obligations of the United States.

         Distributions from the South Carolina Fund will not be subject to South Carolina income tax if made to individual Shareholders residing in South Carolina or to trusts or estates subject to South Carolina income tax to the extent such distributions are either (i) attributable to interest on obligations of South Carolina or its political subdivisions, including any agencies, instrumentalities and authorities thereof, or (ii) attributable to interest on direct obligations of the United States. However, distributions from the South Carolina Fund may be subject to certain estate transfer and bank transfer taxes by South Carolina.

         Distributions from the Virginia Fund will not be subject to Virginia income tax if the Virginia Fund pays distributions to Shareholders that it derived from interest on debt obligations of Virginia or its political subdivisions, debt obligations of the United States excludable from Virginia income tax under the laws of the United States, or debt obligations of Puerto Rico, Guam, or the Virgin Islands, which debt obligations are backed by the full faith and credit of the borrowing government.

         Distributions from the West Virginia Fund will not be subject to West Virginia income tax if the West Virginia Fund pays distributions to Shareholders that it derived from interest on debt obligations of West Virginia or its political subdivisions or debt obligations of the United States and some of its authorities, commissions, or instrumentalities.

         Distributions designated by the Funds as "exempt-interest dividends" are not generally subject to federal income tax. However, if the Shareholder receives Social Security or railroad retirement benefits, the Shareholder should consult his or her tax adviser to determine what effect, if any, an investment in a Fund may have on the taxation of such benefits.

         Dividends derived from interest income from certain types of securities in which the North Carolina Fund, the South Carolina Fund, the Virginia Fund, or the West Virginia Fund,


                                      -54-


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         356

may invest may subject individual and corporate investors to liability under the federal alternative minimum tax. As a matter of policy, under normal market conditions, not more than 10% of a Fund's total assets will be invested in securities the interest on which is treated as a preference item for purposes of the federal alternative minimum tax for individuals. To the extent the North Carolina Fund, the South Carolina Fund, the Virginia Fund, or the West Virginia Fund invests in securities the interest on which is subject to federal alternative minimum tax, Shareholders, depending on their tax status, may be subject to alternative minimum tax on that part of the Fund's distributions derived from those securities. Interest income on all Tax-Exempt Obligations is included in "adjusted current earnings" for purposes of computing the federal alternative minimum tax applicable to corporate Shareholders of the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund.

         Under the Code, if a Shareholder receives an exempt-interest dividend with respect to any Share and such Share is held for six months or less, any loss on the sale or exchange of such Share will be disallowed for North Carolina, South Carolina, Virginia, West Virginia and federal income tax purposes to the extent of the amount of such exempt-interest dividend, even though, in the case of North Carolina, South Carolina, Virginia, or West Virginia, some portion of such dividend actually may have been subject to North Carolina, South Carolina, Virginia, or West Virginia income tax. Although the Treasury Department is authorized to issue regulations reducing such period to as short as 31 days for RICs that regularly distribute at least 90% of their net tax-exempt interest, no such regulations have been issued as of the date of this Statement of Additional Information.

         The North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund may at times purchase Tax-Exempt Obligations at a discount from the price at which they were originally issued. For federal income tax purposes, some or all of this market discount will be included in a Fund's ordinary income and will be taxable to shareholders as such when it is distributed to them.

         To the extent dividends paid to Shareholders are derived from taxable income (for example, from interest on certificates of deposit, market discount, securities lending transactions or repurchase agreements), or from long-term or short-term capital gains, such dividends will be subject to federal income tax, whether such dividends are paid in the form of cash or additional Shares. Distributions by the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund of net gains on securities held for more than one year are taxable to Shareholders as such, regardless of how long the Shareholder has held Shares in the North Carolina Fund, the South Carolina Fund, the Virginia Fund, or the West Virginia Fund, except that distributions which are directly attributable to gains from certain obligations of the State of North Carolina and its political subdivisions that were issued before July 1, 1995 are exempt from North Carolina State income tax. Distributions will be taxable as described above even if the net asset value of a Share in the North Carolina Fund, the South Carolina Fund, the Virginia Fund, or the West Virginia Fund is reduced below the Shareholder's cost of that Share by the distribution of income or gain realized on the sale of securities and the distribution is, as an economic matter, a return of capital. If a shareholder purchases mutual fund shares, receives a capital gain dividend (or is credited with an undistributed capital gain) and then sells the shares


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         357

at a loss within 6 months after purchasing the shares, the loss is treated as a long-term capital loss to the extent of the capital gain dividend (or undistributed capital gain).

         Part or all of the interest on indebtedness incurred by a Shareholder to purchase or carry Shares of the North Carolina Fund, the South Carolina Fund, the Virginia Fund, or the West Virginia Fund is not deductible for federal, North Carolina, South Carolina, Virginia, or West Virginia income tax purposes. The portion of interest that is not deductible is equal to the total interest multiplied by the percentage of the Fund's total distributions (not including distributions from net long-term capital gains) paid to the Shareholder that are exempt-interest dividends. It is anticipated that none of the distributions from the North Carolina Fund, the South Carolina Fund the Virginia Fund, or the West Virginia Fund will be eligible for the dividends received deduction for corporations.

         In addition, the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund may not be appropriate investments for Shareholders who are "substantial users" of facilities financed by private activity bonds or "related persons" thereof. "Substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who regularly uses a part of such facilities in his trade or business, and whose gross revenues derived with respect to the facilities financed by the issuance of bonds represent more than 5% of the total revenues derived by all users of such facilities, or who occupies more than 5% of the usable area of such facilities, or for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. "Related person" includes certain related natural persons, affiliated corporations, a partnership and its partners and an S Corporation and its shareholders. Each Shareholder who may be considered a "substantial user" should consult a tax adviser with respect to whether exempt-interest dividends would retain the exclusion under Section 103 of the Code if the Shareholder were treated as a "substantial user" or a "related person."

         The Code permits a RIC which invests at least 50% of its total assets in Tax-Exempt Obligations to pass through to its investors, tax-free, net Tax-Exempt Obligations interest income. The policy of the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund is to pay each year as dividends substantially all the Fund's Tax-Exempt Obligations interest income net of certain deductions. An exempt-interest dividend is any dividend or part thereof (other than a capital gain dividend) paid by the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund and designated as an exempt-interest dividend in a written notice mailed to Shareholders within sixty days after the close of the Fund's taxable year, but not to exceed in the aggregate the net Tax-Exempt Obligations interest received by the Fund during the taxable year. The percentage of the total dividends paid for any taxable year which qualifies as federal exempt-interest dividends will be the same for all Shareholders receiving dividends from the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund, respectively, during such year, regardless of the period for which the Shares were held.

         While the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund do not expect to realize any significant amount of long-term capital gains, any net realized long-term capital gains will be distributed annually. The North Carolina Fund,


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


         358

the South Carolina Fund, the Virginia Fund, and the West Virginia Fund will have no tax liability with respect to such distributed gains, and the distributions will be taxable to Shareholders as net gains on securities held for more than one year regardless of how long a Shareholder has held the Shares of the North Carolina Fund, the South Carolina Fund, the Virginia Fund, or the West Virginia Fund. Such distributions will be designated as a capital gains dividend in a written notice mailed by the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund to their respective Shareholders within sixty days after the close of each Fund's taxable year.

         Distributions of exempt-interest dividends, to the extent attributable to interest on North Carolina, South Carolina, Virginia, and West Virginia Tax-Exempt Obligations and to interest on direct obligations of the United States (including territories thereof), are not subject to North Carolina, South Carolina, Virginia, or West Virginia (respectively) individual or corporate income tax. However, distributions from the South Carolina Fund may be subject to certain estate transfer and bank transfer taxes by South Carolina. Distributions of gains attributable to certain obligations of the State of North Carolina and its political subdivisions issued prior to July 1, 1995 are not subject to North Carolina individual or corporate income tax; however, distributions of gains attributable to such types of obligations that were issued after June 30, 1995 will be subject to North Carolina individual or corporate income tax. Distributions of gains attributable to obligations of the State of South Carolina are subject to South Carolina individual and corporate income tax. Shareholders in West Virginia cannot reduce their West Virginia AGI for any portion of interest or dividends received from the Fund derived from income on obligations of any state, or political subdivision thereof, other than West Virginia, regardless of any Federal law exemption, such as that accorded "exempt-interest dividends;" and they must increase their West Virginia AGI by the amount of such interest or dividend income. Also, a shareholder must increase his West Virginia AGI by interest on indebtedness incurred (directly or indirectly) to purchase or hold shares of the Fund to the extent such interest was deductible in determining Federal AGI. The sale, exchange, or redemption of Fund shares is subject to the West Virginia income tax to the extent the gain or loss therefrom affects the determination of the shareholder's Federal AGI.

         While the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund do not expect to earn any significant amount of investment company taxable income, taxable income earned by the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund will be distributed to their respective Shareholders. In general, the investment company taxable income will be the taxable income of each Fund (for example, short-term capital gains) subject to certain adjustments and excluding the excess of any net long-term capital gains for the taxable year over the net short-term capital loss, if any, for such year. Any such income will be taxable to Shareholders as ordinary income (whether paid in cash or additional Shares).

         As indicated in the Prospectuses, the Funds may acquire puts with respect to Tax-Exempt Obligations held in the portfolios. See "INVESTMENT OBJECTIVES AND POLICIES - Additional Information on Portfolio Instruments - Puts" in this Statement of Additional Information. The policy of the North Carolina Fund, the South Carolina Fund, the Virginia


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


         359

Fund, and the West Virginia Fund is to limit the acquisition of puts to those under which the Fund will be treated for federal income tax purposes as the owner of the Tax-Exempt Obligations acquired subject to the put and the interest on the Tax-Exempt Obligations will be tax-exempt to the Fund. Although the Internal Revenue Service has issued a published ruling that provides some guidance regarding the tax consequences of the purchase of puts, there is currently no guidance available from the Internal Revenue Service that definitively establishes the tax consequences of many of the types of puts that the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund could acquire under the 1940 Act. Therefore, although the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund will only acquire a put after concluding that such put will have the tax consequences described above, the Internal Revenue Service could reach a different conclusion from that of the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund. If the North Carolina Fund, the South Carolina Fund, the Virginia Fund, or the West Virginia Fund were not treated as the owners of the Tax-Exempt Obligations, income from such securities would probably not be tax exempt.

         The foregoing is only a summary of some of the important federal tax considerations generally affecting purchasers of Shares of the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund. No attempt has been made to present a detailed explanation of the Federal or state income tax treatment of the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund or their Shareholders and this discussion is not intended as a substitute for careful tax planning. Accordingly, potential purchasers of Shares of the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund are urged to consult their tax advisers with specific reference to their own tax situation. In addition, the foregoing discussion is based on tax laws and regulations which are in effect on the date of this Statement of Additional Information; such laws and regulations may be changed by legislative or administrative action.

SPECIAL CONSIDERATIONS REGARDING INVESTMENT IN NORTH CAROLINA TAX-EXEMPT OBLIGATIONS

         The concentration of investments in North Carolina Tax-Exempt Obligations by the North Carolina Fund raises special investment considerations. In particular, changes in the economic condition and governmental policies of North Carolina and its political subdivisions, agencies, instrumentalities, and authorities could adversely affect the value of the North Carolina Fund and its portfolio securities. This section briefly describes current economic trends in North Carolina. The information set forth below is derived from official statements prepared in connection with the issuance of North Carolina Tax-Exempt Obligations and other sources that are generally available to investors. The BB&T Funds has not independently verified this information.

         The State of North Carolina (the "State") has three major operating funds: the General Fund, the Highway Fund and the Highway Trust Fund. North Carolina derives most of its revenue from taxes, including individual income tax, corporation income tax, sales and use taxes, corporation franchise tax, alcoholic beverage tax, insurance tax and tobacco products tax. State sales taxes on food, as well as the inheritance and soft drink taxes, have been eliminated, while a

         360

streamlined sales tax collection system has been adopted to improve collection efforts, particularly as to out-of-state catalog and internet sales. The State receives other non-tax revenues which are also deposited in the General Fund. The most important are federal funds collected by State agencies, university fees and tuitions, interest earned by the State Treasurer on investments of General Fund moneys and revenues from the judicial branch. The proceeds from the motor fuel tax, highway use tax and motor vehicle license tax are deposited in the Highway Fund and the Highway Trust Fund.

         Fiscal year 1998-1999 ended with a positive General Fund balance of $1,437.9 million. Along with additional reserves, $522.5 million was reserved in the Savings Reserve Account, $288.0 million was reserved in the Retirees' Health Premiums Reserve, $164.7 million was reserved in the Repairs and Renovations Reserve Account, and $31.1 million was reserved in the Clean Water Management Trust Fund. After additional reserves, the unreserved General Fund balance at the end of fiscal year 1998-1999 was $296.7 million.

         Fiscal year 1999-2000 ended with a positive General Fund balance of $447.5 million. Along with additional reserves, $37.5 million was reserved in the Savings Reserve Account, $117.7 million was reserved in the Retirees' Health Premiums Reserve, $7.1 million was reserved in the Repairs and Renovations Reserve Account, and $1.1 million was reserved the Clean Water Management Trust Fund. Additionally, $240.0 million was reserved in the Intangibles Tax Refunds Reserve. After additional reserves, there was no balance remaining in the unreserved General Fund at the end of fiscal year 1999-2000. The ending General Fund balance does not include $541.9 million of unexpended funds designated to relief of Hurricane Floyd victims, which funds are to be expended during subsequent fiscal years.

         The foregoing results are presented on a budgetary basis. Accounting principles applied to develop data on a budgetary basis differ significantly from those principles used to present financial statements in conformity with generally accepted accounting principles. For example, based on a modified accrual basis, the General Fund balance as of June 30, 1999 was $1,144.1 million.

         On June 30, 1999, the General Assembly adopted a $13.5 billion budget for fiscal year 1999-2000, an increase of 4.6% from the previous year, with no new taxes or tax relief. Primarily focusing on education, the General Assembly authorized 7.5% raises for teachers in the public schools and salary and tuition increases at community colleges and universities. Additionally, the General Assembly allocated $30 million to the Clean Water Management Trust Fund to provide grants and loans to local governments to clean up and protect rivers and streams and to preserve open spaces. The General Assembly also took action to reduce some taxes, including elimination of the sales tax on food (estimated cost of $185.5 million in fiscal year 1999-2000) and the inheritance tax (estimated cost of $52.5 million in fiscal year 1999-2000).

         Extraordinary events occurred during fiscal year 1999-2000 that caused significant stress on the budget for the fiscal year. In the fall of 1999, the State was the victim of two major hurricanes, Dennis and Floyd, in a period of a few weeks. In response to the devastation caused by these storms, a special session of the General Assembly was convened in December 1999 to

         361

create relief programs to address the damages, culminating in the enactment of legislation appropriating $836.6 million for disaster relief programs. The General Assembly funded the $836.6 million for Hurricane Floyd relief programs from $228.7 million of reallocated appropriations from department operating budgets and $607.9 million from unspent capital improvement appropriations and reserves, including $286 million from the Budget Stabilization Reserve, and the unappropriated fund balance. In addition, during 1998 and 1999, the State settled two major lawsuits involving taxes held to be illegally collected. The total amount paid for these settlements was $1,239 million, $400 million of which was paid in fiscal year 1998-1999 and another $599 million of which was paid in fiscal year 1999-2000. Additionally, actual revenues received during fiscal year 1999-2000 were below budget due in part to the hurricanes and a major winter storm in early 2000 that paralyzed much of the State for over a week.

         On account of the stress caused by these events on the budget for fiscal year 1999-2000, certain adjustments were made to assure that the budget for the fiscal year would remain balanced and to assure that the budget for fiscal year 2000-2001 would be balanced. In addition, approximately $98.7 million of tax refunds not paid before June 30, 2000 resulted in overstated revenues for fiscal year 1999-2000 by that amount. Due to the presence of these revenues, additional adjustments to balance the budget for fiscal year 1999-2000 were not required. The payment of these refunds after June 30, 2000 will result in a decrease in revenues for fiscal year 2000-2001 by a like amount. In the past, payments for teacher salaries for services rendered in a fiscal year have been funded as an expenditure in that fiscal year's budget, even though payments would be made after June 30. The State deferred funding of $271 million required for the payment of teacher salaries to be paid after fiscal year 1999-2000 to fund a reserve to pay the final $240 million settlement payment on one of the lawsuits referred to above. This final payment settling these cases was made by the State on July 10, 2000. In the budget for fiscal year 2000-2001, the State reduced by $252 million the budgeted contributions to the State plans for employee's retirement ($191.3 million), retiree health benefits ($50 million), and death benefits ($10.9 million). This reduction was provided from the realization of a portion of the gains from the investment of amounts previously contributed to the plans and excess available reserves set aside for this purpose.

         On June 30, 2000, the General Assembly adopted a $14.1 billion budget for fiscal year 2000-2001, an increase of 4.1% from the previous year, with no new taxes or tax relief, although a streamlined sales tax collection system was implemented to improve collections, particularly as to out-of-state catalog and internet sales. Continuing to focus on education, the General Assembly approved a $3.1 billion bond referendum for construction and renovation at the State's 16 university campuses and 59 community colleges. North Carolina's citizens approved the $3.1 billion bond package - the largest in State history - on November 7, 2000. The bonds will be issued over five years and paid back over 20 years. The General Assembly also authorized 6.5% raises for teachers in the public schools, bringing the State's teachers' salaries up to the national average. State employees received 4.2% raises and $500 bonuses to be disbursed in October 2000. The General Assembly placed $170 million over the next two years in reserve to help cover expected cost increases in the state employee's health insurance plan, and an additional $120 million was set aside to replenish the depleted State Emergency Reserves. The General Assembly also placed in reserve $100 million for the Repairs and Renovations Reserve Account,


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$14.9 million in the Reserve for Capital Improvements, $120 million in the
Savings Reserve Account, and $30 million in the Clean Water Management Trust
Fund.

         Under the State's constitutional and statutory scheme, the Governor is required to prepare and propose a biennial budget to the General Assembly. The General Assembly is responsible for considering the budget proposed by the Governor and enacting the final budget. In enacting the final budget, the General Assembly may modify the budget proposed by the Governor as it deems necessary. The Governor is responsible for administering the budget enacted by the General Assembly.

         The State budget is based upon a number of existing and assumed State and non-State factors, including State and national economic conditions, international activity, federal government policies and legislation and the activities of the State's General Assembly. Such factors are subject to change which may be material and affect the budget. The Congress of the United States is considering a number of matters affecting the federal government's relationship with the state governments that, if enacted into law, could affect fiscal and economic policies of the states, including North Carolina.

         In 1998, the State approved a settlement agreement with the major tobacco companies for reimbursement of its smoking-related medical expenses paid through Medicaid and other health care programs. North Carolina could receive approximately $4.6 billion over the next 25 years pursuant to this settlement agreement. In order to help communities in North Carolina injured by the decline of tobacco, the General Assembly has established a foundation which will receive 50% of these settlement payments. A trust fund for tobacco farmers and quota holders and another trust fund for health programs will each receive one-quarter of the remaining settlement payments. North Carolina has also entered into a separate $1.9 billion settlement with the major tobacco companies on behalf of tobacco farmers and quota holders. Payments into the National Tobacco Growers Settlement Trust are expected to average $155 million per year over a 12-year period which began in 1999.

         The economic profile of the State consists of a combination of industry, agriculture, and tourism. Non-agricultural wage and salary employment accounted for approximately 3,866,100 jobs in 1999. The largest segment of jobs was approximately 802,700 in manufacturing. Based on July 1999 data from the United States Bureau of Labor Statistics, the State ranked tenth among the states in non-agricultural employment and eighth among the states in manufacturing employment. During the period from 1990 to 1999, per capita income in the State grew from $16,674 to $26,220, an increase of 57.3%. The North Carolina Employment Security Commission has estimated the seasonally adjusted unemployment rate in July 2000 to be 3.2% of the labor force, as compared with an unemployment rate of 4.0% nationwide. The labor force has grown from 2,855,300 in 1980 to 3,874,500 in 1999, an increase of 36%. The labor force has undergone significant changes during this period, as the State has moved from an agricultural economy to a service and goods-producing economy.

         No litigation of any kind is now pending (either in State or federal courts) or, to the knowledge of the Department of State Treasurer, threatened to restrain or enjoin the issuance or


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delivery of any North Carolina Tax-Exempt Obligations or in any manner questioning the proceedings or authority under which any North Carolina Tax-Exempt Obligations are issued or affecting the validity of any North Carolina Tax-Exempt Obligations. The following are cases pending in which the State faces the risk of either a loss of revenue or an unanticipated expenditure. In the opinion of the Department of State Treasurer, none of these cases would materially adversely affect the State's ability to meet its financial obligations.

         1. LEANDRO, ET AL. V. STATE OF NORTH CAROLINA AND STATE BOARD OF EDUCATION - SCHOOL FUNDING. In 1994, students and boards of education in five counties in the State filed suit in superior court requesting a declaration that the public education system of North Carolina, including its system of funding, violates the State constitution by failing to provide adequate or substantially equal educational opportunities, by denying due process of law, and by violating various statutes relating to public education. Five other school boards and students therein intervened, alleging claims for relief on the basis of the high proportion of at-risk and high-cost students in their counties' systems. The suit is similar to a number of suits in other states, some of which resulted in holdings that the respective systems of public education funding were unconstitutional under the applicable state law. The State filed a motion to dismiss, which was denied. On appeal the North Carolina Supreme Court upheld the present funding system against the claim that it unlawfully discriminated against low wealth counties but remanded the case for trial on the claim for relief based on the Court's conclusion that the constitution guarantees every child the opportunity to obtain a sound basic education. The trial on the claim of one plaintiff's county is on-going. The North Carolina Attorney General's Office believes that sound legal arguments support the State's position on the outstanding claims.

         2. N.C. SCHOOL BOARDS ASSOCIATION, ET AL. V. HARLAN E. BOYLES, STATE TREASURER, ET AL. - USE OF ADMINISTRATION PAYMENTS. On December 14, 1998, plaintiffs, including the county school boards of Wake, Durham, Johnston, Buncombe, Edgecombe, and Lenoir Counties, filed suit in superior court requesting a declaration that certain payments to State administrative agencies must be distributed to the public schools on the theory that such amounts are fines which under the North Carolina Constitution must be paid to the schools. For the last fiscal year for which information was available to them, plaintiffs allege liability of approximately $84 million. Until this matter is resolved, any refunds and interest will continue to accrue. The North Carolina Attorney General's Office believes that sound legal arguments support the State's position on the outstanding claims.

         3. FAULKENBURY V. TEACHERS' AND STATE EMPLOYEES' RETIREMENT SYSTEM, PEELE V. TEACHERS' AND STATE EMPLOYEES' RETIREMENT SYSTEM, AND WOODARD V. LOCAL GOVERNMENTAL EMPLOYEES' RETIREMENT SYSTEM - DISABILITY RETIREMENT BENEFITS. Plaintiffs are disability retirees who brought class actions in state court challenging changes in the formula for payment of disability retirement benefits and claiming impairment of contract rights, breach of fiduciary duty, violation of other federal constitutional rights, and violation of state constitutional and statutory rights. The superior court ruled in favor of plaintiffs. The order was affirmed by the North Carolina Supreme Court in 1997. The case went back to the superior court for calculations of benefits and payment of retroactive benefits, along with determination of various remedial issues. As a result of the remedial proceedings, there have been two appeals to the


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appellate courts concerning calculation of the retroactive benefits, one of which has not been finally resolved. Plaintiffs previously submitted documentation to the court asserting that the cost in damages and higher prospective benefit payments to plaintiffs and class members would amount to $407 million. Calculations and payments so far indicate that retroactive benefits will be significantly less than estimated, depending in part on the pending appeal. Payments have been made by the State of approximately $84 million. The remaining liability for retroactive benefits is estimated by the State not to exceed $30 million. All retroactive payments and future benefit payments are payable from the funds of the retirement systems.

         4. SOUTHEAST COMPACT COMMISSION - DISPOSAL OF LOW-LEVEL RADIOACTIVE WASTE. North Carolina and seven other southeastern states created the Southeast Interstate Low-Level Radioactive Waste Management Compact to plan and develop a site for the disposal of low-level radioactive waste generated in the member states. North Carolina was assigned responsibility for development of the first disposal site, with costs to be distributed equitably among the Compact members. In 1997, the Compact Commission discontinued funding of the development of the North Carolina site, alleging that the State was not actively pursuing the permitting and development of the proposed site. North Carolina withdrew from the Compact in 1999. On July 10, 2000, the Compact filed a Motion For Leave to File Bill of Complaint and Bill of Complaint in the United States Supreme Court. The Motion seeks the Court's original jurisdiction to enforce sanctions imposed against North Carolina for the recovery of $89.9 million plus interest and attorneys' fees. The North Carolina Attorney General's office believes that sound legal arguments support the State's position on this matter.

         The State is also involved in numerous claims and legal proceedings, many of which normally occur in governmental operations. A review of the status of outstanding lawsuits involving the State did not disclose any proceedings that are expected by the North Carolina Attorney General to materially adversely affect the State's ability to meet its financial obligations.

         In its 1996 Short Session, the North Carolina General Assembly approved State general obligation bonds in the amount of $950 million for highways and $1.8 billion for schools. These bonds were approved by the voters of the State in November 1996. In March 1997, the State issued $450 million of the authorized school bonds. In November 1997, the State issued $250 million of the authorized highway bonds. In April 1998, the State issued an additional $450 million of the authorized school bonds. In April 1999, the State again issued an additional $450 million of the authorized school bonds. In September 2000, the State issued an additional $295 million of the authorized school bonds. The offering of the remaining $855 million of these authorized bonds is anticipated to occur over the next two to four years.

         On November 3, 1998, North Carolina voters approved the issuance of $800 million in clean water bonds and $200 million in natural gas facilities bonds. The clean water bonds will provide grants and loans for needed water and sewer improvement projects for the State's municipalities, and fund programs to reduce pollution in the State's waterways. The natural gas bond issue will provide grants, loans and other financing for local distribution companies or state or local government agencies to build natural gas facilities, in part to help attract industry to the State's rural regions. In September 1999, the State issued a total of $197.4 million of authorized


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         365
clean water bonds and natural gas facilities bonds, $177.4 million of which were a combination of clean water bonds and natural gas facilities bonds and $20 million of which were solely natural gas facilities bonds. In October 1999, the State issued an additional $2.6 million of authorized clean water bonds. In September 2000, the State issued an additional $5 million of authorized natural gas facilities bonds. An additional offering of $224 million of authorized clean water and natural gas facilities bonds is anticipated for the next year.

         A bond referendum was held on November 7, 2000 to approve the issuance of $3.1 billion of general obligation bonds to finance improvements to the facilities of the 16 public universities and 59 community colleges in the State. The bond referendum was overwhelmingly approved by 73% of North Carolina voters, which was well above the simple majority approval required.

         Hurricane Floyd struck North Carolina on September 16, 1999, causing significant flood and wind damage and some loss of life. The effects of the storm and its aftermath have been, and continue to be, felt in the eastern part of the State. Federal and State disaster recovery and relief efforts are ongoing to assist victims of the storm. The final estimate of property damage caused by the storm and its aftermath has not yet been determined but is expected to exceed the $6 billion of damages caused by Hurricane Fran in 1996.

         In the opinion of the Offices of the Governor and the State Treasurer, notwithstanding the devastation caused by Hurricane Floyd, the storm and its consequences should not have a material adverse impact upon the ability of the State to meet its financial obligations, including timely payment of principal and interest on all North Carolina Tax-Exempt Obligations.

         Currently, Moody's, Standard & Poor's and Fitch rate North Carolina general obligation bonds Aaa, AAA, and AAA, respectively. There can be no assurance that the economic conditions on which these ratings are based will continue or that particular bond issues will not be adversely affected by changes in economic or political conditions. See the Appendix to this Statement of Additional Information ("SAI").

SPECIAL CONSIDERATIONS REGARDING INVESTMENT IN SOUTH CAROLINA TAX-EXEMPT OBLIGATIONS

         The concentration of investments in South Carolina Tax-Exempt Obligations by the South Carolina Fund raises special investment considerations. In particular, changes in the economic condition and governmental policies of South Carolina and its political subdivisions, agencies, instrumentalities, and authorities could adversely affect the value of the South Carolina Fund and its portfolio securities. This section briefly describes current economic trends in South Carolina. The information set forth below is derived from official statements prepared in connection with the issuance of South Carolina Tax-Exempt Obligations and other sources that are generally available to investors. The BB&T Funds has not independently verified this information.

         The South Carolina Constitution requires the General Assembly to provide a balanced budget and requires that if a deficit arises, such deficit must be provided for in the succeeding fiscal year. The State Constitution also provides that the State Budget and Control Board may, if


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         366

a deficit appears likely, effect such reductions in appropriations as may be necessary to prevent a deficit. In the November 1984 general election the electorate approved a constitutional amendment providing that annual increases in State appropriations may not exceed the average growth rate of the economy of the State and that the annual increases in the number of State employees may not exceed the average growth of the population of the State. Such limits on growth are subject to suspension by a super-majority of the General Assembly. The State Constitution also establishes a General Reserve Fund to be maintained in an amount equal to 3% (4% prior to 1988) of General Fund revenue for the latest fiscal year.

         In the November 1988 general election the electorate approved a constitutional amendment creating a Capital Reserve Fund equal to 2% of General Fund revenue. Before March 1 of each year, the Capital Reserve Fund must be used to offset mid-year budget reductions before mandating cuts in operating appropriations. After March 1, the Capital Reserve Fund may be appropriated by a special vote in separate legislation by the General Assembly to finance in cash previously authorized capital improvement bond projects, retire bond principal or interest on bonds previously issued, and for capital improvements or other nonrecurring purposes which must be ranked in order of priority of expenditure. Monies in the Capital Reserve Fund not appropriated or any appropriation for a particular project or item which has been reduced due to application of the monies to year-end deficit, must go back to the General Fund.

         As noted above, the Constitution requires a procedure for the monitoring of revenues and expenditures with a view to a reduction of appropriations as may be necessary to prevent a deficit. For the purpose of providing projections and forecasts of revenues and expenditures and advising the Budget and Control Board on economic trends, the General Assembly established the Board of Economic Advisors. In particular with respect to the Constitutional requirement of monitoring revenues, statutory provisions require that the Board of Economic Advisors provide to the Budget and Control Board quarterly estimates of State revenues. If at the end of the first or second quarter of any fiscal year, quarterly revenue collections are 4% or more below the amount projected for such quarter by the Board of Economic Advisors, the State Board is required, within fifteen days of such determination, to take action to avoid a Fiscal Year End deficit.

         In 1993 the General Assembly provided that, beginning with appropriations for Fiscal Year 1994-95, appropriations in the annual General Appropriations Act may not exceed the base revenue estimate. The base revenue estimate is defined as the lesser of: (i) the total of recurring general fund revenues collected in the latest completed Fiscal Year before the General Assembly first considers the annual general appropriations bill plus an increase of seventy-five percent of the difference between the general fund revenue estimate of the Board of Economic Advisors for the upcoming Fiscal Year and the actual revenue collections from the latest completed Fiscal Year; or (ii) the Board of Economic Advisors' general fund revenue estimate for the upcoming Fiscal Year.

         For many years, each annual Appropriations Act has also contained a provision requiring the Budget and Control Board to monitor the collection of revenues and the expenditure of funds.


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         367

The Appropriations Act for Fiscal Year 1994-95, Act 497 of 1994, Part I, section 17G.36, provides that if, because of an inaccurate estimate of revenues, a deficit appears likely, the State Board shall effect such reductions of appropriations as may be necessary to prevent a deficit.

         Actions taken by the Budget and Control Board in the Fiscal Year ended June 30, 1992, reflected the required process of monitoring revenues and making adjustments to avoid a deficit. The Fiscal Year 1991-92 budget adopted in June 1991 was based on estimated revenues of $3.588 billion. On July 25, 1991, the Board of Economic Advisors advised the Budget and Control Board that it projected revenues to be $148.3 million less than estimated in the 1991-92 Appropriations Act. In response, on July 30, 1991, the State Board eliminated the Capital Reserve Fund appropriation of $65.8 million, reduced agency appropriations by $33.6 million and required agencies to set aside additional appropriations of $67.3 million. On February 10, 1992, the Board of Economic Advisors advised the Budget and Control Board that it had again revised its estimate of revenues downward by an additional $55 million. In response to this revised estimate, on February 11, 1992 the Budget and Control Board permanently reduced the $67.3 million in appropriations which were set aside on July 30, 1991 and further reduced appropriations by $27.2 million. Despite such actions, expenditures exceeded revenues by $38.2 million, and, as required by the South Carolina Constitution, such amount was withdrawn from the General Reserve Fund to cover the shortfall.

         For the Fiscal Year ended June 30, 1993, the Board of Economic Advisors on August 19, 1992, advised the Budget and Control Board that it projected revenues to be $195 million less than estimated in the 1992-93 Appropriations Act. On August 22, 1992, the Budget and Control Board responded by sequestering the Capital Reserve Fund of $86.1 million, reducing certain agency appropriations by $88.1 million based on each agency's Fiscal Year 1992-93 appropriation growth and requiring certain agencies to set aside an additional $88.1 million, also based on each agency's Fiscal Year 1992-93 appropriation growth. The method of reducing agency appropriations based on growth was challenged and the State Supreme Court deemed that such method was illegal. In response, the Budget and Control Board, on September 15, 1992, reduced agency appropriations on an across-the-board method by 4%. On November 10, 1992, the Budget and Control Board permanently reduced the $88.1 million in appropriations which were set aside on September 15, 1992. This action, along with improved actual revenue collections, created a budgetary surplus of $100,993,615.

         For the Fiscal Year ended June 30, 1994, the State had a budgetary surplus of $273.48 million. The General Assembly designated the application of most of this surplus, including a transfer to the Capital Reserve Fund in the amount of $66.83 million.

         For the Fiscal Year ended June 30, 1995, the State had a budgetary surplus of $393 million. The General Assembly designated the application of all of this surplus, including a transfer to the Capital Reserve Fund in the amount of $73.4 million.

         For the Fiscal Year ended June 30, 1996, the State had a budgetary surplus of $316.7 million. The General Assembly designated the application of all of this surplus, including a transfer to the Capital Reserve Fund in the amount of $80.5 million.


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         368

         For the Fiscal Year ended June 30, 1997, the State had a budgetary surplus of $297.8 million. The General Assembly designated the application of all of this surplus, including a transfer to the Capital Reserve Fund in the amount of $83.6 million.

         For the Fiscal Year ended June 30, 1998, the State had a budgetary surplus of $254 million. The General Assembly designated the application of all of this surplus, including a transfer to the Capital Reserve Fund in the amount of $86.9 million.

         For the Fiscal Year ended June 30, 1999, the State had a budgetary surplus of $410 million. The General Assembly designated the application of $322 million of this surplus, including a transfer to the Capital Reserve Fund in the amount of $92 million.

         For the Fiscal Year ended June 30, 2000, the State had a budgetary surplus of $206 million.

         The State of South Carolina has not defaulted on its bonded debt since 1879. As noted above, however, the State did experience certain budgeting difficulties over several recent fiscal years as recently as the fiscal year ending June 30, 1993, resulting in mid-year cutbacks in funding of state agencies in those years. Such difficulties have not to date impacted on the State's ability to pay its indebtedness but did result in Standard & Poor's Rating Service lowering its rating on South Carolina general obligation bonds from AAA to AA+ on January 29, 1993. The State regained its AAA rating from Standard & Poor's Rating Service on July 9, 1996. South Carolina's general obligation bonds are currently rated Aaa by Moody's Investor Services, Inc., as they have been continuously for several decades. Such ratings apply only to the general obligation bonded indebtedness of the State, and do not apply to bonds issued by political subdivisions or to revenue bonds not backed by the full faith and credit of the State. There can be no assurance that the economic conditions on which the above ratings are based will continue or that particular bond issues may not be adversely affected by changes in economic or political conditions.

         In 1999, one-fifth of all jobs in the State were in manufacturing, compared to 14% nationally. Although the textile industry is still the major industrial employer in the State, since 1950 the State's economy has undergone a gradual transition to greater diversification in the manufacturing sector. In addition, the economic base of the State has diversified as the trade and service sectors developed. Tourism now represents a $14 billion industry in the State based upon 1999-2000 numbers.

         Personal income in South Carolina grew six and one-tenth percent (6.1%) during 1999 compared to income growth of five and eight-tenths percent (5.8%) nationwide and five and six-tenths percent (5.6%) in the Southeast. Over the last five (5) years (1994-1999) personal income in South Carolina rose at a compounded annual rate of five and nine-tenths percent (5.9%), outpacing the five and eight-tenths percent (5.8%) annual income growth in the Southeast region and the five and eight-tenths percent (5.8%) growth in the United States in the same period.


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         369

         In 1999, employment in the State increased two and seven-tenths percent (2.7%) while the rate of employment growth in the United States was two and three-tenths percent (2.3%). The unemployment rate for South Carolina in 1999 was four and five-tenths percent (4.5%), three-tenths of one percent higher than the four and two-tenths percent (4.2%) nationwide.

         General Fund Revenues increased at a rate of one and seven-tenths percent (1.7%) during Fiscal Year ended June 30, 2000 over the previous fiscal year. The state finished Fiscal Year ended June 30, 2000 with a revenue excess of $57 million above the Fiscal Year ended June 30, 2000 Appropriation Act.

SPECIAL FACTORS AFFECTING THE SOUTH CAROLINA TAX-EXEMPT FUND

         The State of South Carolina has the power to issue general obligation bonds based on the full faith and credit of the State. Under Article X of the Constitution of the State of South Carolina, the State may issue general obligation debt without either a referendum or a supermajority of the General Assembly, within limits defined by reference to anticipated sources of revenue for bonds issued for particular purposes. A referendum or supermajority of the General Assembly may authorize additional general obligation debt. Article X further requires the levy and collection of an ad valorem tax if debt service payments on general obligation debt are not made.

         Political subdivisions are also empowered to issue general obligation bonds, which are backed only by the full faith and credit of that political subdivision, and not by the resources of the State of South Carolina or any other political subdivision. Political subdivisions are empowered to levy ad valorem property taxes on certain real property and personal property to raise funds for the payment of general obligation bonds. General obligation debt may be incurred only for a public purpose which is also a corporate purpose of the applicable political subdivision.

         Under Article X of the Constitution of the State of South Carolina, political subdivisions are empowered to issue aggregate general obligation indebtedness up to 8% of the assessed value of all taxable property within the political subdivision (exclusive of debt incurred before the effective date of Article X with respect to such subdivisions) without a referendum. A referendum may authorize additional general obligation debt. The ordinance or resolution authorizing bonded debt of a political subdivision also directs the levy and collection of ad valorem taxes to pay the debt. In addition, Article X of the South Carolina Constitution provides for withholding by the State Treasurer of any state appropriations to a political subdivision which has failed to make punctual payment of general obligation bonds. Such withheld appropriations, to the extent available, shall be applied to the bonded debt. Political subdivisions are not generally authorized to assess income taxes, or to pledge any form of tax other than ad valorem property taxes, for the payment of general obligation bonds. Political subdivisions may pledge certain additional revenues, however, to secure their general obligation bonds and, certain political subdivisions have been authorized to impose a limited-duration 1% sales tax to defray the debt service on bonds for certain capital projects.


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         370

         Industrial development bonds and other forms of revenue bonds issued by the State or a political subdivision are not secured by the full faith and credit of the State or the issuing entity. Such bonds are payable only from revenues derived from a specific facility or revenue source.

         Most recently, Moody's has rated the long-term general obligation bonds of South Carolina Aaa, and Standard & Poor's has rated such bonds AAA. There can be no assurance that the economic conditions on which these ratings are based will continue or that particular bond issues may not be adversely affected by changes in economic or political conditions. See the Appendix to this SAI.

SPECIAL CONSIDERATIONS REGARDING INVESTMENT IN VIRGINIA TAX-EXEMPT OBLIGATIONS

         The Virginia Intermediate Tax-Free Fund will invest primarily in Virginia Intermediate Tax-Free Fund Obligations. For this reason, the Fund is affected by political, economic, regulatory or other developments that constrain the taxing, revenue-collecting and spending authority of Virginia issuers or otherwise affect the ability of Virginia issuers to pay interest, principal, or any premium. The following information constitutes only a brief summary of certain of these developments and does not purport to be a complete description of them. The information has been obtained from recent official statements prepared by the Commonwealth of Virginia relating to its securities, and no independent investigation has been undertaken to verify its accuracy. Moreover, the information relates only to the state itself and not to the numerous special purpose or local government units whose issues may also be held by the Fund. The credits represented by such issues may be affected by a wide variety of local factors or structuring concerns, and no disclosure is made here relating to such matters.

         The rate of economic growth in the Commonwealth of Virginia has increased steadily over the past decade. Per capita income in Virginia has been consistently above national levels during that time. The services sector in Virginia generates the largest number of jobs, followed by wholesale and retail trade, manufacturing and state and local government. Because of Northern Virginia, with its proximity to Washington, D.C., and Hampton Roads, which has the nation's largest concentration of military installations, the Federal government has a greater economic impact on Virginia relative to its size than any states other than Alaska and Hawaii.

         According to statistics published by the U.S. Department of Labor, Virginia typically has one of the lowest unemployment rates in the nation. This is generally attributed to the balance among the various sectors represented in the economy. Virginia is one of twenty states with a right-to-work law and is generally regarded as having a favorable business climate marked by few strikes or work stoppages. Virginia is also one of the least unionized among the industrialized states.

         Virginia's state government operates on a two-year budget. The Constitution vests the ultimate responsibility and authority for levying taxes and appropriating revenue in the General Assembly, but the Governor has broad authority to manage the budgetary process. Once an appropriation act becomes law, revenue collections and expenditures are constantly monitored by


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         371

the Governor, assisted by the Secretary of Finance and the Department of Planning and Budget, to ensure that a balanced budget is maintained. If projected revenue collections fall below amounts appropriated at any time, the Governor must reduce expenditures and withhold allotments of appropriations (other than for debt service and other specified purposes) to restore balance. An amendment to the Constitution, effective January 1, 1993, established a Revenue Stabilization Fund. This Fund is used to offset a portion of anticipated shortfalls in revenues in years when appropriations based on previous forecasts exceed expected revenues in subsequent forecasts. The Revenue Stabilization Fund consists of an amount not to exceed 10 percent of Virginia's average annual tax revenues derived from taxes on income and retail sales for the three preceding fiscal years.

         General Fund revenues are principally composed of direct taxes. In recent fiscal years most of the total tax revenues have been derived from five major taxes imposed by Virginia on individual and fiduciary income, sales and use, corporate income, public service corporations and premiums of insurance companies.

         In September 1991, the Debt Capacity Advisory Committee was created by the Governor through an executive order. The committee is charged with annually estimating the amount of tax-supported debt that may prudently be authorized, consistent with the financial goals, capital needs and policies of Virginia. The committee annually reviews the outstanding debt of all agencies, institutions, boards and authorities of Virginia for which Virginia has either a direct or indirect pledge of tax revenues or moral obligation. The Committee provides its recommendations on the prudent use of such obligations to the Governor and the General Assembly.

         The Constitution of Virginia prohibits the creation of debt by or on behalf of Virginia that is backed by Virginia's full faith and credit, except as provided in Section 9 of Article X. Section 9 of Article X contains several different provisions for the issuance of general obligation and other debt, and Virginia is well within its limit for each:

         Section 9(a)(2) provides that the General Assembly may incur general obligation debt to meet certain types of emergencies, subject to limitations on amount and duration; to meet casual deficits in the revenue or in anticipation of the collection of revenues of Virginia; and to redeem a previous debt obligation of Virginia. Total indebtedness issued pursuant to this Section may not exceed 30 percent of an amount equal to 1.15 times the annual tax revenues derived from taxes on income and retail sales, as certified by the Auditor of Public Accounts for the preceding fiscal year, and such debt shall mature within twelve months from the date such debt is incurred.

         Section 9(b) provides that the General Assembly may authorize the creation of general obligation debt for capital projects. Such debt is required to be authorized by an affirmative vote of a majority of each house of the General Assembly and approved in a statewide election. The outstanding amount of such debt is limited to an amount equal to 1.15 times the average annual tax revenues derived from taxes on income and retail sales, as certified by the Auditor of Public Accounts for the three preceding fiscal years less the total amount of bonds outstanding. The amount of 9(b) debt that may be authorized in any single fiscal year is limited to 25 percent of

         372

the limit on all 9(b) debt less the amount of 9(b) debt authorized in the current and prior three fiscal years.

         Section 9(c) provides that the General Assembly may authorize the creation of general obligation debt for revenue-producing capital projects (so-called "double-barrel" debt). Such debt is required to be authorized by an affirmative vote of two-thirds of each house of the General Assembly and approved by the Governor. The Governor must certify before the enactment of the authorizing legislation and again before the issuance of the debt that the net revenues pledged are expected to be sufficient to pay principal of and interest on the debt. The outstanding amount of 9(c) debt is limited to an amount equal to 1.15 times the average annual tax revenues derived from taxes on income and retail sales, as certified by the Auditor of Public Accounts for the three preceding fiscal years. While the debt limits under Sections 9(b) and 9(c) are each calculated as the same percentage of the same average tax revenues, these debt limits are separately computed and apply separately to each type of debt.

         Section 9(d) provides that the restrictions of Section 9 are not applicable to any obligation incurred by Virginia or any of its institutions, agencies or authorities if the full faith and credit of Virginia is not pledged or committed to the payment of such obligation. There are currently outstanding various types of such 9(d) revenue bonds. Certain of these bonds, however, are paid in part or in whole from revenues received as appropriations by the General Assembly from general tax revenues, while others are paid solely from revenues of the applicable project. The repayment of debt issued by the Virginia Public Building Authority, the Virginia Port Authority, the Virginia College Building Authority Equipment Leasing Program, the Virginia College Building Authority 21st Century Program, The Innovative Technology Authority and the Virginia Biotechnology Research Park Authority is supported in large part by General Fund appropriations.

         The Commonwealth Transportation Board is a substantial issuer of bonds for highway projects. These bonds are secured by and are payable from funds appropriated by the General Assembly from the Transportation Trust Fund for such purpose. The Transportation Trust Fund was established by the General Assembly in 1986 as a special non-reverting fund administered and allocated by the Transportation Board to provide increased funding for construction, capital and other needs of state highways, airports, mass transportation and ports. The Virginia Port Authority has also issued bonds that are secured by a portion of the Transportation Trust Fund.

         Virginia is involved in numerous leases that are subject to appropriation of funding by the General Assembly. Virginia also finances the acquisition of certain personal property and equipment through installment purchase agreements.

         Bonds issued by the Virginia Housing Development Authority, the Virginia Resources Authority and the Virginia Public School Authority are designed to be self-supporting from their individual loan programs. A portion of the Virginia Housing Development Authority bonds, Virginia Public School Authority bonds, and Virginia Resources Authority bonds are secured in part by a moral obligation pledge of Virginia. Should the need arise, Virginia may consider

         373

funding deficiencies in the respective debt service reserves for such moral obligation debt. To date, none of these authorities has advised Virginia that any such deficiencies exist.

         Local government in Virginia is comprised of 95 counties, 40 incorporated cities, and 190 incorporated towns. Virginia is unique among the several states in that cities and counties are independent, and their land areas do not overlap. The largest expenditures by local governments in Virginia are for education, but local governments also provide other services such as water and sewer, police and fire protection and recreational facilities. The Virginia Constitution imposes numerous restrictions on local indebtedness, affecting both its incurrence and amount.

         Most recently, Moody's has rated the long-term general obligation bonds of Virginia Aaa, and Standard & Poor's has rated such bonds AAA. There can be no assurance that the economic conditions on which these ratings are based will continue or that particular bond issues may not be adversely affected by changes in economic or political conditions. See the Appendix to this SAI.

SPECIAL CONSIDERATIONS REGARDING INVESTMENT IN WEST VIRGINIA AND/OR SPECIAL FACTORS AFFECTING THE WEST VIRGINIA FUND

          Being invested primarily in West Virginia Municipal Securities, the West Virginia Municipal Bond Fund is subject to the risks of West Virginia's economy and of the financial condition of its state and local governments and their agencies.

         West Virginia's economy is relatively stable. However, it is rooted in old economy industries which are undergoing significant consolidation and change. Coal mining, chemicals, and manufacturing make up an important part of that economy. The coal industry, however, is under increased scrutiny which may affect the economic feasibility of conducting mining operations in the future. State and local governments continue to make concentrated efforts to encourage diversification of the State's economy with some success. However, while unemployment in the State is low compared to past years, it continues to exceed the national average.

         In recent years, the State and local governments have had adequate financial resources. But, with little or no population growth, unemployment statewide remaining above the national average, the continuing decline in school enrollment, and an aging population, governments and school boards continue to struggle to produce sufficient revenues to fund operations to support public education.

DIVERSIFICATION AND CONCENTRATION

         The North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund are non-diversified funds under the 1940 Act. This means they may concentrate their investments in the securities of a limited number of issuers. Under the Internal Revenue Code of 1986, as amended, at the end of each fiscal quarter each of the North Carolina Fund, the

         374

South Carolina Fund, the Virginia Fund, and the West Virginia Fund must nevertheless diversify its portfolio such that, with respect to 50% of its total assets, not more than 25% of its total assets is invested in the securities of any one issuer (other than U.S. Government Securities or securities of other regulated investment companies), and with respect to the remainder of its total assets, no more than 5% of its assets is invested in the securities of any one issuer (other than U.S. Government Securities or securities of other regulated investment companies). Because of the relatively small number of issuers of North Carolina Tax-Exempt Obligations, South Carolina Tax-Exempt Obligations, Virginia Tax-Exempt Obligations, and West Virginia Tax-Exempt Obligations, the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund are more likely to invest a higher percentage of their assets in the securities of a single issuer than is an investment company that invests in a broad range of tax-exempt securities. This concentration involves an increased risk of loss to the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund if the issuer is unable to make interest or principal payments or if the market value of such securities declines, and consequently may cause greater fluctuation in the net asset value of the North Carolina, the South Carolina, the Virginia, and the West Virginia Funds' Shares.


                            MANAGEMENT OF BB&T FUNDS

TRUSTEES

         Overall responsibility for management of the BB&T Funds rests with the Board of Trustees of the BB&T Funds, who are elected by the Shareholders of the BB&T Funds. There are currently seven Trustees, three of whom are "interested persons" of the BB&T Funds within the meaning of that term under the 1940 Act. The Trustees, in turn, elect the officers of the BB&T Funds to supervise actively its day-to-day operations. The Trustees of the BB&T Funds, their current addresses, and principal occupations during the past five years are as follows:




                                         POSITION(S) HELD                        PRINCIPAL OCCUPATION DURING THE
NAME AND ADDRESS                         WITH THE BB&T FUNDS                               PAST 5 YEARS
----------------                         -------------------                               ------------

*Walter B. Grimm                         Chairman of the Board                 From June 1992 to present, employee
3435 Stelzer Road                                                              of BISYS Fund Services.
Columbus, OH 43219
Age:  55

William E. Graham, Jr.                   Trustee                               From January 1994 to present,
1 Hannover Square                                                              Counsel, Hunton & Williams;
Fayetteville Street Mall
P.O. Box 109
Raleigh, NC 27602
Age:  71

         375



                                         POSITION(S) HELD                        PRINCIPAL OCCUPATION DURING THE
NAME AND ADDRESS                         WITH THE BB&T FUNDS                               PAST 5 YEARS
----------------                         -------------------                               ------------

Thomas W. Lambeth                        Trustee                               From 1978 to present, Executive
101 Reynolda Village                                                           Director, Z. Smith Reynolds
Winston-Salem,  NC 27106                                                       Foundation
Age:  66

*W. Ray Long                             Trustee                               Retired; Executive Vice President,
605 Blenheim Drive                                                             Branch Banking and Trust Company
Raleigh, NC 27612                                                              prior to August 1998.
Age:  66

Robert W. Stewart                        Trustee                               Retired; Chairman and Chief
201 Huntington Road                                                            Executive Officer of Engineered
Greenville, SC 29615                                                           Custom Plastics Corporation from
Age:  68                                                                       1969 to 1990

*Raymond K. McCulloch                    Trustee                               From August 1998 to present,
434 Fayetteville Street Mall                                                   Executive Vice President, Branch
29th Floor                                                                     Banking and Trust Company; employee
Raleigh, NC  27601                                                             of Branch Banking and Trust Company
Age:  44                                                                       since 1989.

Drew T. Kagan                            Trustee                               From March 1996 to present,
Investment Affiliate, Inc.                                                     President, Investment Affiliate,
118 East Washington St.                                                        Inc.; March 1992 to March 1996,
Lewisburg, WV 24901                                                            President, Provident Securities &
Age:  52                                                                       Investment Co.


* Indicates an "interested person" of the BB&T Funds as defined in the 1940 Act.

         The Trustees receive fees and are reimbursed for expenses in connection with each meeting of the Board of Trustees they attend. However, no officer or employee of BISYS Fund Services, L.P., BISYS Fund Services Ohio, Inc. or Branch Banking and Trust Company receives any compensation from the BB&T Funds for acting as a Trustee. Walter B. Grimm is an employee of BISYS Fund Services.

OFFICERS

         The officers of each Fund of the BB&T Funds, their current addresses, and principal occupations during the past five years are as follows (if no address is listed, the address is 3435 Stelzer Road, Columbus, Ohio 43219):

         376

                                     POSITION(S) HELD               PRINCIPAL OCCUPATION
NAME AND ADDRESS                     WITH THE BB&T FUNDS            DURING THE PAST 5 YEARS
----------------                     ---------------------          -----------------------

Walter B. Grimm                      Chairman of the Board          From June 1992 to present, employee of
Age:  55                             and President                  BISYS Fund Services.

Mark S. Redman                       Secretary and Vice President   From February 1989 to present, employee of
Age:  54                                                            BISYS Fund Services.

E.G. Purcell, III                    Senior Vice President          From 1995 to present, Senior Vice
Age: 46                                                             President, BB&T Funds.

Gary R. Tenkman                      Treasurer                      From July 1999 to present, Vice President,
Age:  30                                                            Financial Services; from April 1998 to
                                                                    June 1999, Director, Financial Services,
                                                                    BISYS Fund Services; from 1990 to March
                                                                    1998, Audit Manager, Ernst & Young LLP.

Robert L. Tuch                       Assistant Secretary            From June 1991 to present, employee of
Age:  49                                                            BISYS Fund Services

Alaina V. Metz                       Assistant Secretary            From June 1995 to present, employee, BISYS
Age:  33                                                            Fund Services.


         The officers of the BB&T Funds receive no compensation directly from the BB&T Funds for performing the duties of their offices. BISYS Fund Services, L.P. receives fees from the BB&T Funds for acting as Administrator and BISYS Fund Services Ohio, Inc. receives fees from the BB&T Funds for acting as Transfer Agent and for providing fund accounting services to the BB&T Funds.




                                              COMPENSATION TABLE (1)
                                              ------------------

                           Aggregate           Pension or              Estimated          Total
                           Compensation        Retirement Benefits     Annual             Compensation
Name of Person,            from the            Accrued As Part         Benefits Upon      from the BB&T Funds
Position                   BB&T Funds          of Fund Expenses        Retirement         Paid to Trustee
--------                   ----------          ------------------      ----------         ---------------

Walter B. Grimm            None                None                    None               None
Chairman of the Board

W. Ray Long                $12,000             None                    None               $12,000
Trustee

William E. Graham          $12,000             None                    None               $12,000
Trustee

Thomas W. Lambeth          $12,000             None                    None               $12,000
Trustee

Robert W. Stewart          $12,000             None                    None               $12,000
Trustee

Raymond K. McCulloch       None                None                    None               None

         377


Trustee

Drew T. Kagan              $3,000              None                    None               $3,000
Trustee


(1) Figures are for the Funds' fiscal year ended September 30, 2000. The BB&T Funds includes twenty-one separate series.

INVESTMENT ADVISER

         Investment advisory and management services are provided to each Fund of the BB&T Funds by BB&T Asset Management pursuant to an Investment Advisory Agreement ("Advisory Agreement") dated as of November 9, 2000.


         Under the Advisory Agreement between the BB&T Funds and BB&T Asset Management, the fee payable to BB&T Asset Management by the Prime Money Market Fund and the U.S. Treasury Fund, for investment advisory services is the lesser of: (a) a fee computed daily and paid monthly at the annual rate of forty one hundredths of one percent (0.40%) of each Fund's average daily net assets; sixty one-hundredths of one percent (0.60%) of each Fixed Income Funds' and the North Carolina, South Carolina and Virginia Funds' average daily net assets; forty-five one-hundredths of one percent (0.45%) of the West Virginia Funds' average daily net assets; and seventy-four one-hundredths of one percent (0.74%) of the Large Company Growth Fund's, the Large Company Value Fund's and the Balanced Fund's average daily net assets; one percent (1.00%) of the Small Company Growth and International Equity Funds' average daily net assets; seventy-four one-hundredths of one percent (0.74%) of the Capital Appreciation Fund's average daily net assets; seventy-four one-hundredths of one percent (0.74%) of the Mid Cap Value Fund's average daily net assets; and twenty-five one-hundredths of one percent (0.25%) of each Funds of Funds' average daily net assets; or (b) such fee as may from time to time be agreed upon in writing by the BB&T Funds and BB&T Asset Management. A fee agreed to in writing from time to time by the BB&T Funds and BB&T Asset Management may be significantly lower than the fee calculated at the annual rate and the effect of such lower fee would be to lower a Fund's expenses and increase the net income of the fund during the period when such lower fee is in effect.


         The Advisory Agreement provides that BB&T Asset Management shall not be liable for any error of judgment or mistake of law or for any loss suffered by the BB&T Funds in connection with the performance of such Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of BB&T Asset Management in the performance of its duties, or from reckless disregard by BB&T Asset Management of its duties and obligations thereunder.

         Unless sooner terminated, the Advisory Agreement will continue in effect until September 30, 2001 as to each of the Funds and from year to year if such continuance is approved at least annually by the BB&T Funds' Board of Trustees or by vote of the holders of a majority of the outstanding Shares of that Fund (as defined under "GENERAL

         378

INFORMATION - Miscellaneous"). The Advisory Agreement is terminable as to a particular Fund at any time upon 60 days written notice without penalty by the Trustees, by vote of the holders of a majority of the outstanding Shares of that Fund, or by BB&T Asset Management. The Advisory Agreement also terminates automatically in the event of any assignment, as defined in the 1940 Act.

         For the fiscal years ended September 30, 2000, September 30, 1999, and September 30, 1998, the Adviser received the following investment advisory fees:




                                                                 FISCAL YEAR ENDED

                                             SEPTEMBER 30, 2000       SEPTEMBER 30, 1999         SEPTEMBER 30, 1998
                                             ------------------       ------------------         ------------------
                                                         Additional               Additional               Additional
                                               Paid    Amount Waived      Paid  Amount Waived      Paid  Amount Waived
                                               ----    -------------      ----  -------------      ----  -------------

Large Company Value Fund                    $2,359,519    $733,347    $2,419,047 $1,162,144     $2,095,241 $1,005,608
Balanced Fund                                  835,775     261,388       819,527    393,747        694,357    333,244
Large Company Growth Fund                      899,224     262,628       445,918    215,095        258,070    123,874
Small Company Growth Fund                    2,082,628           0     1,086,782      1,227        890,569        N/A
International Equity Fund                    1,235,867           0       910,101        770        710,172        N/A
Short-Intermediate Fund                        915,875     183,172       825,817    165,331        770,752    154,167
Intermediate U.S. Government Bond Fund         952,271     190,451       986,335    197,730        907,396    181,482
Intermediate Corporate Bond Fund               190,380     166,396           N/A        N/A            N/A        N/A
North Carolina Fund                            435,380      87,075       419,339     83,853        416,698     83,340
South Carolina Fund                             55,282      44,388        55,211     55,186         64,984     43,717
Virginia Fund                                  389,958      77,990       151,197     30,239            N/A        N/A
Prime Money Market Fund                        446,744     180,824       121,002    120,995        132,875     73,260
U.S. Treasury Money Market Fund              1,254,509     418,159       956,300    318,377        883,574    271,649
Capital Manager Conservative Growth Fund        28,042      55,839        15,625     65,521         11,280     45,273
Capital Manager Moderate Growth Fund            25,365      50,245        13,070     52,251         11,256     45,181
Capital Manager Growth Fund                     24,365      47,122        12,274     49,100         11,209     44,992


         BB&T reorganized its investment advisory division as BB&T Asset Management, a separate, wholly owned subsidiary of BB&T. BB&T Asset Management has replaced BB&T as the investment adviser to the BB&T Funds. Management and investment advisory personnel of BB&T that provided investment management services to BB&T Funds now do so as the personnel of BB&T Asset Management.

SUB-ADVISERS

         SMALL COMPANY GROWTH FUND. Investment sub-advisory and management services are provided to the Small Company Growth Fund by BlackRock Financial Management, Inc. ("BFMI") (formerly PNC Equity Advisors Company), an indirect majority-owned subsidiary of PNC Bank Corp., pursuant to a Sub-Advisory Agreement ("Sub-Advisory Agreement") dated as of February 13, 1997 between BB&T and BFMI.

         379
         For its services and expenses incurred under the Sub-Advisory Agreement, BFMI is entitled to a fee, payable by BB&T Asset Management. The fee is computed daily and paid monthly at the following annual rates (as a percentage of the Small Company Growth Fund's average daily net assets), which vary according to the level of Fund assets:

                        FUND ASSETS              ANNUAL FEE
                       -------------            ------------
                     Up to $50 million             0.50%
                     Next $50 million              0.45%
                     Over $100 million             0.40%


         The Sub-Advisory Agreement provides that BFMI shall not be liable for any error of judgment or mistake of law or for any loss suffered by the BB&T Funds in connection with the performance of such Sub-Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of BFMI in the performance of its duties, or from reckless disregard by BFMI of its duties and obligations thereunder.

         Unless sooner terminated, the Sub-Advisory Agreement will continue in effect until September 30, 2001 and thereafter will continue from year to year if such continuance is approved at least annually by the BB&T Funds' Board of Trustees or by vote of the holders of a majority of the outstanding Shares of the Fund (as defined under "GENERAL INFORMATION - Miscellaneous"). The Sub-Advisory Agreement is terminable at any time without penalty by the Trustees, by vote of the holders of a majority of the outstanding Shares of the Fund, or, on 60 days' written notice, by BFMI or by BB&T. The Sub-Advisory Agreement also terminates automatically in the event of any assignment, as defined in the 1940 Act. Sub-advisory fees payable to BFMI are borne exclusively by BB&T Asset Management as Adviser to the Small Company Growth Fund.

         For the fiscal years ended September 30, 2000, September 30, 1999, and September 30, 1998, BB&T paid BFMI $914,127, $507,543 and $426,658, respectively, for sub-advisory services to the Small Company Growth Fund.

         INTERNATIONAL EQUITY FUND. Investment sub-advisory and management services are provided to the International Equity Fund by BlackRock International, Ltd. ("BlackRock International") (formerly CastleInternational Asset Management Limited), an indirect majority-owned subsidiary of PNC Bank Corp., pursuant to a Sub-Advisory Agreement ("Sub-Advisory Agreement") dated as of January 2, 1997 between BB&T Asset Management and BlackRock International.

         For its services and expenses incurred under the Sub-Advisory Agreement, BlackRock International is entitled to a fee, payable by BB&T Asset Management. The fee is computed daily and paid quarterly at the following annual rates (as a percentage of the International Equity Fund's average daily net assets), which vary according to the level of Fund assets:

         380

                           FUND ASSETS              ANNUAL FEE
                          -------------            ------------

                        Up to $50 million              0.50%
                        Next $50 million               0.45%
                        Over $100 million              0.40%


         Unless sooner terminated, the Sub-Advisory Agreement will continue in effect until September 30, 2001 and thereafter will continue from year to year if such continuance is approved at least annually by the BB&T Funds' Board of Trustees or by vote of the holders of a majority of the outstanding Shares of the Fund (as defined under "GENERAL INFORMATION - Miscellaneous"). The Sub-Advisory Agreement is terminable at any time without penalty, on 60 days' written notice by the Trustees, by vote of the holders of a majority of the outstanding Shares of the Fund, by BlackRock International, or by BB&T Asset Management. The Sub-Advisory Agreement also terminates automatically in the event of any assignment, as defined in the 1940 Act. Sub-advisory fees payable to BlackRock International are borne exclusively by BB&T Asset Management as Adviser to the International Equity Fund. For the fiscal years ended September 30, 2000, September 30, 1999 and September 30, 1998, BB&T Asset Management paid BlackRock International $577,816, $434,369, and $344,163, respectively, for sub-advisory services to the International Equity Fund.

         PRIME MONEY MARKET FUND. Investment sub-advisory and management services are provided to the Prime Money Market Fund by Federated Investment Management Company ("FIMC"), a wholly-owned subsidiary of FII Holdings, Inc., pursuant to a Sub-Advisory Agreement ("Sub-Advisory Agreement") dated as of July 10, 2000, between BB&T Asset Management and FIMC.

         For its services and expenses incurred under the Sub-Advisory Agreement, FIMC is entitled to a fee, payable by BB&T Asset Management. The fee is computed and paid monthly at the annual rate of ten one-hundredths of one percent (0.10%), applicable to the first $500 million, and eight one-hundredths of one percent (0.08%), applicable to over $500 million, of the Prime Money Market Fund's average daily net assets or such lower fee as may be agreed upon in writing by BB&T Asset Management and FIMC.

         Unless sooner terminated, the Sub-Advisory Agreement will continue in effect until September 30, 2001 and thereafter will continue from year to year if such continuance is approved at least annually by the BB&T Funds' Board of Trustees or by vote of the holders of a majority of the outstanding Shares of the Fund (as defined under "GENERAL INFORMATION - Miscellaneous"). The Sub-Advisory Agreement is terminable at any time without penalty, by the Trustees, by vote of the holders of a majority of the outstanding Shares of the Fund, or on 60 days' written notice by FIMC or by BB&T Asset Management. The Sub-Advisory Agreement also terminates automatically in the event of any assignment, as defined in the 1940 Act.

         381

         Unless sooner terminated, the Sub-Advisory Agreement will continue in effect until September 30, 2001 and thereafter will continue from year to year if such continuance is approved at least annually by the BB&T Funds' Board of Trustees or by vote of the holders of a majority of the outstanding Shares of the Fund (as defined under "GENERAL INFORMATION - Miscellaneous"). The Sub-Advisory Agreement is terminable at any time without penalty, by the Trustees, by vote of the holders of a majority of the outstanding Shares of the Fund, or on 60 days' written notice by BIMC or by BB&T Asset Management. The Sub-Advisory Agreement also terminates automatically in the event of any assignment, as defined in the 1940 Act.

         From time to time, advertisements, supplemental sales literature and information furnished to present or prospective shareholders of the BB&T Funds may include descriptions of each Sub-Adviser including, but not limited to, (i) descriptions of the Sub-Adviser's operations; (ii) descriptions of certain personnel and their functions; and (iii) statistics and rankings related to the Sub-Adviser's operations.

         382

PORTFOLIO TRANSACTIONS

         Pursuant to the Advisory Agreement, BB&T Asset Management and each Sub-Adviser determines, subject to the general supervision of the Board of Trustees of the BB&T Funds and in accordance with each Fund's investment objective and restrictions, which securities are to be purchased and sold by a Fund, and which brokers are to be eligible to execute such Fund's portfolio transactions. Purchases and sales of portfolio securities with respect to the Large Company Value Fund, the North Carolina Fund, the South Carolina Fund, the Virginia Fund, the West Virginia Fund, the Short-Intermediate Fund, the Intermediate U.S. Government Bond Fund, the Intermediate Corporate Bond Fund, the Large Company Growth Fund, the Small Company Growth Fund, the Capital Appreciation Fund, the Mid Cap Value Fund, and the Funds of Funds usually are principal transactions in which portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities generally include (but not in the case of mutual fund shares purchased by the Funds of Funds) a commission or concession paid by the issuer to the underwriter and purchases from dealers serving as market makers may include the spread between the bid and asked price. Transactions on stock exchanges involve the payment of negotiated brokerage commissions. Transactions in the over-the-counter market are generally principal transactions with dealers. With respect to the over-the-counter market, the BB&T Funds, where possible, will deal directly with dealers who make a market in the securities involved except in those circumstances where better price and execution are available elsewhere. While BB&T Asset Management and each Sub-Adviser generally seek competitive spreads or commissions, the BB&T Funds may not necessarily pay the lowest spread or commission available on each transaction, for reasons discussed below.

         383

         During the following fiscal years, the Funds listed below paid the following aggregate brokerage commissions:






                                                                FISCAL YEAR ENDED

                                           SEPTEMBER 30, 2000                    SEPTEMBER 30, 1999
                                           --------------------------------------------------------
                                  Aggregate                 Directed    Aggregate                  Directed
                                  Brokerage   Aggregate    Brokerage    Brokerage     Aggregate   Brokerage
                                 Commission  Transactions   Commission  Commission  Transactions  Commission
                                 ----------  ------------   ----------  ----------  ------------  ----------

Large Company Value Fund          $375,110   $244,587,930    $375,110    $185,817   $144,863,804    $180,313
Balanced Fund                      131,288     90,278,519     131,288      60,840     46,118,765      60,840
Large Company Growth Fund          178,800    176,204,065     178,800     112,387     90,944,488     110,187
Small Company Growth Fund          237,893    277,523,796         N/A     131,611    108,278,763         N/A
International Equity Fund          909,087    403,500,517           0     393,986    126,109,605      41,497

                                            FISCAL YEAR ENDED

                                            SEPTEMBER 30, 1998
                                            ------------------

                                   Aggregate                  Directed
                                   Brokerage    Aggregate    Brokerage
                                   Commission  Transactions  Commission
                                   ----------  ------------  ----------

Large Company Value Fund             $152,631  $118,652,289   $152,631
Balanced Fund                          49,964    38,484,168     49,964
Large Company Growth Fund             125,276    97,877,295    125,276
Small Company Growth Fund              91,551    44,458,188        N/A
International Equity Fund             240,357    12,332,336     36,268

         384

         Allocation of transactions, including their frequency, to various dealers is determined by BB&T Asset Management and each Sub-Adviser in its best judgment and in a manner deemed fair and reasonable to Shareholders. The major consideration in allocating brokerage business is the assurance that the best execution is being received on all transactions effected for all accounts. Brokerage will at times be allocated to firms that supply research, statistical data and other services when the terms of the transaction and the capabilities of different broker/dealers are consistent with the guidelines set forth in
Section 28(e) of the Securities Exchange Act of 1934. Information so received is in addition to and not in lieu of services required to be performed by BB&T Asset Management and each Sub-Adviser and does not reduce the advisory fees payable to BB&T Asset Management or each Sub-Adviser. Such information may be useful to BB&T Asset Management or each Sub-Adviser in serving both the BB&T Funds and other clients and, conversely, supplemental information obtained by the placement of business of other clients may be useful to BB&T Asset Management or each Sub-Adviser in carrying out its obligations to the BB&T Funds.

         To the extent permitted by applicable rules and regulations, either BB&T Asset Management or the Sub-Advisers may execute portfolio transactions on behalf of the Funds through an affiliate of BB&T Asset Management. As required by Rule 17e-1 under the 1940 Act, the Funds have adopted procedures which provide that commissions paid to such affiliate must be fair and reasonable compared to the commission, fees or other remuneration paid to other brokers in connection with comparable transactions. The procedures also provide that the Board will review reports of such affiliated brokerage transactions in connection with the foregoing standard.

         Investment decisions for each Fund of the BB&T Funds are made independently from those for the other Funds or any other investment company or account managed by BB&T Asset Management or any Sub-Adviser. Any such other investment company or account may also invest in the same securities as the BB&T Funds. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund and another Fund of the BB&T Funds, investment company or account, the transaction will be averaged as to price and available investments will be allocated as to amount in a manner which BB&T Asset Management or the Sub-Adviser believes to be equitable to the Fund(s) and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained by a Fund. To the extent permitted by law, BB&T Asset Management or the Sub-Adviser may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for the other Funds or for other investment companies or accounts in order to obtain best execution. As provided by the Advisory Agreement and the Sub-Advisory Agreements, in making investment recommendations for the BB&T Funds, BB&T Asset Management or the Sub-Adviser will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the BB&T Funds is a customer of BB&T Asset Management or a Sub-Adviser or their parents, subsidiaries, or affiliates, and, in dealing with their customers, BB&T Asset Management or a Sub-Adviser and their parents, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by the BB&T Funds.

GLASS-STEAGALL ACT

         In 1971, the United States Supreme Court held in INVESTMENT COMPANY INSTITUTE V. CAMP that the Federal statute commonly referred to as the Glass-Steagall Act prohibits a bank from operating a mutual fund for the collective investment of managing agency accounts. Subsequently, the Board of Governors of the Federal Reserve System (the "Board") issued a regulation and interpretation to the effect that the Glass-Steagall Act and such decision: (a) forbid a bank holding company registered under the Federal

         385

Bank Holding Company Act of 1956 (the "Holding Company Act") or any non-bank affiliate thereof from sponsoring, organizing, or controlling a registered, open-end investment company continuously engaged in the issuance of its shares, but (b) do not prohibit such a holding company or affiliate from acting as investment adviser, transfer agent, and custodian to such an investment company. In 1981, the United States Supreme Court held in BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM V. INVESTMENT COMPANY INSTITUTE that the Board did not exceed its authority under the Holding Company Act when it adopted its regulation and interpretation authorizing bank holding companies and their non-bank affiliates to act as investment advisers to registered closed-end investment companies. In the BOARD OF GOVERNORS case, the Supreme Court also stated that if a bank complied with the restrictions imposed by the Board in its regulation and interpretation authorizing bank holding companies and their non-bank affiliates to act as investment advisers to investment companies, a bank performing investment advisory services for an investment company would not violate the Glass-Steagall Act.

         BB&T Asset Management and PNC Bank Corp. subsidiaries, BFMI, and BlackRock International believe that they possess the legal authority to perform the services for each Fund contemplated by the Advisory Agreement and Sub-Advisory Agreements and described in the Prospectuses and this Statement of Additional Information and has so represented in the Advisory Agreement and Sub-Advisory Agreements. Future changes in either federal or state statutes and regulations relating to the permissible activities of banks or bank holding companies and the subsidiaries or affiliates of those entities, as well as further judicial or administrative decisions or interpretations of present and future statutes and regulations, could prevent or restrict BB&T Asset Management or PNC Bank Corp.'s subsidiaries from continuing to perform such services for the BB&T Funds. Depending upon the nature of any changes in the services which could be provided by BB&T Asset Management or PNC Bank Corp.'s subsidiaries, the Board of Trustees of the BB&T Funds would review the BB&T Funds' relationship with BB&T Asset Management and the Sub-Adviser and consider taking all action necessary in the circumstances.

         Should future legislative, judicial, or administrative action prohibit or restrict the proposed activities of BB&T Asset Management or any Sub-Adviser or their affiliated and correspondent banks (the "Banks") in connection with Customer's purchases of Shares of the BB&T Funds, the Banks might be required to alter materially or discontinue the services offered by them to Customers. It is not anticipated, however, that any change in the BB&T Funds' method of operations would affect its net asset value per Share or result in financial losses to any Customer.

         386

MANAGER AND ADMINISTRATOR

         BISYS Fund Services, LP serves as Administrator (the "Administrator") to each Fund pursuant to the Management and Administration Agreement dated as of June 1, 2000. The Administrator is wholly owned by The BISYS Group, Inc., 150 Clove Road, Little Falls, New Jersey 07424, a publicly owned company engaged in information processing, loan servicing and 401(k) administration and recordkeeping services to and through banking and other financial organizations. The Administrator assists in supervising all operations of each Fund (other than those performed by BB&T Asset Management under the Advisory Agreement, BFMI, BlackRock International, and FIMC under the Sub-Advisory Agreements, and BB&T Asset Management, Investor's Bank & Trust, Bank of New York, and State Street Bank and Trust Company under their custodial services agreements with the BB&T Funds, and those performed by BISYS Fund Services Ohio, Inc. under its transfer agency and shareholder service and fund accounting agreements with the BB&T Funds). The Administrator is a broker-dealer registered with the Securities and Exchange Commission, and is a member of the National Association of Securities Dealers, Inc. The Administrator provides financial services to institutional clients.

         Under the Administration Agreement, the Administrator has agreed to monitor the net asset value of the U.S. Treasury Fund and the Prime Money Market Fund, to maintain office facilities for the BB&T Funds, to maintain the BB&T Funds' financial accounts and records, and to furnish the BB&T Funds statistical and research data and certain bookkeeping services, and certain other services required by the BB&T Funds. The Administrator prepares annual and semi-annual reports to the Securities and Exchange Commission, prepares Federal and state tax returns, prepares filings with state securities commissions, and generally assists in supervising all aspects of the BB&T Funds' operations (other than those performed by BB&T Asset Management under the Advisory Agreement, BFMI, BlackRock International, and FIMC under the Sub-Advisory Agreements, BB&T Asset Management, Investor's Bank & Trust, Bank of New York, and State Street Bank and Trust Company under their custodial services agreements with the BB&T Funds, and those performed by BISYS Fund Services Ohio, Inc. under its transfer agency and shareholder service and fund accounting agreements with the BB&T Funds). Under the Administration Agreement, the Administrator may delegate all or any part of its responsibilities thereunder.

         Under the Administration Agreement for expenses assumed and services provided as manager and administrator, the Administrator receives a fee from each Fund equal to the lesser of (a) a fee computed at the annual rate of twenty one-hundredths of one percent (0.20%) of such Fund's average daily net assets or
(b) such fee as may from time to time be agreed upon in writing by the BB&T Funds and the Administrator. A fee agreed to in writing from time to time by the BB&T Funds and the Administrator may be significantly lower than the fee calculated at the annual rate and the effect of such lower fee would be to lower a Fund's expenses and increase the net income of such Fund during the period when such lower fee is in effect.

         For its services as administrator and expenses assumed pursuant to the Administration Agreement, the Administrator received the following fees:

         387

                                                FISCAL YEAR ENDED


                                            SEPTEMBER 30, 2000           SEPTEMBER 30, 1999          SEPTEMBER 30, 1998
                                            ------------------           ------------------          -----------------
                                                    Additional                    Additional                   Additional
                                                        Amount                        Amount                       Amount
                                             Paid       Waived             Paid       Waived            Paid       Waived
                                             ----       ------             ----       ------            ----       ------

Large Company Value Fund                  $856,288     $     0         $967,629         $260        $838,105          N/A
Balanced Fund                              307,324           0          327,815           98         277,746          N/A
Large Company Growth Fund                  333,032           0          178,369          283         103,228          N/A
Small Company Growth Fund                  439,288           0          217,358          244         178,115          N/A
International Equity Fund                  263,780           0          182,022            0         142,036          N/A
Short-Intermediate Fund                    276,115      88,181          247,747       82,636         266,751      $41,555
Intermediate U.S. Government Bond Fund     388,807           0          394,538          147         362,963          N/A
Intermediate Corporate Bond Fund            92,042      49,213              N/A          N/A             N/A          N/A
North Carolina Fund                        137,807      46,943          125,802       41,928         125,009       41,670
South Carolina Fund                         15,493      22,869            9,202       27,597          19,413       16,821
Virginia Fund                              104,272      36,122           45,353       15,126             N/A          N/A
Prime Money Market Fund                    231,020      68,193           37,186       83,812          55,572       47,495
U.S. Treasury Money Market Fund            853,343           0          495,144      142,194         441,787      135,824
Capital Manager Conservative Growth Fund    19,380       8,303           15,625            4          11,280           31
Capital Manager Moderate Growth Fund        27,151       7,616           13,070            0          11,256           31
Capital Manager Growth Fund                 15,340       7,489           12,274            0          11,209           31



         The Administration Agreement shall, unless sooner terminated as provided in the Administration Agreement (described below), will continue until May 31, 2005. Thereafter, the Administration Agreement shall be renewed automatically for successive one year terms, unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then-current term. The Administration Agreement is terminable with respect to a particular Fund only upon mutual agreement of the parties to the Administration Agreement and for cause (as defined in the Administration Agreement) by the party alleging cause, on not less than 60 days notice by the BB&T Funds' Board of Trustees or by the Administrator.

         The Administration Agreement provides that the Administrator shall not be liable for any loss suffered by the BB&T Funds in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its duties, or from the reckless disregard by the Administrator of its obligations and duties thereunder.

DISTRIBUTOR

         BISYS Fund Services LP serves as distributor to each Fund of the BB&T Funds pursuant to a Distribution Agreement dated October 1, 1993, (the "Distribution Agreement"). The Distribution Agreement provides that, unless sooner terminated it will continue in effect for continuous one-year periods if such continuance is approved at least annually (i) by the BB&T Funds' Board of Trustees or by the vote of a majority of the outstanding Shares of the Funds or Fund subject to such Distribution Agreement, and (ii) by the vote of a majority of the Trustees of the BB&T Funds who are not parties to such Distribution Agreement or interested persons (as defined in the 1940 Act) of any party to such

         388

Distribution Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Distribution Agreement may be terminated in the event of any assignment, as defined in the 1940 Act.

         No compensation is paid to the Distributor under the Distribution Agreement. However, the Distributor is entitled to receive payments under the Distribution and Shareholder Services Plan, dated October 1, 1992, as restated February 7, 1997 (the "Distribution Plan"). Under the Distribution Plan, a Fund will pay a monthly distribution fee to the Distributor as compensation for its services in connection with the Distribution Plan at an annual rate equal to fifty one-hundredths of one percent (0.50%) of the average daily net assets of Class A Shares of each Fund (twenty-five one-hundredths of one percent (0.25%) for the Capital Appreciation Fund, the Mid Cap Fund, and the West Virginia
Fund), one percent (1.00%) of the average daily net assets of Class B Shares of each Fund, and one percent (1.00%) of the average daily net assets of Class C Shares of each Fund. The Distributor may periodically waive all or a portion of the fee with respect to a Fund in order to increase the net investment income of the Fund available for distribution as dividends. The Distributor has agreed with the BB&T Funds to reduce its fee under the Distribution Plan to an amount not to exceed twenty-five one-hundredths of one percent (0.25%) of the average daily net assets of Class A Shares of each Fund (in the case of the Tax-Free Bond Funds and the Funds of Funds, 0.15% of the average daily net assets of the Class A Shares of each Fund, and the Money Market Funds, 0.37% of the average daily net assets of the Class A shares of each Fund).

         For the fiscal year ended September 30, 2000, the Distributor received the following fees with respect to the Class A and Class B Shares from the following Funds:



FUND                                              CLASS A SHARES                CLASS B SHARES
----                                              --------------                --------------
                                                            Additional                     Additional
                                               Amount           Amount        Amount           Amount
                                                 Paid           Waived          Paid           Waived
                                             ---------       ----------     ---------       ----------


Large Company Value Fund                     $ 87,067         $ 87,068       $363,445          $  0
Balanced Fund                                  48,643           48,643        200,583             0
Large Company Growth Fund                      26,021           26,022        216,127             0
Small Company Growth Fund                      48,912           48,911        181,056             0
International Equity Fund                       6,579            6,588         34,376             0
Short-Intermediate Fund                        10,351           10,352            N/A           N/A
Intermediate U.S. Government Bond Fund          7,694            7,693         23,791             0
Intermediate Corporate Bond Fund                  319              319            269             3
North Carolina Fund                            17,848           41,645            N/A           N/A
South Carolina Fund                             1,739            4,060            N/A           N/A
Virginia Fund                                     154              360            N/A           N/A
Prime Money Market Fund                       267,169           77,793        199,959             0
U.S. Treasury Money Market Fund               267,166          118,503         66,354             0
Capital Manager Conservative                      885              884          1,325             0
Capital Manager Moderate                        3,522            3,523          3,457             0
Capital Manager Growth                          3,304            3,305         10,568             0



         The Distribution Plan was initially approved on August 18, 1992 by the Fund's Board of Trustees, including a majority of the trustees who are not interested persons of the Fund (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Plan (the "Independent

         389

Trustees"). An Amended and Re-Executed Distribution Plan was approved on February 7, 1997. The Distribution Plan provides for fees only upon the Class A, Class B, and Class C Shares of each Fund.

         The Distribution Agreement is the successor to the previous distribution agreement, which terminated automatically by its terms upon consummation of the acquisition of Winsbury by The BISYS Group, Inc. The Distribution Agreement was unanimously approved by the Board of Trustees of the BB&T Funds, and is materially identical to the terminated distribution agreement.

         In accordance with Rule 12b-1 under the 1940 Act, the Distribution Plan may be terminated with respect to any Fund by a vote of a majority of the Independent Trustees, or by a vote of a majority of the outstanding Class A, Class B, or Class C Shares of that Fund. The Distribution Plan may be amended by vote of the Fund's Board of Trustees, including a majority of the Independent Trustees, cast in person at a meeting called for such purpose, except that any change in the Distribution Plan that would materially increase the distribution fee with respect to a Fund requires the approval of the holders of that Fund's Class A, Class B, and Class C Shares. The BB&T Funds' Board of Trustees will review on a quarterly and annual basis written reports of the amounts received and expended under the Distribution Plan (including amounts expended by the Distributor to Participating Organizations pursuant to the Servicing Agreements entered into under the Distribution Plan) indicating the purposes for which such expenditures were made.

         The Distributor may use the distribution fee to provide distribution assistance with respect to a Fund's Class A, Class B, and Class C Shares or to provide shareholder services to the holders of such Shares. The Distributor may also use the distribution fee (i) to pay financial institutions and intermediaries (such as insurance companies and investment counselors but not including banks), broker-dealers, and the Distributor's affiliates and subsidiaries compensation for services or reimbursement of expenses incurred in connection with distribution assistance or (ii) to pay banks, other financial institutions and intermediaries, broker-dealers, and the Distributor's affiliates and subsidiaries compensation for services or reimbursement of expenses incurred in connection with the provision of shareholder services. All payments by the Distributor for distribution assistance or shareholder services under the Distribution Plan will be made pursuant to an agreement (a "Servicing Agreement") between the Distributor and such bank, other financial institution or intermediary, broker-dealer, or affiliate or subsidiary of the Distributor (hereinafter referred to individually as "Participating Organizations"). A Servicing Agreement will relate to the provision of distribution assistance in connection with the distribution of a Fund's Class A, Class B, and Class C Shares to the Participating Organization's customers on whose behalf the investment in such Shares is made and/or to the provision of shareholder services to the Participating Organization's customers owning a Fund's Class A, Class B, and Class C Shares. Under the Distribution Plan, a Participating Organization may include Southern National Corporation or a subsidiary bank or nonbank affiliates, or the subsidiaries or affiliates of those banks. A Servicing Agreement entered into with a bank (or any of its subsidiaries or affiliates) will contain a representation that the bank (or subsidiary or affiliate) believes that it possesses the legal authority to perform the services contemplated by the Servicing Agreement without violation of applicable banking laws (including the Glass-Steagall Act) and regulations.

         The distribution fee will be payable without regard to whether the amount of the fee is more or less than the actual expenses incurred in a particular year by the Distributor in connection with

         390

distribution assistance or shareholder services rendered by the Distributor itself or incurred by the Distributor pursuant to the Servicing Agreements entered into under the Distribution Plan. If the amount of the distribution fee is greater than the Distributor's actual expenses incurred in a particular year (and the Distributor does not waive that portion of the distribution fee), the Distributor will realize a profit in that year from the distribution fee. If the amount of the distribution fee is less than the Distributor's actual expenses incurred in a particular year, the Distributor will realize a loss in that year under the Distribution Plan and will not recover from a Fund the excess of expenses for the year over the distribution fee, unless actual expenses incurred in a later year in which the Distribution Plan remains in effect were less than the distribution fee paid in that later year.

         The Distribution Plan also contains a so-called "defensive" provision applicable to all classes of Shares. Under this defensive provision to the extent that any payment made to the Administrator, including payment of administration fees, should be deemed to be indirect financing of any activity primarily intended to result in the sale of Shares issued by the BB&T Funds within the context of Rule 12b-1 under the 1940 Act, such payment shall be deemed to be authorized by the Distribution Plan.

         The Glass-Steagall Act and other applicable laws prohibit banks generally from engaging in the business of underwriting securities, but in general do not prohibit banks from purchasing securities as agent for and upon the order of customers. Accordingly, the BB&T Funds will require banks acting as Participating Organizations to provide only those services which, in the banks' opinion, are consistent with the then current legal requirements. It is possible, however, that future legislative, judicial or administrative action affecting the securities activities of banks will cause the BB&T Funds to alter or discontinue its arrangements with banks that act as Participating Organizations, or change its method of operations. It is not anticipated, however, that any change in a Fund's method of operations would affect its net asset value per share or result in financial loss to any customer.

EXPENSES
         BB&T Asset Management and the Administrator each bear all expenses in connection with the performance of their services as Adviser and Administrator, respectively, other than the cost of securities (including brokerage commissions, if any) purchased for a Fund. Each Fund bears the following expenses relating to its operations: taxes, interest, any brokerage fees and commissions, fees and travel expenses of the Trustees of the BB&T Funds, Securities and Exchange Commission fees, state securities qualification and renewal fees, costs of preparing and printing prospectuses for regulatory purposes and for distribution to current Shareholders, outside auditing and legal expenses, amortized organizational expenses, advisory and administration fees, fees and out-of-pocket expenses of the custodian and the transfer agent, fees and out-of-pocket expenses for fund accounting services, expenses incurred for pricing securities owned by a Fund, certain insurance premiums, costs of maintenance of a Fund's existence, costs and expenses of Shareholders' and Trustees' reports and meetings, and any extraordinary expenses incurred in its operation. As a general matter, expenses are allocated to the Class A, Class B, Class C and Trust Class of a Fund on the basis of the relative net asset value of each class. At present, the only expenses that will be borne solely by Class A, Class B, and Class C Shares, other than in accordance with the relative net asset value of the class, are expenses under the Distribution Plan which relate only to the Class A, Class B, and Class C Shares.

         391

SECURITIES LENDING AGENT

         The BB&T Funds has retained Cantor Fitzgerald & Co. ("Cantor Fitzgerald") as its securities lending agent and will compensate that firm based on a percentage of the profitability generated by securities lending transactions effected on the behalf of the BB&T Funds. Cantor Fitzgerald has employed BISYS to provide certain administrative services relating to securities lending transactions entered into on behalf of the BB&T Funds. Cantor Fitzgerald, rather than the BB&T Funds, will compensate BISYS for those services.

CUSTODIAN

         State Street Bank and Trust Company serves as the Custodian to the Prime Money Market Fund. Bank of New York serves as the Custodian to the International Equity Fund. BB&T serves as the Custodian to the other BB&T Funds.

TRANSFER AGENT AND FUND ACCOUNTING SERVICES

         BISYS Fund Services Ohio, Inc. serves as transfer agent to each Fund of the BB&T Funds pursuant to a Transfer Agency Agreement with the BB&T Funds.

         BISYS Fund Services Ohio, Inc. also provides fund accounting services to each of the Funds pursuant to a Fund Accounting Agreement with the BB&T Funds. Under the Omnibus Agreement, BISYS Fund Services Ohio, Inc. receives a fee from each Fund at the annual rate of 0.03% of such Fund's average daily net assets, subject to a minimum annual fee.

INDEPENDENT AUDITORS

         KPMG LLP ("KPMG") has been selected as independent auditors. KPMG's address is Two Nationwide Plaza, Suite 1600, Columbus, Ohio 43215.

LEGAL COUNSEL

         Ropes & Gray, One Franklin Square, 1301 K Street, N.W., Suite 800 East, Washington, DC 20005 are counsel to the BB&T Funds.

                             PERFORMANCE INFORMATION

YIELDS OF THE MONEY MARKET FUNDS

         The "yield" of the U.S. Treasury Fund and the Prime Money Market Fund for a seven-day period (a "base period") will be computed by determining the "net change in value" (calculated as set forth below) of a hypothetical account having a balance of one share at the beginning of the period, dividing the net change in account value by the value of the account at the beginning of the base period to obtain the base period return, and multiplying the base period return by 365/7 with the resulting yield figure carried to the nearest hundredth of one percent. Net changes in

         392

value of a hypothetical account will include the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares, but will not include realized gains or losses or unrealized appreciation or depreciation on portfolio investments. Yield may also be calculated on a compound basis (the "effective yield") which assumes that net income is reinvested in Fund shares at the same rate as net income is earned for the base period.

         The yield and effective yield of each Money Market Fund will vary in response to fluctuations in interest rates and in the expenses of each Fund. For comparative purposes the current and effective yields should be compared to current and effective yields offered by competing financial institutions for that base period only and calculated by the methods described above.

         The yield and effective yield for the seven-day period ending September 30, 2000, for the Money Market Funds are shown below:



                                                     Yield                         Effective Yield
                                            -----------------------            -----------------------
                                            Class A  Class B  Trust            Class A  Class B  Trust
                                            -------  -------  -----            -------  -------  -----


Prime Money Market Fund                     5.22%    4.62%     5.62%           5.36%    4.73%    5.78%
U.S. Treasury Money Market Fund             5.79%    5.19%     6.19%           5.95%    5.32%    6.38%


YIELDS OF THE OTHER FUNDS OF THE BB&T FUNDS

         Yields of the Large Company Value Fund, North Carolina Fund, South Carolina Fund, Virginia Fund, West Virginia Fund, Short-Intermediate Fund, Intermediate U.S. Government Bond Fund, Intermediate Corporate Bond Fund, Balanced Fund, Large Company Growth Fund, Small Company Growth Fund, International Equity Fund, Capital Appreciation Fund, Mid Cap Value Fund, and the Funds of Funds will be computed by annualizing net investment income per share for a recent 30-day period and dividing that amount by the maximum offering price per share (reduced by any undeclared earned income expected to be paid shortly as a dividend) on the last trading day of that period, according to the following formula:

a-b
                        30-Day Yield = 2[( ----- +1) to the power of 6-1]
                                             cd

         In the above formula, "a" represents dividends and interest earned by a particular class during the 30-day base period; "b" represents expenses accrued to a particular class for the 30-day base period (net of reimbursements); "c" represents the average daily number of shares of a particular class outstanding during the 30-day base period that were entitled to receive dividends; and "d" represents the maximum offering price per share of a particular class on the last day of the 30-day base period.

         Net investment income will reflect amortization of any market value premium or discount of fixed income securities (except for obligations backed by mortgages or other assets) and may include recognition of a pro rata portion of the stated dividend rate of dividend paying portfolio securities. The yield of each of the Funds will vary from time to time depending upon market conditions, the composition of the Fund's portfolio and operating expenses of the BB&T Funds allocated to each Fund. These factors and possible differences in the methods used in calculating yield should be considered

         393

when comparing a Fund's yield to yields published for other investment companies and other investment vehicles. Yield should also be considered relative to changes in the value of the Fund's shares and to the relative risks associated with the investment objectives and policies of each Fund.

         The yield and effective yield for the 30-day period ending September 30, 2000, for the non-Money Market Funds are shown below:


                                                     Yield                 Effective Yield
                                            -------------------------  ------------------------
                                            Class A  Class B  Trust    Class A  Class B   Trust
                                            -------  -------  -----    -------  -------   -----


Intermediate Corporate Bond Fund              6.10%   5.36%   6.34%      6.27%   5.49%    6.53%
Short-Intermediate Fund                       5.32%    N/A    5.57%      5.45%    N/A     5.72%
Intermediate U.S. Government Bond Fund        5.40%   4.66%   5.65%      5.54%   4.76%    5.80%
North Carolina Fund                           3.93%    N/A    4.08%      4.00%    N/A     4.15%
South Carolina Fund                           4.08%    N/A    4.23%      4.16%    N/A     4.31%
Virginia Fund                                 4.01%    N/A    4.17%      4.09%    N/A     4.25%
Balanced Fund                                 2.10%   1.34%   2.34%      2.11%   1.35%    2.37%


         The North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund may also advertise a "tax equivalent yield" and a "tax equivalent effective yield." Tax equivalent yield will be computed by dividing that portion of the North Carolina, South Carolina, Virginia, and West Virginia Funds' yield which is tax-exempt by the difference between one and a stated income tax rate and adding the product to that portion, if any, of the yield of the Fund that is not tax-exempt. The tax equivalent effective yield for the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund is computed by dividing that portion of the effective yield of the North Carolina, South Carolina, Virginia, and West Virginia Funds which is tax-exempt by the difference between one and a stated income tax rate and adding the product to that portion, if any, of the effective yield of the Fund that is not tax-exempt.

         The tax-equivalent yield and tax-equivalent effective yield for the North Carolina, South Carolina, Virginia, and West Virginia Funds for the 30-day period ended September 30, 2000 are shown below:


                                                                     Tax-Equivalent
                                         Tax-Equivalent                 Effective
                                              YIELD                       YIELD
                                       -------------------         ------------------
                                       CLASS A       TRUST         CLASS A      TRUST
                                       -------       -----         -------      -----


North Carolina Fund                     7.05%        7.32%          7.18%       7.45%
South Carolina Fund                     7.26%        7.53%          7.41%       7.67%
Virginia Fund                           7.04%        7.32%          7.18%       7.47%


         Investors in the Large Company Value Fund, the North Carolina Fund, the South Carolina Fund, the Virginia Fund, the West Virginia Fund, the Short-Intermediate Fund, the Intermediate U.S. Government Bond Fund, the Intermediate Corporate Bond Fund, the Balanced Fund, the Large Company Growth Fund, the Small Company Growth Fund, the International Equity Fund, the Capital Appreciation Fund, the

         394

Mid Cap Value Fund, and the Funds of Funds, are specifically advised that share prices, expressed as the net asset values per share, will vary just as yields will vary.

CALCULATION OF TOTAL RETURN

         Total Return is a measure of the change in value of an investment in a Fund over the period covered, assuming the investor paid the current maximum applicable sales charge on the investment and that any dividends or capital gains distributions were reinvested in the Fund immediately rather than paid to the investor in cash. The formula for calculating Total Return includes four steps: (1) adding to the total number of shares purchased by a hypothetical $1,000 investment in the Fund all additional shares which would have been purchased if all dividends and distributions paid or distributed during the period had been immediately reinvested; (2) calculating the value of the hypothetical initial investment of $1,000 as of the end of the period by multiplying the total number of shares owned at the end of the period by the net asset value per share on the last trading day of the period; (3) assuming redemption at the end of the period; and (4) dividing this account value for the hypothetical investor by the initial $1,000 investment and annualizing the result for periods of less than one year. Average annual total return is measured by comparing the value of an investment in a Fund at the beginning of the relevant period to the redemption value of an investment at the end of the period (assuming immediate reinvestment of any dividends or capital gains distributions). Aggregate total return is calculated similarly to average annual total return except that the return figure is aggregated over the relevant period instead of annualized.

         395

  The average total return for the Class A Shares of each Fund, computed as of September 30, 2000, is shown in the table below:

                  Average Annual Total Returns - Class A Shares


                           Fund/Class
                          Commencement           One             Five                Ten              Life of
Fund Name                 of Operations          Year           Years               Years              Fund
---------                 -------------   -----------        -----------        -------------      --------------
                                          With    Without    With    Without    With    Without    With     Without
                                          Sales   Sales      Sales   Sales      Sales   Sales      Sales    Sales
                                          Load(*) Load       Load(*) Load       Load(*) Load       Load(*)  Load
                                          ----    ----       ----    ----       ----    ----       ----     ----


Large Company Value Fund       10/9/92  - 0.40%   5.69%     13.16%  14.51%       N/A     N/A       13.14%  13.98%
Balanced Fund                   7/1/93  - 4.09%   1.74%      8.62%   9.91%       N/A     N/A        8.64%   9.53%
Large Company Growth Fund      10/3/97   22.60%  30.08%       N/A     N/A        N/A     N/A       16.14%  18.46%
Small Company Growth Fund      12/7/94   45.47%  54.34%     20.44%  21.89%       N/A     N/A       25.14%  26.42%
International Equity Fund       1/2/97  - 1.27%   4.75%       N/A     N/A        N/A     N/A        7.09%   8.80%
Intermediate Corporate Bond
Fund                           12/2/99     N/A     N/A        N/A     N/A        N/A     N/A      - 1.07%   4.97%
Short-Intermediate Fund       11/30/92    2.07%   5.24%      4.29%   4.94%       N/A     N/A        4.58%   4.99%
Intermediate U.S. Government
  Bond Fund                    10/9/92    0.01%   6.09%      4.19%   5.43%       N/A     N/A        4.86%   5.64%
North Carolina Fund           10/16/92    2.96%   5.04%      3.14%   3.76%       N/A     N/A        3.56%   3.96%
South Carolina Fund           10/20/97    1.98%   5.10%       N/A     N/A        N/A     N/A        2.55%   3.62%
Virginia Fund                  5/17/99    2.03%   5.22%       N/A     N/A        N/A     N/A        0.99%   3.28%
Prime Money Market Fund        10/1/97    5.35%   5.35%       N/A     N/A        N/A     N/A        4.90%   4.90%
U.S. Treasury Money Market
  Fund                         10/5/92    4.98%   4.98%      4.56%   4.56%       N/A     N/A        4.12%   4.12%
Capital Manager Conservative
  Growth Fund                  1/29/98    2.84%   9.08%       N/A     N/A        N/A     N/A        4.84%   6.94%
Capital Manager Moderate
  Growth Fund                  1/29/98    4.94%  11.35%       N/A     N/A        N/A     N/A        6.10%   8.22%
Capital Manager Growth Fund    1/29/98    7.45%  14.02%       N/A     N/A        N/A     N/A        7.20%   9.34%



* Reflects maximum sales charge (5.75% for the Stock Funds, Funds of Funds, Intermediate U.S. Government Bond Fund and Intermediate Corporate Bond Fund and 3.00% for the North Carolina, South Carolina, Virginia, West Virginia, and Short-Intermediate Funds).

         396

         The average total return for the Class B Shares of each Fund, computed as of September 30, 2000, is shown in the table below:

                  Average Annual Total Returns - Class B Shares


                           Fund/Class
                          Commencement         One               Five              Ten               Life of
Fund Name                 of Operations        Year             Years             Years                Fund
---------                 -------------   ---------------    ---------------    --------------    ----------------
                                          With    Without    With    Without    With   Without    With     Without
                                          Sales   Sales      Sales   Sales      Sales  Sales      Sales    Sales
                                          Load(*) Load       Load(*) Load       Load(*)load       Load(*)  Load
                                          ----    ----       ----    ----       ----   ----       ----     ----


Large Company Value Fund+     10/9/92     1.10%   4.88%    13.55%  13.67%       N/A    N/A        13.46%  13.46%
Balanced Fund+                 7/1/93   - 2.88%   0.92%     8.91%   9.05%       N/A    N/A         8.94%   8.94%
Large Company Growth Fund     10/3/97    25.22%  29.22%      N/A     N/A        N/A    N/A        16.93%  17.66%
Small Company Growth Fund+    12/7/94    49.29%  53.29%    20.93%  21.02%       N/A    N/A        25.60%  25.66%
International Equity Fund      1/2/97   - 0.09%   3.88%      N/A     N/A        N/A    N/A         7.40%   8.05%
Intermediate Corporate Bond
  Fund                        12/2/99      N/A     N/A       N/A     N/A        N/A    N/A       - 0.58%   4.41%
Intermediate U.S. Government
  Bond Fund+                  10/9/92     1.31%   5.31%     4.49%   4.65%       N/A    N/A         5.09%   5.09%
Prime Money Market Fund+      10/1/97     0.65%   4.65%      N/A     N/A        N/A    N/A         3.46%   4.39%
U.S. Treasury Money Market
  Fund+                       10/5/92     0.28%   4.28%     3.62%   3.79%       N/A    N/A         3.64%   3.64%
Capital Manager Conservative
  Fund(1)                     1/29/98     4.31%   8.31%      N/A     N/A        N/A    N/A         5.77%   6.79%
Capital Manager Moderate
  Fund(1)                     1/29/98     6.45%  10.45%      N/A     N/A        N/A    N/A         7.60%   8.58%
Capital Manager Growth
  Fund(1)                     1/29/98     9.23%  13.23%      N/A     N/A        N/A    N/A         9.42%  10.38%


*    Reflects maximum CDSC of 5.00%.

+ Class B Shares were not in existence prior to January 1, 1996 (September 2, 1998 in the case of the Prime Money Market Fund). Performance for periods prior to January 1, 1996 (September 2, 1998 in the case of the Prime Money Market Fund) is based on Class A Share performance and has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would have been lower.


(1) Class B Shares were not in existence prior to January 29, 1999. Performance for periods prior to January 29, 1999 is based on Class A Share performance and has been adjusted for the maximum contingent deferred sales charge applicable to Class B Shares, but does not reflect the Class B Shares' Rule 12b-1 fees and expenses. With those adjustments, performance would have been lower.


         The average total return for the Trust Shares of each Fund, computed as of September 30, 2000, is shown in the table below:

                  Average Annual Total Returns - Trust Shares


                             Fund/class
                             Commencement              One              Five               Ten               Life of
Fund Name                    of Operations            Year             Years              Years               Fund
---------                    -------------            ----             -----              -----               ----


Large Company Value Fund            10/9/92          5.89%            14.78%              N/A                14.26%
Balanced Fund                        7/1/93          1.92%            10.19%              N/A                 9.76%
Large Company Growth Fund           10/3/97         30.52%              N/A               N/A                18.75%

         397



Small Company Growth Fund           12/7/94         54.82%            22.21%           N/A                   26.78%
International Equity Fund            1/2/97          4.96%              N/A            N/A                    9.12%
Intermediate Corporate Bond Fund    12/2/99           N/A               N/A            N/A                    5.13%
Short-Intermediate Fund            11/30/92          5.62%             5.20%           N/A                    5.24%
Intermediate U.S. Government
  Bond Fund                         10/9/92          6.36%             5.71%           N/A                    5.91%
North Carolina Fund                10/16/92          5.31%             3.94%           N/A                    4.11%
South Carolina Fund                10/20/97          5.27%              N/A            N/A                    3.75%
Virginia Fund                       5/17/99          5.35%              N/A            N/A                    2.53%
Prime Money Market Fund             10/1/97          5.70%              N/A            N/A                    5.21%
U.S. Treasury Money Market
  Fund                              10/5/92          5.33%             4.82%           N/A                    4.37%
Capital Manager Conservative
  Growth Fund                       10/2/97          9.31%              N/A            N/A                    7.23%
Capital Manager Moderate
  Growth Fund                       10/2/97         11.63%              N/A            N/A                    8.42%
Capital Manager Growth Fund         10/2/97         14.28%              N/A            N/A                    9.54%



         The yields, effective yields, tax-equivalent yields, tax-equivalent effective yields, and total return set forth above were calculated for each class of each Fund's Shares.

         At any time in the future, yields and total return may be higher or lower than past yields, there can be no assurance that any historical results will continue.

PERFORMANCE COMPARISONS

         YIELD AND TOTAL RETURN. From time to time, performance information for the Funds showing their average annual total return, aggregate total return yield, effective yield and/or tax-equivalent yield may be included in advertisements or in information furnished to present or prospective shareholders and the ranking of those performance figures relative to such figures for groups of mutual funds categorized by Lipper, Inc. Services as having the same investment objectives may from time to time be included in advertisements.

         Yield, effective yield, total return and distribution rate will be calculated separately for each Class of Shares. Because Class A Shares are subject to lower Distribution Plan fees than Class B Shares and Class C Shares, the yield and total return for Class A Shares will be higher than that of the Class B Shares and Class C Shares for the same period. Because Trust Shares are not subject to Distribution Plan fees, the yield and total return for Trust Shares will be higher than that of the Class A, Class B, and Class C Shares for the same period.

         From time to time, the BB&T Funds may include the following types of information in advertisements, supplemental sales literature and reports to
Shareholders: (1) discussions of

         398

general economic or financial principals (such as the effects of inflation, the power of compounding and the benefits of dollar-cost averaging); (2) discussions of general economic trends; (3) presentations of statistical data to supplement such discussions; (4) descriptions of past or anticipated portfolio holdings for one or more of the Funds within the BB&T Funds, (5) descriptions of investment strategies for one or more of such Funds; (6) descriptions or comparisons of various savings and investment products (including, but not limited to, insured bank products, annuities, qualified retirement plans and individual stocks and bonds), which may or may not include the Funds; (7) comparisons of investment products (including the Funds) with relevant market or industry indices or other appropriate benchmarks; (8) discussions of fund rankings or ratings by recognized rating organizations; and (9) testimonials describing the experience of persons that have invested in one or more of the Funds. The Funds may also include in these communications calculations, such as hypothetical compounding examples, that describe hypothetical investment results, such performance examples will be based on an express set of assumptions and are not indicative of performance of any of the Funds.

         Investors may also judge the performance of a Fund by comparing its performance to the performance of other mutual funds with comparable investment objectives and policies through various mutual fund or market indices and data such as that provided by Lipper, Inc., IBC/Donoghue's MONEY FUND REPORT and Ibbotson Associates, Inc. References may also be made to indices or data published in Money Magazine, Forbes, Barron's, The Wall Street Journal, The New York Times, Business Week, American Banker, Fortune, Institutional Investor, Ibbotson Associates, Inc., Morningstar, Inc., CDA/Weisenberger, Pension and Investments, U.S.A. Today and local newspapers. In addition to performance information, general information about the Funds that appears in a publication such as those mentioned above may be included in advertisements and in reports to Shareholders.

         Total return and/or yield may also be used to compare the performance of the Funds against certain widely acknowledged standards or indices for stock and bond market performance. The Standard & Poor's Composite Stock Price Index of 500 stocks (the "S&P 500 Index") is a market value-weighted and unmanaged index showing the changes in the aggregate market value of 500 Stocks relative to the base period 1941-43. The S&P 500 Index is composed almost entirely of common stocks of companies listed on the New York Stock Exchange, although the common stocks of a few companies listed on the American Stock Exchange or traded over-the-counter are included. The 500 companies represented include 400 industrial, 60 transportation and 40 financial services concerns. The S&P 500 Index represents about 80% of the market value of all issues traded on the New York Stock Exchange.

         The NASDAQ-OTC Price Index (the "NASDAQ Index") is a market value-weighted and unmanaged index showing the changes in the aggregate market value of approximately 3,500 stocks relative to the base measure of 100.00 on February 5, 1971. The NASDAQ Index is composed entirely of common stocks of companies traded over-the-counter and often through the National Association of Securities Dealers Automated Quotations ("NASDAQ") system. Only those over-the-counter stocks having only one market maker or traded on exchanges are excluded.

         399

         The Morgan Stanley Capital International Europe, Australasia and the Far East Index ("EAFE") is an index composed of a sample of companies representative of the market structure of twenty European and Pacific Basin countries. The Index represents the evolution of an unmanaged portfolio consisting of a stratified sampling of all listed stocks.

         The Shearson Lehman Government Bond Index (the "SL Government Index") is a measure of the market value of all public obligations of the U.S. Treasury; all publicly issued debt of all agencies of the U.S. Government and all quasi-federal corporations; and all corporate debt guaranteed by the U.S. Government. Mortgage backed securities, flower bonds and foreign targeted issues are not included in the SL Government Index.

         The Lehman Brothers Government/Corporate Bond Index (the "SL Government/Corporate Index") is a measure of the market value of approximately 5,300 bonds with a face value currently in excess of $1.3 trillion. To be included in the SL Government/Corporate Index, an issue must have amounts outstanding in excess of $1 million, have at least one year to maturity and be rated "Baa" or higher ("investment grade") by an NRSRO.

         The Variable NAV Funds may also calculate a distribution rate. Distribution rates will be computed by dividing the distribution per Share of a class made by a Fund over a twelve-month period by the maximum offering price per Share. The distribution rate includes both income and capital gain dividends and does not reflect unrealized gains or losses. The calculation of income in the distribution rate includes both income and capital gain dividends and does not reflect unrealized gains or losses, although a Fund may also present a distribution rate excluding the effect of capital gains. The distribution rate differs from the yield, because it includes capital items which are often non-recurring in nature, and may include returns of principal, whereas yield does not include such items. Each of the Funds do not intend to publish distribution rates in Fund advertisements but may publish such rates in supplemental sales literature. Distribution rates may also be presented excluding the effect of a sales charge, if any.

         Current yields or performance will fluctuate from time to time and are not necessarily representative of future results. Accordingly, a Fund's yield or performance may not provide for comparison with bank deposits or other investments that pay a fixed return for a stated period of time. Yield and performance are functions of quality, composition, and maturity, as well as expenses allocated to the Fund. Fees imposed upon customer accounts by BB&T or its affiliated or correspondent banks for cash management services will reduce a Fund's effective yield to Customers.

         In addition, with respect to the North Carolina Fund, the South Carolina Fund, the Virginia Fund, and the West Virginia Fund, the benefits of tax-free investments may be communicated in advertisements or communications to shareholders. For example, the table below presents the approximate yield that a taxable investment must earn at various income brackets to produce after-tax yields equivalent to those of tax-exempt investments yielding from 3.00% to 5.50%. The yields below are for illustration purposes only and are not intended to represent current or future yields for the North Carolina Fund, the South Carolina Fund, the

         400

Virginia Fund, and the West Virginia Fund, which may be higher or lower than those shown. The rates shown in the table below are subject to adjustment for the Internal Revenue Service inflation indexation. This table does not reflect any alternative minimum tax liability. Investors should consult their tax advisers with specific reference to their own tax situation.

         401


                                                                    APPROXIMATE YIELD TABLE: NORTH CAROLINA FUND

SINGLE RETURN
SAMPLE                                   COMBINED
TAXABLE                     NORTH        FEDERAL AND
INCOME       FEDERAL       CAROLINA        N.C.                                    TAX-EXEMPT YIELDS
(2000)       MARGINAL      MARGINAL       MARGINAL   -------------------------------------------------------------------------------
------       TAX RATE      TAX RATE      TAX RATE    3.00    3.50%     4.00%   4.50%    5.00%     5.50%     6.00%     6.50%    7.00%

------------------------------------------------------------------------------------------------------------------------------------

FROM
$0 TO
$12,750       15.00%        6.00%         20.10%     3.76%   4.38%     5.01%   5.63%    6.26%     6.88%     7.51%     8.14%    8.76%

FROM
$12,751 TO
$27,050       15.00%        7.00%         20.95%     3.80%   4.43%     5.06%   5.69%    6.33%     6.96%     7.59%     8.22%    8.86%

FROM
$27,051 TO
$60,000       28.00%        7.00%         33.04%     4.48%   5.23%     5.97%   6.72%    7.47%     8.21%     8.96%     9.71%   10.45%

FROM
$60,001 TO
$65,550       28.00%        7.75%         33.58%     4.52%   5.27%     6.02%   6.78%    7.53%     8.28%     9.03%     9.79%   10.54%

FROM
$65,551 TO
$136,750      31.00%        7.75%        36.35%      4.71%   5.50%     6.28%   7.07%    7.86%     8.64%     9.43%    10.21%   11.00%

FROM
$136,751 TO
$297,300      36.00%        7.75%        40.96%      5.08%   5.93%     6.78%   7.62%    8.47%     9.32%     10.16%   11.01%   11.86%

OVER
$297,300      39.60%        7.75%        44.28%      5.38%   6.28%     7.18%   8.08%    8.97%     9.87%     10.77%   11.67%   12.56%

         402


                                                                   APPROXIMATE YIELD TABLE: NORTH CAROLINA FUND

MARRIED
FILING JOINTLY
SAMPLE                            COMBINED
TAXABLE                 NORTH     FEDERAL AND
INCOME        FEDERAL   CAROLINA  N.C.                                             TAX-EXEMPT YIELDS
(2000)        MARGINAL  MARGINAL  MARGINAL    --------------------------------------------------------------------------------------
------        TAX RATE  TAX RATE  TAX RATE    3.00    3.50%     4.00%    4.50%    5.00%    5.50%    6.00%     6.50%     7.00%

------------------------------------------------------------------------------------------------------------------------------------

FROM
$0 TO
$21,250         15.00%     6.00%   20.10%     3.76%    4.38%    5.01%    5.63%    6.26%    6.88%    7.51%     8.14%     8.76%

FROM
$21,251 TO
$42,200         15.00%     7.00%   20.95%     3.80%    4.43%    5.06%    5.69%    6.33%    6.96%    7.59%     8.22%     8.86%

FROM
$42,201 TO
$100,000        28.00%     7.00%   33.04%     4.48%    5.23%    5.97%    6.72%    7.47%    8.21%    8.96%     9.71%    10.45%

FROM
$100,001 TO
$109,250        28.00%     7.75%   33.58%     4.52%    5.27%    6.02%    6.78%    7.53%    8.28%    9.03%     9.79%    10.54%

FROM
$109,251 TO
$166,450        31.00%     7.75%   36.35%     4.71%    5.50%    6.28%    7.07%    7.86%    8.64%    9.43%    10.21%    11.00%

FROM
$166,451 TO
$297,300        36.00%     7.75%   40.96%     5.08%    5.93%    6.78%    7.62%    8.47%    9.32%   10.16%    11.01%    11.86%

OVER
$297,300        39.60%     7.75%   44.28%     5.38%    6.28%    7.18%    8.08%    8.97%    9.87%   10.77%    11.67%    12.56%

         403


                                                                    APPROXIMATE YIELD TABLE: SOUTH CAROLINA FUND
------------------------------------------------------------------------------------------------------------------------------------

SINGLE RETURN
SAMPLE                               COMBINED
TAXABLE                 SOUTH        FEDERAL AND
INCOME     FEDERAL     CAROLINA     S.C.                                          TAX-EXEMPT YIELDS
(2000)     MARGINAL    MARGINAL     MARGINAL     ---------------------------------------------------------------------------------
------     TAX RATE    TAX RATE     TAX RATE     3.00    3.50%     4.00%     4.50%     5.00%    5.50%     6.00%     6.50%    7.00%

------------------------------------------------------------------------------------------------------------------------------------

FROM
$0 TO
$2,360       15.00%      2.50%         17.13%    3.62%    4.22%     4.83%     5.43%     6.03%    6.64%     7.24%    7.84%    8.45%

FROM
$2,361 TO
$4,720       15.00%      3.00%         17.55%    3.64%    4.24%     4.85%     5.46%     6.06%    6.67%     7.28%    7.88%    8.49%
                         (less $11)
FROM
$4,721 TO
$7,080       15.00%      4.00%         18.40%    3.68%    4.29%     4.90%     5.51%     6.13%    6.74%     7.35%    7.97%    8.58%
                         (less $59)
FROM
$7,081 TO
$9,440       15.00%      5.00%         19.25%    3.72%    4.33%     4.95%     5.57%     6.19%    6.81%     7.43%    8.05%    8.67%
                         (less $129)
FROM
$9,441 TO
$11,800      15.00%      6.00%         20.10%    3.75%    4.38%     5.01%     5.63%     6.26%    6.88%     7.51%    8.14%    8.76%
                         (less $224)
FROM
$11,801 TO
$26,250      15.00%      7.00%         20.95%    3.80%    4.43%     5.06%     5.69%     6.33%    6.96%     7.59%    8.22%    8.86%
                         (less $342)
FROM
$26,251 TO
$63,550      28.00%      7.00%         33.04%    4.48%    5.23%     5.97%     6.72%     7.47%    8.21%     8.96%    9.71%   10.45%
                         (less $342)
FROM
$63,551 TO
$132,600     31.00%      7.00%         35.83%    4.68%    5.45%     6.23%     7.01%     7.79%    8.57%     9.35%   10.13%   10.91%
                         (less $342)
FROM
$132,601 TO
$288,350     36.00%      7.00%         40.48%    5.04%    5.88%     6.72%     7.56%     8.40%    9.24%     10.08%  10.92%   11.76%
                         (less $342)
OVER
$288,350     39.60%      7.00%         43.83%    5.34%    6.23%     7.12%     8.01%     8.90%    9.79%     10.68%  11.57%   12.46%
                         (less $342)

         404


                                                                   APPROXIMATE YIELD TABLE: SOUTH CAROLINA FUND

------------------------------------------------------------------------------------------------------------------------------------

MARRIED FILING
JOINTLY                              COMBINED
TAXABLE                SOUTH         FEDERAL AND
INCOME      FEDERAL    CAROLINA      S.C.                                             TAX-EXEMPT YIELDS
(2000)      MARGINAL   MARGINAL      MARGINAL     ----------------------------------------------------------------------------------
------      TAX RATE   TAX RATE      TAX RATE     3.00    3.50%     4.00%     4.50%     5.00%     5.50%    6.00%     6.50%     7.00%

------------------------------------------------------------------------------------------------------------------------------------

FROM
$0 TO
$2,360       15.00%     2.50%         17.13%     3.62%    4.22%     4.83%     5.43%     6.03%     6.64%    7.24%     7.84%    8.45%

FROM
$2,361 TO
$4,720       15.00%     3.00%         17.55%     3.64%    4.24%     4.85%     5.46%     6.06%     6.67%    7.28%     7.88%    8.49%
                        (less $11)
FROM
$4,721 TO
$7,080       15.00%     4.00%         18.40%     3.68%    4.29%     4.90%     5.51%     6.13%     6.74%    7.35%     7.97%    8.58%
                        (less $59)
FROM
$7,081 TO
$9,140       15.00%     5.00%         19.25%     3.72%    4.33%     4.95%     5.57%     6.19%     6.81%    7.43%     8.05%    8.67%
                        (less $129)
FROM
$9,141 TO
$11,800      15.00%     6.00%         20.10%     3.75%    4.38%     5.01%     5.63%     6.26%     6.88%    7.51%     8.14%    8.76%
                        (less $224)
FROM
$11,801 TO
$43,850      15.00%     7.00%         20.95%     3.80%    4.43%     5.06%     5.69%     6.33%     6.96%    7.59%     8.22%    8.86%
                        (less $342)
FROM
$43,851 TO
$105,950     28.00%     7.00%         33.04%     4.48%    5.23%     5.97%     6.72%     7.47%     8.21%    8.96%     9.71%   10.45%
                        (less $342)
FROM
$105,951 TO
$161,450     31.00%     7.00%         35.83%     4.68%    5.45%     6.23%     7.01%     7.79%     8.57%    9.35%    10.13%   10.91%
                        (less $342)
FROM
$161,451 TO
$288,350     36.00%     7.00%         40.48%     5.04%    5.88%     6.72%     7.50%     8.40%     9.24%   10.08%    10.92%   11.76%
                        (less $342)
OVER
$288,350     39.60%     7.00%         43.83%     5.34%    6.23%     7.12%     8.01%     8.90%     9.79%   10.68%    11.57%   12.46%
                        (less $342)

         405



                                                                         APPROXIMATE YIELD TABLE: VIRGINIA FUND
------------------------------------------------------------------------------------------------------------------------------------

SINGLE                            COMBINED
TAXABLE                           FEDERAL AND
INCOME      FEDERAL    VIRGINIA   VIRGINIA                                          TAX-EXEMPT YIELDS
(2000)      MARGINAL   MARGINAL   MARGINAL    --------------------------------------------------------------------------------------
------      TAX RATE   TAX RATE   TAX RATE    3.00    3.50%     4.00%     4.50%     5.00%     5.50%      6.00%     6.50%     7.00%

------------------------------------------------------------------------------------------------------------------------------------

FROM
$0 TO
$3,000       15.00%      2.00%     16.70%    3.60%    4.20%     4.80%     5.40%     6.00%     6.60%      7.20%     7.80%     8.40%

FROM
$3,001 TO
$5,000       15.00%      3.00%     17.55%    3.64%    4.24%     4.85%     5.46%     6.06%     6.67%      7.28%     7.88%     8.49%

FROM
$5,001 TO
$17,000      15.00%      5.00%     19.25%    3.72%    4.33%     4.95%     5.57%     6.19%     6.81%      7.43%     8.05%     8.67%

FROM
$17,001 TO
$27,050      15.00%      5.75%     19.89%    3.74%    4.37%     4.99%     5.62%     6.24%     6.87%      7.49%     8.11%     8.74%

FROM
$27,051 TO
$65,550      28.00%      5.75%     32.14%    4.42%    5.16%     5.89%     6.63%     7.37%     8.10%      8.84%     9.58%    10.32%

FROM
$65,551 TO
$136,750     31.00%      5.75%     34.97%    4.61%    5.38%     6.15%     6.92%     7.69%     8.46%      9.23%    10.00%    10.76%

FROM
$136,751 TO
$297,350     36.00%      5.75%     39.68%    4.97%    5.80%     6.63%     7.46%     8.29%     9.12%      9.95%    10.78%    11.60%

OVER
297,350      39.60%      5.75%     43.07%    5.27%    6.15%     7.03%     7.90%     8.78%     9.66%     10.54%    11.42%    12.30%

         406




                                                                       APPROXIMATE YIELD TABLE: VIRGINIA FUND
------------------------------------------------------------------------------------------------------------------------------------
MARRIED FILING
JOINTLY                          COMBINED
TAXABLE                          FEDERAL AND
INCOME      FEDERAL   VIRGINIA   VIRGINIA                                           TAX-EXEMPT YIELDS
(2000)      MARGINAL  MARGINAL   MARGINAL    ---------------------------------------------------------------------------------------
------      TAX RATE  TAX RATE   TAX RATE    3.00     3.50%      4.00%     4.50%    5.00%      5.50%     6.00%     6.50%     7.00%

------------------------------------------------------------------------------------------------------------------------------------

FROM
$0 TO
$3,000       15.00%    2.00%      16.70%     3.60%    4.20%      4.80%     5.40%     6.00%     6.60%     7.20%     7.80%     8.40%

FROM
$3,001 TO
$5,000       15.00%    3.00%      17.55%     3.64%    4.24%      4.85%     5.46%     6.06%     6.67%     7.28%     7.88%     8.49%

FROM
$5,001 TO
$17,000      15.00%    5.00%      19.25%     3.72%    4.33%      4.95%     5.57%     6.19%     6.81%     7.43%     8.05%     8.67%

FROM
$17,001 TO
$27,050      15.00%    5.75%      19.89%     3.74%    4.37%      4.99%     5.62%     6.24%     6.87%     7.49%     8.11%     8.74%

FROM
$27,051 TO
$65,550      28.00%    5.75%      32.14%     4.42%    5.16%      5.89%     6.63%     7.37%     8.10%     8.84%     9.58%    10.32%

FROM
$65,551  TO
$136,750     31.00%    5.75%      34.97%     4.61%    5.38%      6.15%     6.92%     7.69%     8.46%     9.23%    10.00%    10.76%

FROM
$136,751 TO
$297,350     36.00%    5.75%      39.68%     4.97%    5.80%      6.63%     7.46%     8.29%     9.12%     9.95%    10.78%    11.60%

OVER
$297,350     39.60%    5.75%      43.07%     5.27%    6.15%      7.03%     7.90%     8.78%     9.66%    10.54%    11.42%    12.30%

         407



                                                                         APPROXIMATE YIELD TABLE: WEST VIRGINIA FUND
------------------------------------------------------------------------------------------------------------------------------------

SINGLE                            COMBINED
TAXABLE                  WEST     FEDERAL AND
INCOME      FEDERAL    VIRGINIA  WEST VIRGINIA                                      TAX-EXEMPT YIELDS
(2000)      MARGINAL   MARGINAL   MARGINAL    --------------------------------------------------------------------------------------
------      TAX RATE   TAX RATE   TAX RATE    3.00    3.50%     4.00%     4.50%     5.00%     5.50%      6.00%     6.50%     7.00%

------------------------------------------------------------------------------------------------------------------------------------

FROM
$0 TO
$10,000      15.00%      3.00%     17.55%    3.64%    4.24%     4.85%     5.46%     6.06%     6.67%      7.28%     7.88%     8.49%

FROM
$10,001 TO
$25,000      15.00%      4.00%     18.40%    3.68%    4.29%     4.90%     5.51%     6.13%     6.74%      7.35%     7.97%     8.58%

FROM
$25,001 TO
$26,250      15.00%      4.50%     18.83%    3.70%    4.31%     4.93%     5.54%     6.16%     6.78%      7.39%     8.01%     8.62%

FROM
$26,251 TO
$40,000      28.00%      4.50%     31.24%    4.36%    5.09%     5.82%     6.54%     7.27%     8.00%      8.73%     9.45%    10.18%

FROM
$40,001 TO
$60,000      28.00%      6.00%     32.32%    4.43%    5.17%     5.91%     6.65%     7.39%     8.13%      8.87%     9.60%    10.34%

FROM
$60,001 TO
$63,550      28.00%      6.50%     32.68%    4.46%    5.20%     5.94%     6.68%     7.43%     8.17%      8.91%     9.66%    10.40%

FROM
$63,551  TO
$132,600     37.00%      6.50%     35.49%    4.65%    5.43%     6.20%     6.98%     7.75%     8.53%      9.30%    10.08%    10.85%

FROM
$132,601 TO
$288,350     36.00%      6.50%     40.16%    5.01%    5.85%     6.68%     7.52%     8.36%     9.19%     10.03%    10.86%    11.70%

OVER
298,350      39.60%      6.50%     43.53%    5.31%    6.30%     7.08%     7.97%     8.85%     9.74%     10.62%    11.51%    12.40%





         408


                                                                       APPROXIMATE YIELD TABLE: WEST VIRGINIA FUND
------------------------------------------------------------------------------------------------------------------------------------
MARRIED FILING
JOINTLY                          COMBINED
TAXABLE                 WEST     FEDERAL AND
INCOME      FEDERAL   VIRGINIA  WEST VIRGINIA                                      TAX-EXEMPT YIELDS
(2000)      MARGINAL  MARGINAL   MARGINAL    ---------------------------------------------------------------------------------------
------      TAX RATE  TAX RATE   TAX RATE    3.00     3.50%      4.00%     4.50%    5.00%      5.50%     6.00%     6.50%     7.00%


------------------------------------------------------------------------------------------------------------------------------------

FROM
$0 TO
$10,000      15.00%    3.00%      17.55%     3.64%    4.24%     4.85%     5.46%     6.06%     6.67%      7.28%     7.88%     8.49%

FROM
$10,001 TO
$25,000      15.00%    4.00%      18.40%     3.68%    4.29%     4.90%     5.51%     6.13%     6.74%      7.35%     7.97%     8.58%

FROM
$25,001 TO
$40,000      15.00%    4.50%      18.83%     3.70%    4.31%     4.93%     5.54%     6.16%     6.78%      7.39%     8.01%     8.62%

FROM
$40,001 TO
$43,850      15.00%    6.00%      20.10%     3.75%    4.38%     5.01%     5.63%     6.26%     6.88%      7.51%     8.14%     8.76%

FROM
$43,851 TO
$60,000      28.00%    6.00%      32.32%     4.43%    5.17%     5.91%     6.65%     7.39%     8.13%      8.87%     9.60%    10.34%

FROM
$60,001  TO
$105,950     28.00%    6.50%      32.68%     4.46%    5.20%     5.94%     6.68%     7.43%     8.17%      8.91%     9.66%    10.40%

FROM
$105,951 TO
$161,450     37.00%    6.50%      35.49%     4.65%    5.43%     6.20%     6.98%     7.75%     8.53%      9.30%    10.08%    10.85%

FROM
$161,450 TO  36.00%    6.50%      40.16%     5.01%    5.85%     6.68%     7.52%     8.36%     9.19%     10.03%    10.86%    11.70%
$288,350

OVER
$288,350     39.60%    6.50%      43.53%     5.31%    6.20%     7.08%     7.97%     8.85%     9.74%     10.62%    11.51%    12.40%

         409


         The "combined Federal and N.C., S.C., VA, or West VA Marginal Tax Rate" represents the combined federal and North Carolina, South Carolina, Virginia, and West Virginia tax rates, respectively, available to taxpayers who itemize deductions adjusted to account for the federal deduction of state taxes paid.

         Such data are for illustrative purposes only and are not intended to indicate past or future performance results of the North Carolina, South Carolina, Virginia, and West Virginia Funds. Actual performance of the Funds may be more or less than that noted in the hypothetical illustrations.


                             ADDITIONAL INFORMATION

Organization and Description of Shares

         The BB&T Funds (previously The BB&T Mutual Funds Group) was organized as a Massachusetts business trust by the Agreement and Declaration of Trust, dated October 1, 1987, under the name "Shelf Registration Trust IV." The BB&T Funds' Agreement and Declaration of Trust has been amended three times: (1) on June 25, 1992 to change the Trust's name, (2) on August 18, 1992, to provide for the issuance of multiple classes of shares, and (3) on May 17, 1999 to change the Trust's name. A copy of the BB&T Funds' Amended and Restated Agreement and Declaration of Trust, (the "Declaration of Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts. The Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of Shares, which are units of beneficial interest. The BB&T Funds presently has twenty-two series of Shares offered to the public which represent interests in the U.S. Treasury Fund, the Prime Money Market Fund, the Large Company Value Fund, the North Carolina Fund, the South Carolina Fund, the Virginia Fund, the West Virginia Fund, the Short-Intermediate Fund, the Intermediate U.S. Government Bond Fund, the Intermediate Corporate Bond Fund, the Balanced Fund, the Large Company Growth Fund, the Small Company Growth Fund, the International Equity Fund, the Capital Appreciation Fund, the Mid Cap Value Fund, the Capital Manager Conservative Growth Fund, the Capital Manager Moderate Growth Fund, the Capital Manager Growth Fund, and the Capital Manager Aggressive Growth Fund respectively. The BB&T Funds' Declaration of Trust authorizes the Board of Trustees to divide or redivide any unissued Shares of the BB&T Funds into one or more additional series.

         Shares have no subscription or preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in the Prospectuses and this Statement of Additional Information, the BB&T Funds' Shares will be fully paid and non-assessable. In the event of a liquidation or dissolution of the BB&T Funds, Shareholders of a Fund are entitled to receive the assets available for distribution belonging to that Fund, and a proportionate distribution, based upon the relative asset values of the respective Funds, of any general assets not belonging to any particular Fund which are available for distribution.

         410


         Shares of the BB&T Funds are entitled to one vote per share (with proportional voting for fractional shares) on such matters as shareholders are entitled to vote. Shareholders vote in the aggregate and not by series or class on all matters except (i) when required by the 1940 Act, shares shall be voted by individual series, (ii) when the Trustees have determined that the matter affects only the interests of a particular series or class, then only Shareholders of such series or class shall be entitled to vote thereon, and
(iii) only the holders of Class A and Class B Shares will be entitled to vote on matters submitted to Shareholder vote with regard to the Distribution Plan applicable to such class. There will normally be no meetings of Shareholders for the purposes of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, at which time the Trustees then in office will call a Shareholders' meeting for the election of Trustees. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares of the BB&T Funds and filed with the BB&T Funds' custodian or by vote of the holders of two-thirds of the outstanding shares of the BB&T Funds at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares of any Fund. Except as set forth above, the Trustees shall continue to hold office and may appoint their successors.

         As used in this Statement of Additional Information, a "vote of a majority of the outstanding Shares" of the BB&T Funds or a particular Fund means the affirmative vote, at a meeting of Shareholders duly called, of the lesser of
(a) 67% or more of the votes of Shareholders of the BB&T Funds or such Fund present at such meeting at which the holders of more than 50% of the votes attributable to the Shareholders of record of the BB&T Funds or such Fund are represented in person or by proxy, or (b) the holders of more than 50% of the outstanding votes of Shareholders of the BB&T Funds or such Fund.

Shareholder and Trustee Liability

         Under Massachusetts law, Shareholders could, under certain circumstances, be held personally liable for the obligations of the BB&T Funds. However, the BB&T Funds' Declaration of Trust disclaims Shareholder liability for acts or obligations of the BB&T Funds and requires that notice of such disclaimer be given in every agreement, obligation or instrument entered into or executed by the BB&T Funds or the Trustees. The Declaration of Trust provides for indemnification out of a Fund's property for all loss and expense of any Shareholder of such Fund held liable on account of being or having been a Shareholder. Thus, the risk of a Shareholder incurring financial loss on account of Shareholder liability is limited to circumstances in which a Fund would be unable to meet its obligations.

         The Agreement and Declaration of Trust states further that no Trustee, officer or agent of the BB&T Funds shall be personally liable in connection with the administration or preservation of the assets of the BB&T Funds or the conduct of the BB&T Funds' business; nor shall any Trustee, officer, or agent be personally liable to any person for any action or failure to act expect for his own bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties. The Agreement and Declaration of Trust also provides that all persons having any claim against the Trustees or the BB&T Funds shall look solely to the assets of the BB&T Funds for payment.

         411


Miscellaneous

         The BB&T Funds may include information in its Annual Reports and Semi-Annual Reports to Shareholders that (1) describes general economic trends,
(2) describes general trends within the financial services industry or the mutual fund industry, (3) describes past or anticipated portfolio holdings for one or more of the Funds within the BB&T Funds, or (4) describes investment management strategies for such Funds. Such information is provided to inform Shareholders of the activities of the BB&T Funds for the most recent fiscal year or half-year and to provide the views of the Adviser and/or BB&T Funds officers regarding expected trends and strategies.

         The organizational expenses of each Fund of the BB&T Funds except the Virginia Fund and the Intermediate Corporate Bond Fund are amortized over a period of two years from the commencement of the public offering of Shares of the Fund. On June 30, 1998, the Funds adopted Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities." Under the provisions of SOP 98-5, costs associated with organizing a fund which commences operating subsequent to June 30, 1998, must be expensed as incurred and may not be amortized over future periods. Accordingly, costs incurred in connection with the organization of the Virginia Fund and Intermediate Corporate Bond Fund were paid during the fiscal year ended September 30, 1999 and the past fiscal year, respectively. In the event any of the initial Shares of the BB&T Funds are redeemed during the amortization period by any holder thereof, the redemption proceeds will be reduced by a pro rata portion of any unamortized organization expenses in the same proportion as the number of initial Shares being redeemed bears to the total number of initial Shares outstanding at the time of redemption. Investors purchasing Shares of the BB&T Funds subsequent to the date of the Prospectus and this Statement of Additional Information bear such expenses only as they are amortized against a Fund's investment income.

         The BB&T Funds is registered with the Securities and Exchange Commission as a management investment company. Such registration does not involve supervision by the Securities and Exchange Commission of the management or policies of the BB&T Funds.

         As of January 8, 2001 the following persons owned of record or beneficially 5% or more of the Class A, Class B, or Trust Shares of the listed
Funds:

         412
                 US TREASURY MONEY MARKET FUND - CLASS A SHARES





NAME AND ADDRESS                                                                PERCENT OF RECORD OWNED

Scott & Stringfellow Omnibus Fund                                               93.3480%
US Treasury MM - A
909 E. Main Street
Richmond, VA  23219


                 US TREASURY MONEY MARKET FUND - CLASS B SHARES

NAME AND ADDRESS                                                                PERCENT OF RECORD OWNED

BISYS Fund Services                                                             91.7028%
BB&T Sweep Customers
3435 Selzer Road
Columbus, OH  43219


                  US TREASURY MONEY MARKET FUND - TRUST SHARES

NAME AND ADDRESS                                                                PERCENT OF RECORD OWNED

Wilbranch                                                                       72.2793%
P.O. Box 2887
Wilson, NC  27894

Branch Banking & Trust Co.                                                      25.7910%
Daily Recordkeeping Plans
434 Fayetteville Street, 4th Floor
Raleigh, NC  27601


                SHORT-INTERMEDIATE U.S. GOVERNMENT FUND- A SHARES

NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

Henry Fibers Inc.                                                               26.7739%
P.O. Box 1675
Gastonia, NC  28053


          SHORT-INTERMEDIATE U.S. GOVERNMENT INCOME FUND- TRUST SHARES

NAME AND ADDRESS                                                                PERCENT OWNED OF RECORD

Wilbranch Co.                                                                   62.7952%

         413




P.O. Box 2887
Wilson, NC  27894

Hometown Bank Co.                                                               14.4182%
CO BB T
P.O. Box 2887
Wilson, NC  27894

CAP & Co.                                                                       11.1024%
P.O. Box 2887
Wilson, NC  27894

         414



                INTERMEDIATE U.S. GOVERNMENT BOND FUND - A SHARES


NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

William R. Glover                                                               6.3641%
Glover Family Trust
207 Rob Roy Road
Southern Pines, NC  28387


              INTERMEDIATE U.S. GOVERNMENT BOND FUND - TRUST SHARES

NAME AND ADDRESS                                                                PERCENT OWNED OF RECORD

Wilbranch Co.                                                                   59.6637%
P.O. Box 2887
Wilson, NC  27894

Wilbranch Co.                                                                   6.1914%
P.O. Box 2887
Wilson, NC  27894

Hometown Bank Co.                                                               6.1033%
CO BB T
P.O. Box 2887
Wilson, NC  27894

Branch Banking & Trust Co.                                                      15.4109%
Daily Recordkeeping Plans
434 Fayetteville Street, 4th Floor
Raleigh, NC  27601

CAP & Co.                                                                       6.9896%
P.O. Box 2887
Wilson, NC  27894


              NORTH CAROLINA INTERMEDIATE TAX-FREE FUND - A SHARES

NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

R.L. Honbarrier Co.                                                             18.3254%
1507 Crestlin Road
High Point, NC  27260


            NORTH CAROLINA INTERMEDIATE TAX-FREE FUND - TRUST SHARES

         415





NAME AND ADDRESS                                                                PERCENT OWNED OF RECORD

Wilbranch Co.                                                                   97.9509%

P.O. Box 2887
Wilson, NC  27894

         416




                         BALANCED FUND - CLASS A SHARES


NAME AND ADDRESS                                                                PERCENT OWNED OF RECORD

Louisburg College, Inc.                                                         6.9299%
501 N. Main Street
Louisburg, NC  27549


                          BALANCED FUND - TRUST SHARES

NAME AND ADDRESS                                                                PERCENT OWNED OF RECORD

Wilbranch Co.                                                                    9.8361%
P.O. Box 2887
Wilson, NC  27894

Wilbranch Co.                                                                   26.8877%
P.O. Box 2887
Wilson, NC  27894

Branch Banking & Trust Co.                                                      43.5144%
Daily Recordkeeping Plans
434 Fayetteville Street, 4th Floor
Raleigh, NC  27601

BB&T Capital Manager Conservative Growth                                        6.5873%
434 Fayetteville Street Mall, 5th Floor
Raleigh, NC  27601


                       PRIME MONEY MARKET - CLASS A SHARES

NAME AND ADDRESS                                                                PERCENT OWNED OF RECORD

Scott  & Stringfellow Omnibus Fund                                              98.0915%
U.S. Treasury MM - A
909 E. Main Street
Richmond, VA  23219


                       PRIME MONEY MARKET - CLASS B SHARES

NAME AND ADDRESS                                                                PERCENT OWNED OF RECORD

Bisys Fund Services                                                             98.2582%
BB&T Sweep Customers
3435 Selzer Road

         417




Columbus, OH  43219


                        PRIME MONEY MARKET - TRUST SHARES

NAME AND ADDRESS                                                                PERCENT OWNED OF RECORD

Wilbranch Co.                                                                   98.6624%
P.O. Box 2887
Wilson, NC  27894

         418




           SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND - CLASS A SHARES


NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

Cheryl K. Boone                                                                 12.0886%
Wilt C. Boone
1901 Martin Road
Chapin, SC  29036

Cheryl K. Boone                                                                 13.6843%
George O. Boone
1901 Martin Road
Chapin, SC  29036

George S. Morgan                                                                17.5404%
Joyce Morgan Dekesis
4477 Mandi Drive
Little River, SC  29566

Nancy Jenkins Stewart                                                           8.0959%
Nancy Jenkins Stewart Trust
201 Huntington Road
Greenville, SC  29615

Charles R. Nolan                                                                8.0857%
Nelda W. Nolan
1644 Farmsteam Road
Rook Hill, SC  29732

Betty R. Roof                                                                   5.1273%
Terry C. Roof
1566 Pisgah Church Road
Lexington, SC  29072


            SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND - TRUST SHARES

NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

Cap Co.                                                                         98.2015%
P.O. Box 2887
Wilson, NC  27894


              VIRGINIA INTERMEDIATE TAX-FREE FUND - CLASS A SHARES

NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

         419




Ann P. Watson                                                                   12.1423%
7511 Glebe Road
Richmond, VA  23229

         420




David V. Cederquist                                                             26.4079%
Bettie M. Cederquist
1231 Manchester Avenue
Norfolle, VA  23508

Richard H. Perry                                                                31.3119%
Patricia J. Perry Jtten
1211 Moyer Road
Newport News, VA  23608

Granville N. Patterson                                                          19.4629%
Myrtle M. Patterson
286 Ridge Street
Madison Heights, VA  24572

June M. Adams                                                                   10.1585%
3809 Acosta Road
Fairfax, VA  22031


               VIRGINIA INTERMEDIATE TAX-FREE FUND - TRUST SHARES

NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

Hometown Bank Co.                                                               99.6370%
C O BB T
P.O. Box 2887
Wilson, NC  27894


                INTERMEDIATE CORPORATE BOND FUND - CLASS A SHARES

NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

Cecil Wayne Jessup                                                              55.5830%
429 Jar Gap Lane
Ararat, VA  24053

George W. Ashley                                                                25.5766%
594 Jordan Cook Road
Boone, NC  28607

         421




Betty H. Wood                                                                   17.4691%
2542 Glade Valley Road
Sparta, NC  28675


                INTERMEDIATE CORPORATE BOND FUND - CLASS B SHARES

NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

Roy S. McBee                                                                    10.5820%
4202 Willingham Dr.
Columbia, SC  29206

Irene A. Holmes                                                                 20.3146%
Irene A. Holmes Trust
2591 Highway 9E
Little River, SC  29566

BB T Clearing S S IRA Cust                                                      6.0348%
FBO Dennis K. Eggleston
44 Woodlawn Avenue
Martinsville, VA  24112

BB T Clearing S S IRA Cust                                                      8.5050%
FBO Veneita E. Brewer
134 Dusty Road
Goldsteon, NC  27252

John H. Engstrom                                                                5.0760%
252 Pioneer Trail
Collinsville, VA  24078

Hope R. Via                                                                     5.4508%
1258 Hardin Reynolds Road
Critz, VA  24082

William H. Wells                                                                9.2228%
5413 Glenview Drive
Hickory, NC  28602

Jerry W. Roquenore                                                              12.6505%
169 Lakeshore Drive South
Ivey, GA  31031

David S. Dutton                                                                 7.5487%
140 Pine Lake Road, Apt. 8

         422




Danville, VA  24541

James A. Cetto                                                                  6.4284%
154 Brookgate Drive
Myrtle Beach, SC  29579


                 INTERMEDIATE CORPORATE BOND FUND - TRUST SHARES

NAME AND ADDRESS                                                                PERCENT OWNED OF RECORD

Wilbranch Co.                                                                   36.6026%
P.O. Box 2887
Wilson, NC  27894

Wilbranch Co.                                                                   37.3085%
P.O. Box 2887
Wilson, NC  27894

Cap Co.                                                                         5.5954%
P.O. Box 2887
Wilson, NC  27894

HomeTown Bank Co.                                                               6.4563%
C O BB T
P.O. Box 2887
Wilson, NC  27894


                     LARGE COMPANY VALUE FUND - TRUST SHARES

NAME AND ADDRESS                                                       PERCENT OWNED OF RECORD

Wilbranch Co.                                                                   36.2456%
P.O. Box 2887
Wilson, NC  27894

Wilbranch Co.                                                                   14.5832%
P.O. Box 2887
Wilson, NC  27894

Hometown Bank Co.                                                               9.5355%
CO BB T
P.O. Box 2887
Wilson, NC  27894

         423




Branch Banking & Trust Co.                                                      23.2891%
Daily Recordkeeping Plans
434 Fayetteville Street, 4th Floor
Raleigh, NC  27601

CAP & Co.                                                                       7.1297%
P.O. Box 2887
Wilson, NC  27894


                    SMALL COMPANY GROWTH FUND - TRUST SHARES

NAME AND ADDRESS                                                       PERCENT OWNED OF RECORD

Wilbranch Co.                                                                   22.6893%
P.O. Box 2887
Wilson, NC  27894

Wilbranch Co.                                                                   9.5540%
P.O. Box 2887
Wilson, NC  27894

Branch Banking & Trust Co.                                                      24.3716%
Daily Recordkeeping Plans
434 Fayetteville Street, 4th Floor
Raleigh, NC  27601

Branch Banking & Trust                                                          30.4677%
State of North Carolina 401K
P.O. Box 29541
Raleigh, NC  27626


                    INTERNATIONAL EQUITY FUND - TRUST SHARES

NAME AND ADDRESS                                                                PERCENT OWNED OF RECORD

Wilbranch Co.                                                                   53.2819%
P.O. Box 2887
Wilson, NC  27894

Cap Co.                                                                         7.4906%
P.O. Box 2887
Wilson, NC  27894

         424




Wilbranch Co.                                                                   20.4867%
P.O. Box 2887
Wilson, NC  27894

Branch Banking & Trust Co.                                                       5.5461%
Daily Recordkeeping Plans
434 Fayetteville St., 4th Floor
Raleigh, NC 27601

                    LARGE COMPANY GROWTH FUND - TRUST SHARES

NAME AND ADDRESS                                                                PERCENT OWNED OF RECORD

Wilbranch Co.                                                                   53.5158%
P.O. Box 2887
Wilson, NC  27894

Branch Banking & Trust Co.                                                      10.1295%
Daily Recordkeeping Plans
434 Fayetteville St., 4th Floor
Raleigh, NC  27601

Cap Co.                                                                         5.9788%
P.O. Box 2887
Wilson, NC  27894

Hometown Bank Co.                                                               19.1900%
C O BBT
P.O. Box 2887
Wilson, NC  27894

BB&T Capital Manager Growth Fund                                                5.4534%
434 Fayetteville Street Mall, 5th Floor
Raleigh, NC  27601


            CAPITAL MANAGER CONSERVATIVE GROWTH FUND - CLASS A SHARES

NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

Lorraine K. Cauthen                                                             18.1683%
108 Strawberry Lane
Clemson, SC  29631

Melton Ellerby                                                                  12.3199%
Route 1 Box 34

         425




Wadesboro, NC  28170

William M. Benton                                                               5.8306%
P.O. Box 1824
Pinebluff, NC  28373

Wiletta Huffman                                                                 14.6878%
1112 Woodland Street
Whiteville, NC  28472

Horace J. Traylor                                                               7.5646%
Tod Betty Lou Blankenship
500 Pacific Avenue, Apt. 403
Virginia Beach, V A  23451

Linda Z. Greer                                                                  20.6218%
Hubert M. Greer
3431 Steve Dr.
Mariatte, GA 30064

Rosella W. Wagner                                                               14.1298%
601 W. Yacht Dr.
Oak Island, NC 28465

            CAPITAL MANAGER CONSERVATIVE GROWTH FUND - CLASS B SHARES

NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

Betty F. Fincher                                                                29.5161%
55 Chamblee Road
Walterboro, SC  29488

Sandra A. Headley                                                               12.5368%
3050 Cottageville
Walterboro, SC  29488

Dale Gierszewski                                                                6.5639%
102 Crowaton
Castle Hayne, NC  28429

Deborah L. Rock                                                                 21.1438%
10 Biltmore Plaza
Asheville, NC 28803

Margaret S. Hensley                                                             8.8127%
113 Larkspur Ln.
Spartanburg, SC 29301

Curtis N. Fulbright                                                             5.6772%
6005 Hesuner Rd.
Vale, NC 28168

             CAPITAL MANAGER CONSERVATIVE GROWTH FUND - TRUST SHARES

         426





NAME AND ADDRESS                                                                PERCENT OWNED OF RECORD

Wilbranch Co.                                                                   73.8343%
P.O. Box 2887
Wilson, NC  27894

         427




Branch Banking & Trust Co.                                                      24.8539%
Daily Recordkeeping Plans
434 Fayetteville St., 4th Floor
Raleigh, NC  27601


              CAPITAL MANAGER MODERATE GROWTH FUND - CLASS A SHARES

NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

William H. Peeler                                                               21.2250%
Betty P. Peeler
3802 Old Sptg. Hwy.
Moore, SC  29369

David A. Jarvis                                                                 6.3011%
P.O. Box 2292
Walterboro, SC  29488

Leslie L. Keeter                                                                15.7855%
1704 Hodges Ferry Road
Portsmouth, VA  23701

         428





BB T Clearing S S IRA Cust                                                      8.8433%
FBO Glendale Jolly
1250 Mollie Ironhill Road
Clarendon, NC  28432


              CAPITAL MANAGER MODERATE GROWTH FUND - CLASS B SHARES

NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

Belinda Jo Gray                                                                 5.6453%
217 Porter Road
Portsmouth, VA  23707

Doris H. Howell                                                                 5.0545%
191 Old Spartanburg Highway
Pacolet, SC  29372

Willie A. Smith                                                                 6.6324%
403 Sierra Road
Spartanburg, SC  29301

Frankie H. Bowman                                                               9.4861%
1846 33rd St. Drive SW
Hickory, NC  28602

         429




John L. Malone, III                                                             6.0536%
Courtney M. Malone
PO Box 2001
Bluffton, SC 29910

Mary E. Pierce                                                                  6.9069%
110 Tip Toe Rd.
Ederton, NC 27932

Cynthia M. Poole                                                                6.6435%
9008 Peeps Grove Church Rd.
Vale, NC 28168

               CAPITAL MANAGER MODERATE GROWTH FUND - TRUST SHARES

NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

Wilbranch Co.                                                                   85.8126%
P.O. Box 2887
Wilson, NC  27894

Branch Banking & Trust Co.                                                      12.1852%
Daily Recordkeeping Plans
434 Fayetteville St., 4th Floor
Raleigh, NC  27601


                  CAPITAL MANAGER GROWTH FUND - CLASS A SHARES

NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

Elham B. Makram                                                                 9.1325%
Adly A. Girgis
110 Sedgefield Drive
Clemson, SC  29631

Susan M. Bowan                                                                  10.6778%
301 Compton Road
Raleigh, NC  27609

Michael B. Harris                                                               5.1254%
4710 Devonshire Rd.
Richmond, VA 23225

James W. Bybee                                                                  6.5165%
6495 Luther Bosher Ln.
Mechanicsville, VA 2311

                  CAPITAL MANAGER GROWTH FUND - CLASS B SHARES

NAME AND ADDRESS                                                                PERCENT OWNED BENEFICIALLY

James G. Henson                                                                 7.9536%
128 Robbins Drive
Forest City, NC  28043

Michael Petteway                                                                6.7745%
492 Fuller Mill Road
Thomasville, NC  27360

         430




BBT Clearing S S IRA Cust                                                       8.2047%
FBO Nester Stanaland Humphries
Ocean Harbour Estates
Calabash, NC  28467


                   CAPITAL MANAGER GROWTH FUND - TRUST SHARES

NAME AND ADDRESS                                                                PERCENT OWNED OF RECORD

Wilbranch Co.                                                                   96.6527%
P.O. Box 2887
Wilson, NC  27894

         431
         As of January 8, 2001, BB&T Asset Management owned of record substantially all of the outstanding Trust Shares of each of the Funds, and held voting or investment power with respect to over 90% of the Trust Shares of each Fund. As a result, BB&T may be deemed to be a "controlling person" of the Trust Shares of each of the Funds under the 1940 Act.
         The Prospectuses of the Funds and this Statement of Additional Information omit certain of the information contained in the Registration Statement filed with the Securities and Exchange Commission. Copies of such information may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee.

         The Prospectuses of the Funds and this Statement of Additional Information are not an offering of the securities herein described in any state in which such offering may not lawfully be made. No salesman, dealer, or other person is authorized to give any information or make any representation other than those contained in the Prospectuses of the Funds and this Statement of Additional Information.

         432

                              FINANCIAL STATEMENTS

Audited Financial Statements as of September 30, 2000 are incorporated by reference to the Annual Report to Shareholders, dated as of September 30, 2000, which has been previously sent to Shareholders of each Fund pursuant to the 1940 Act and previously filed with the Securities and Exchange Commission. A copy of the Annual Report and the Funds' latest Semi-Annual Report may be obtained without charge by contacting the Distributor at 3435 Stelzer Road, Columbus, Ohio 43219 or by telephoning toll-free at (800) 228-1872.

         APPENDIX

The nationally recognized statistical rating organizations (individually, an "NRSRO") that may be utilized by the Funds with regard to portfolio investments for the Funds include Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P"), Fitch IBCA, Duff & Phelps ("Fitch IBCA"), and Thomson BankWatch, Inc. ("Thomson"). Set forth below is a description of the relevant ratings of each such NRSRO. The NRSROs that may be utilized by the Funds and the description of each NRSRO's ratings is as of the date of this Statement of Additional Information, and may subsequently change.

LONG -TERM DEBT RATINGS (may be assigned, for example, to corporate and municipal bonds)

Description of the five highest long-term debt ratings by Moody's (Moody's applies numerical modifiers (1,2, and 3) in each rating category to indicate the security's ranking within the category):

         Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

         433

         A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

         Baa Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

          Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         Description of the five highest long-term debt ratings by S & P (S&P may apply a plus (+) or minus (-) to a particular rating classification to show relative standing within that classification):

         AAA An obligation rated 'AAA' has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

         AA An obligation rated 'AA' differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

         A An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

         BBB An obligation rated 'BBB' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened

         434

         capacity of the obligor to meet its financial commitment on the obligation. Obligations rated 'BB', 'B', 'CCC', 'CC', and 'C' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB An obligation rated 'BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

Description of the three highest long-term debt ratings by Fitch IBCA:

AAA Highest credit quality. `AAA' ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA Very high credit quality. `AA' ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A High credit quality. `A' ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

SHORT-TERM DEBT RATINGS (may be assigned, for example, to commercial paper, master demand notes, bank instruments, and letters of credit)

Moody's description of its three highest short-term debt ratings:

Prime-1 Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

                  - Leading market positions in well-established industries.

                  - High rates of return on funds employed.

              - Conservative capitalization structure with moderate reliance on debt and ample asset protection.


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                  -  Broad margins in earnings coverage of fixed financial
                     charges and high internal cash generation.

                  - Well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2 Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3 Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

S & P's description of its three highest short-term debt ratings:

A-1 A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2 A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3 A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Fitch IBCA's description of its three highest short-term debt ratings:

F1 Highest credit quality. Indicates the Best capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

F2 Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.


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F3       Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

Short-Term Loan/Municipal Note Ratings

Moody's description of its two highest short-term loan/municipal note ratings:

MIG 1/VMIG 1     This designation denotes superior credit quality.
Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2     This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

Short-Term Debt Ratings

                  Thomson BankWatch, Inc. ("TBW") ratings are based upon a qualitative and quantitative analysis of all segments of the organization including, where applicable, holding company and operating subsidiaries.

                  BankWatch(TM) Ratings do not constitute a recommendation to buy or sell securities of any of these companies. Further, BankWatch does not suggest specific investment criteria for individual clients.

         The TBW Short-Term Ratings apply to commercial paper, other senior short-term obligations and deposit obligations of the entities to which the rating has been assigned.

         The TBW Short-Term Rating apply only to unsecured instruments that have a maturity of one year or less.

         The TBW Short-Term Ratings specifically assess the likelihood of an untimely payment of principal or interest.

TBW-1             THE HIGHEST CATEGORY; INDICATES A VERY HIGH LIKELIHOOD THAT
PRINCIPAL AND INTEREST WILL BE PAID ON A TIMELY BASIS.


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TBW-2           The second-highest category; while the degree of safety
                regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated TBW-1.

TBW-3 The lowest investment-grade category; indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

TBW-4 The lowest rating category; this rating is regarded as non investment grade and therefore speculative.

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